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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Forestar Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $1.00 per share.
(2)	Aggregate number of securities to which transaction applies:
As of May 17, 2017, (A) 41,934,751 shares of common stock issued and outstanding, (B) 196,071 shares of common stock subject to stock appreciation rights entitling the holder thereof to receive a cash payment based on the value of the shares of common stock with a reference price below the per share merger consideration of $14.25, (C) 291,808 shares of common stock underlying options with an exercise price below the per share merger consideration of $14.25, (D) 166,313 shares of common stock subject to performance-based stock unit awards (at target) and (E) 473,685 shares of common stock subject to time-based restricted stock unit awards entitling the holder thereof to receive common stock or a cash payment based on the value of the shares of common stock.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (A) 41,934,751 shares of common stock multiplied by $14.25, (B) 196,071 shares of common stock subject to stock appreciation rights entitling the holder thereof to receive a cash payment based on the value of the shares of common stock with a reference price below the per share merger consideration of $14.25 multiplied by $3.89 (which is the difference between $14.25 and the weighted average reference price of $10.36 for such stock appreciation rights) (C) 291,808 shares of common stock underlying options with an exercise price below $14.25, multiplied by $1.06 (which is the difference between $14.25 and the weighted average exercise price of $13.19 for such options), (D) 166,313 shares of common stock subject to performance-based stock unit awards multiplied by $14.25, (E) 473,685 shares of common stock subject to time-based restricted stock unit awards entitling the holder thereof to receive common stock or a cash payment based on the value of the shares of common stock multiplied by $14.25.
	(4)	Proposed maximum aggregate value of transaction: $607,762,206.
(5)	Total fee paid:
$70,440. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0001159 by the proposed maximum aggregate value of the transaction of $607,762,206.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MAY 19, 2017

[    •    ], 2017

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Forestar Group Inc., which we refer to as Forestar or the Company, to be held on [    •    ], 2017, at [    •    ] a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

        At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of April 13, 2017, as it may be amended from time to time, which we refer to as the merger agreement, among Terra Firma Merger Parent, L.P., which we refer to as Merger Parent, Terra Firma Merger Sub, L.P., which we refer to as Merger Sub and which is a wholly owned subsidiary of Merger Parent, and Forestar, pursuant to which Forestar will merge with and into Merger Sub (which we refer to as the merger) and Merger Sub will continue as a wholly owned subsidiary of Merger Parent, (2) a non-binding advisory proposal to approve specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Merger Parent and Merger Sub are affiliates of Starwood Capital Group.

        If the merger is completed, you will be entitled to receive $14.25 in cash, without interest and less applicable withholding taxes, for each share of Forestar common stock you own (unless you have properly exercised your appraisal rights with respect to such shares). The merger consideration represents a premium of approximately 8.2% over the volume weighted average trading price of Forestar's common stock for the 90-day period ending on April 13, 2017 of $13.17.

        Forestar's Board of Directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Forestar and its stockholders, and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. Forestar's Board of Directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Forestar from documents we file with the Securities and Exchange Commission from time to time.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares of Forestar common stock, please contact D. F. King & Co., Inc., our proxy solicitor, by calling 800-290-6431 toll-free.

        Thank you for your support of Forestar.

Sincerely,
James A. Rubright Chairman of the Board

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [    •    ], 2017 and, together with the enclosed form of proxy card, is first being mailed to Forestar stockholders on or about [    •    ], 2017.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        A special meeting of stockholders of Forestar Group Inc., which we refer to as "Forestar" or the "Company," will be held on [    •    ], 2017, at [    •    ] a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, to consider and vote upon the following proposals:

  1.
  to adopt the Agreement and Plan of Merger, dated as of April 13, 2017, as it may be amended from time to time, among Terra Firma Merger Parent, L.P., which we refer to as Merger Parent, Terra Firma Merger Sub, L.P., which we refer to as Merger Sub, and Forestar;

  2.
  to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger contemplated by the merger agreement; and

  3.
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        Your vote is very important.    We cannot consummate the merger unless the proposal to adopt the merger agreement receives the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant a proxy electronically over the internet or by telephone prior to the special meeting to ensure that your shares of Forestar common stock will be represented and voted at the special meeting if you are unable to attend. Failure to complete, sign, date and return a signed proxy card, grant a proxy electronically over the internet or by telephone or to vote in person by ballot at the Company special meeting will result in your shares of Forestar common stock not being counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

        Only stockholders of record as of the close of business on [    •    ] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, during regular business hours for a period of at least 10 days before the special meeting and at the place of the special meeting during the meeting.

        Forestar's Board of Directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

By Order of the Board of Directors,
[•], 2017	Matthew S. Stark
Austin, Texas	Senior Vice President, General Counsel and Secretary

i

 Annexes

ii

SUMMARY

        This Summary, together with the following section entitled "Questions and Answers," highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated [    •    ], 2017 and is first being mailed to stockholders on or about [    •    ], 2017.

Parties Involved in the Merger (page [    •    ])

Forestar Group Inc.

        Forestar Group Inc., which we refer to as "Forestar," the "Company," "we," "us," or "our," is a residential and mixed-use real estate development company. In our core community development business we own, directly or through ventures, interests in 49 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that the Company is divesting opportunistically over time. In first quarter 2017, we had revenues of $22.3 million and net income of $25.2 million. Forestar's principal executive offices are located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and our telephone number is (512) 433-5200.

        Forestar is a Delaware corporation and Forestar common stock, par value $1.00 per share, trades on the New York Stock Exchange, which we refer to as the "NYSE," under the symbol "FOR."

        Additional information about Forestar is contained in our public filings, which are incorporated by reference herein. See "Where You Can Find Additional Information."

Terra Firma Merger Parent, L.P.

        Terra Firma Merger Parent, L.P., which we refer to as "Merger Parent," is a newly formed Delaware limited partnership formed by affiliates of Starwood Capital Group, which we refer to as "Starwood." Merger Parent was formed in connection with the merger.

        Starwood Capital Group is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 10 offices in four countries around the world, and currently have more than 2,200 employees. Starwood Capital Group has raised over $40 billion of equity capital since its inception in 1991, and currently manages more than $51 billion in assets. The firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Over the past 26 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Starwood Capital Group's principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and its telephone number is (203) 422-7773.

Terra Firma Merger Sub, L.P.

        Terra Firma Merger Sub, L.P., which we refer to as "Merger Sub," is a newly formed Delaware limited partnership and a wholly owned subsidiary of Merger Parent. Merger Sub was formed in connection with the merger.

The Merger (page [    •    ])

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 13, 2017, as it may be amended from time to time, which we refer to as the "merger agreement," among Forestar, Merger Parent and Merger Sub. Pursuant to the merger agreement, Forestar will merge with and into Merger Sub, which we refer to as the "merger," and Merger Sub will continue as the surviving entity following the merger and will remain a wholly owned subsidiary of Merger Parent. If the merger is completed, you will be entitled to receive $14.25 in cash, without interest and less applicable withholding taxes, for each share of Forestar common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of approximately 8.2% over the volume weighted average trading price of Forestar's common stock for the 90-day period ending on April 13, 2017 of $13.17.

The Special Meeting (page [    •    ])

        The special meeting will be held on [    •    ], 2017, at [    •    ] a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

Record Date and Quorum (page [    •    ])

        Only Company stockholders of record as of the close of business on [    •    ] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

        The presence at the special meeting, in person or by proxy, of the holders of record of a majority of Forestar common stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Required Vote (page [    •    ])

        Each share of Forestar common stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.

        For the Company to complete the merger, Company stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date must vote "FOR" the proposal to adopt the merger agreement. A failure to vote your shares of Forestar common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present, a failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        As of the record date, there were [    •    ] shares of Forestar common stock outstanding.

        We currently expect that the Company's directors and executive officers will vote their shares, representing approximately [    •    ]% of the outstanding shares of Forestar common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Conditions to Completion of the Merger (page [    •    ])

        The following are some of the conditions that must be satisfied or, where permitted by law, waived before each party is required to consummate the merger:

  •
  no applicable law, temporary restraining order, injunction or other judgment, order or decree of a governmental entity shall be in effect which has the effect of prohibiting the consummation of the merger or making consummation of the merger illegal;

  •
  the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock, which we refer to as the "Company stockholder approval";

  •
  the accuracy of the representations and warranties of Forestar, on the one hand, and Merger Parent and Merger Sub, on the other hand, in the merger agreement, subject in some instances to materiality, material adverse effect or other qualifiers, as of the date of the merger agreement and as of the closing date of the merger;

  •
  the performance or compliance in all material respects by Forestar, on the one hand, and Merger Parent and Merger Sub, on the other hand, of their respective obligations required to be performed or complied with by them under the merger agreement at or prior to the closing date of the merger;

  •
  the number of dissenting shares representing less than 20% of the shares of Forestar common stock outstanding immediately prior to the closing;

  •
  certain specified asset divestiture transactions shall have been consummated by the Company or minimum proceeds related thereto shall have been received by the Company (which condition has been satisfied as of the date of this proxy statement); and

  •
  the absence of a "Company material adverse effect" since the date of the merger agreement.

        While it currently is anticipated that the merger will be completed in the third quarter of 2017, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied.

When the Merger Becomes Effective (page [    •    ])

        The respective obligations of the parties to complete the merger are subject to the adoption of the merger agreement by the Company's stockholders and the satisfaction or waiver of the other closing conditions. The merger agreement provides that the closing of the merger is to occur on the third business day after the satisfaction or waiver of the last of the closing conditions set forth in the merger agreement, unless another date is agreed to in writing by Forestar and Merger Parent.

Recommendation of the Forestar Board of Directors and Reasons for the Merger (page [    •    ])

        The Forestar board of directors unanimously recommends that the stockholders of the Company vote "FOR" the proposal to adopt the merger agreement. For a description of the reasons considered by the Forestar board of directors in deciding to recommend the adoption of the merger agreement, see "The Merger (Proposal 1)—Recommendation of the Forestar Board of Directors and Reasons for the Merger."

Opinion of Forestar's Financial Advisor (page [    •    ])

        In connection with the merger, Forestar's board of directors received a written opinion, dated April 13, 2017, from JMP Securities LLC, which we refer to as "JMP," as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Forestar common stock (other than Merger Parent and its affiliates) of the $14.25 per share merger consideration to be received by such holders in the merger.

        The full text of JMP's written opinion, which is attached to this proxy statement as Annex B, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken. JMP's opinion was provided to Forestar's board of directors (in its capacity as such) in connection with its consideration of the merger. JMP's opinion did not address the underlying decision of Forestar to proceed with or effect the merger or the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar. JMP's opinion does not constitute a recommendation as to how Forestar's board of directors or any shareholder should act or vote with respect to the merger or any other matter. Forestar's stockholders are urged to read carefully JMP's opinion in its entirety.

        For a more complete description, please see the section of this proxy statement entitled "The Merger (Proposal 1)—Opinion of Forestar's Financial Advisor" beginning on page [    •    ].

Treatment of Company Equity Awards (page [    •    ])

        The merger agreement provides that each equity incentive compensation award denominated in shares of Forestar common stock (an "Equity Award") that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time. In exchange for such cancellation, the holders of Equity Awards will receive the merger consideration for each share of common stock underlying the Equity Award (plus payment in cash of all accrued dividend equivalents, if any, with respect thereto and, in the case of equity awards that are stock options or stock appreciation rights, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not such Equity Award was vested as of the effective time of the merger, with such payment subject to applicable tax withholding.

        With respect to Equity Awards that vest upon the achievement of performance-based metrics, the number of shares of Forestar common stock subject to such Equity Awards will be determined according to the terms set forth in the applicable award agreements.

Interests of the Company's Directors and Executive Officers in the Merger (page [    •    ])

        You should be aware that the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company's stockholders generally. These interests are described in more detail in the section entitled "The Merger (Proposal 1)—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ]. The Company's board of directors was aware of these interests and considered them, among other matters, in approving the merger and in making its recommendations that the Company stockholders adopt the merger agreement. These interests include the following, among others:

  •
  the accelerated vesting, cancellation and cash-out of Equity Awards;

  •
  the entitlement of the current executive officers to receive severance benefits under their respective change in control/severance agreements upon a qualifying termination of employment following completion of the merger (and, in the case of Mr. Grimm, to receive the benefits that would have been provided under such agreement in those circumstances had his employment with the Company not already terminated); and

  •
  continued indemnification and directors' and officers' liability insurance to be provided by the surviving entity.

Financing (page [    •    ])

        Merger Parent and Merger Sub have represented to the Company that Merger Parent will have sufficient funds at the closing of the merger, taken together with our cash on hand, to pay all cash amounts required to be paid by Merger Parent and Merger Sub under the merger agreement.

        Merger Parent anticipates that the funds needed to close the merger will be funded through a combination of equity financing from SOF-X U.S. Holdings, L.P., an affiliate of Starwood, which we refer to SOF-X U.S. Holdings, in an amount up to $476.48 million and our cash on hand.

        The consummation of the merger is not subject to any financing conditions, although funding of the equity financing is subject to the satisfaction of the conditions set forth in the commitment letter under which the equity financing will be provided.

U.S. Federal Income Tax Consequences of the Merger (page [    •    ])

        The receipt of cash for shares of Forestar common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger") in exchange for such U.S. Holder's shares of Forestar common stock in the merger will generally result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of Forestar common stock surrendered in the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger") will generally not be subject to U.S. federal income tax with respect to the exchange of Forestar common stock for cash in the merger unless such Non-U.S. Holder exceeds certain ownership levels or has certain connections to the United States. Holders should refer to the discussion in the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger," and consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Matters (page [    •    ])

        We are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the filing of a Certificate of Merger with respect to the merger with, and the acceptance of such Certificate of Merger for record by, the Secretary of State of the State of Delaware.

Appraisal Rights (page [    •    ])

        Under Delaware law, you are entitled to appraisal rights in connection with the merger, in lieu of the merger consideration.

        If you comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), you will have the right under Delaware law to receive, in lieu of the merger consideration, the fair value of your shares of Forestar common stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving company pursuant to subsection (h) of Section 262 of the DGCL). The amount determined by the Delaware Court of Chancery to be the fair value of Forestar common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. Your appraisal rights are subject to a number of restrictions and technical requirements (including relating to the aggregate amount of shares of common stock owned by stockholders seeking appraisal). Generally, in order to perfect your appraisal rights, you must, among other things, comply with the following procedures:

  •
  prior to the vote on the merger proposal at the special meeting, you must deliver to Forestar a written demand for appraisal of your shares that complies with the applicable statutory requirements;

  •
  you must not vote "FOR" the proposal to adopt the merger agreement, approving the transactions contemplated thereby, including the merger, either by proxy or in person, at the special meeting;

  •
  you must continue to hold your shares through the effective time of the merger;

  •
  if the proposal to adopt the merger agreement is approved at the special meeting, you must not submit your shares for payment of the merger consideration; and

  •
  within 120 days of the effective time of the merger, you must file a petition in the Court of Chancery of the State of Delaware, requesting a determination of the fair value of your shares of Forestar common stock as of the effective time of the merger.

        Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in "street name," you must instruct your broker or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail under "Appraisal Rights". The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations that is reproduced and attached as Annex C to this proxy statement. If you wish to avail yourself of your appraisal rights, you should consult your legal advisor due to the complexity of the appraisal process. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights.

Delisting and Deregistration of Forestar Common Stock (page [    •    ])

        If the merger is completed, Forestar common stock will be delisted from the NYSE, and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act."

Non-Solicitation; Takeover Proposals (page [    •    ])

        Except as expressly permitted by the merger agreement, Forestar has agreed that it shall, and shall cause each of its subsidiaries and its and their respective directors, officers, employees, auditors, attorneys, financial advisors and other agents (referred to as "representatives") to (i) immediately cease and terminate all existing activities, discussions or negotiations with any person with respect to an acquisition proposal, as described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals," (ii) cease providing information with respect to Forestar, its subsidiaries or any acquisition proposal, (iii) terminate access to physical or electronic data rooms for such persons, (iv) request that persons in possession of confidential information about Forestar, furnished by Forestar in connection with previous discussions, to destroy such information, and (v) not, directly or indirectly:

  •
  solicit, request, initiate, or knowingly facilitate or encourage any proposal, offer or inquiry that constitutes or could reasonably be expected to lead to an acquisition proposal;

  •
  participate in discussions with, furnish any information to, or afford access to the business of the Company to, any third persons in connection with an acquisition proposal;

  •
  grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of Forestar or any of its subsidiaries, unless the Forestar board of directors decides that the failure to grant such waiver or release would be inconsistent with its fiduciary duties;

  •
  approve any third person becoming an "interested stockholder" under Section 203 of the DGCL;

  •
  enter into any agreement in principle, letter of intent or other agreement relating to an acquisition proposal; or

  •
  propose publicly to do any of the foregoing,

as described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals."

        Under the merger agreement, generally, the Forestar board of directors may not: (i) withdraw, modify, or propose publicly or resolve to withhold or modify, in any manner adverse to Merger Parent or Merger Sub, the board of directors' recommendation that the Forestar stockholders vote in favor of the proposal to adopt the merger agreement (a "change in Company recommendation"), (ii) adopt, approve, authorize, recommend or declare advisable any acquisition proposal, (iii) take or fail to take any formal action or make or fail to make any public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the board of directors to Forestar's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) enter into an agreement relating to an acquisition proposal.

        However, prior to receipt of Company stockholder approval, Forestar's board of directors, in certain circumstances and subject to certain limitations set forth in the merger agreement, may, (i) make a change in Company recommendation in connection with an acquisition proposal that constitutes a "superior proposal" or in connection with an intervening event that was not known to or reasonably foreseeable by Forestar's board of directors as of the date of the merger agreement, or (ii) cause the Company to terminate the merger agreement in order to enter into a definitive agreement relating to an acquisition proposal that constitutes a "superior proposal," in each case as more fully described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals," and in each case, subject to specified notice obligations to Merger Parent and specified obligations to negotiate and consider in good faith any revisions proposed by Merger Parent to the merger agreement, as more fully described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposal; Notice of Acquisition Proposal."

Termination (page [    •    ])

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by mutual written agreement of Forestar and Merger Parent;

  •
  by either Forestar or Merger Parent:

  •
  if the effective time shall not have occurred by 5:00 p.m. (Eastern Time) on October 10, 2017 (the "outside date"); provided, however, that the right to terminate the merger agreement on this basis shall not be available to any party whose failure to fulfill any covenant contained in the merger agreement has been a principal cause of the failure of the effective time to have occurred by such date;

    •
    if any judgment shall have become final that permanently restrains, prior to the closing, the consummation of the merger; provided that the party terminating the merger agreement shall have used its reasonable best efforts to resist such judgment, and shall have complied in all material respects with the covenant requiring reasonable best efforts in obtaining requisite approvals by applicable governmental entities or other third parties;

    •
    if the Company stockholder approval shall not have been obtained at the Forestar stockholders' meeting; or

  •
  by Forestar:

  •
  if there shall have been a material breach by Merger Parent or Merger Sub of any of its representations, warranties or covenants set forth in the merger agreement, such that either of the conditions relating to the truth and correctness of Merger Parent's representations and warranties and Merger Parent's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured within 10 business days after Merger Parent receives written notice of such breach from Forestar;

  •
  at any time prior to obtaining the Company stockholder approval, in order to enter into a definitive, written agreement for a superior proposal, and prior to or concurrently with such termination, Forestar pays to Merger Parent the Company termination fee;

  •
  if certain conditions are satisfied or waived, Forestar has confirmed by written notice its intention to terminate the merger agreement if Merger Parent and Merger Sub fail to consummate the closing when required, Merger Parent has failed to consummate the closing within two business days of the date the closing should have occurred, and Forestar stood ready to consummate the closing on the date following such two business days, and Forestar shall have given Merger Parent a written notice on or prior to such date confirming such fact; or

  •
  if the equity commitment letter from SOF-X U.S. Holdings to Merger Parent shall have been terminated or shall have been amended in a manner materially adverse to Forestar; or

  •
  by Merger Parent:

  •
  at any time prior to the closing, if there shall have been a material breach by Forestar of any of its representations, warranties or covenants set forth in the merger agreement, such that either of the conditions relating to the truth and correctness of Forestar's representations and warranties and Forestar's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured by Forestar within 10 business days after Forestar receives written notice of such breach from Merger Parent or Merger Sub; or

  •
  at any time prior to obtaining the Company stockholder approval, if the board of directors shall effect a change in Company recommendation or fail to publicly reaffirm the board of directors' recommendation within 10 business days after Merger Parent or Merger Sub so requests in writing.

Termination Fees; Expense Reimbursement (page [    •    ])

        If the merger agreement is terminated in specified circumstances, Forestar will be required to pay Merger Parent a termination fee of $20 million, which we refer to as the "Company termination fee."

        Forestar will be required to pay the Company termination fee if the merger agreement is terminated:

  •
  by Forestar, in order to enter into a definitive, written agreement for a superior proposal;

  •
  by Merger Parent, if the board of directors effects a change in Company recommendation or fails to reaffirm the board of directors' recommendation within 10 business days after Merger Parent or Merger Sub so requests; or

  •
  (i) (A) by either Merger Parent or Forestar, if the merger has not closed by the outside date, (B) by either Merger Parent or Forestar, if the Company stockholder approval has not been obtained, or (C) by Merger Parent, if there has been a material breach by Forestar of any of its representations, warranties or covenants, (ii) there has been publicly disclosed or proposed an acquisition proposal that remains outstanding as of the date of termination of the merger agreement, and (iii) if within 12 months after such termination, Forestar enters into a definitive agreement with respect to an acquisition proposal (provided that references to "15%" in the definition of "acquisition proposal" shall be deemed to be references to "50%").

        If the merger agreement is terminated in other specified circumstances, Merger Parent will be required to pay Forestar a termination fee of $40 million, which we refer to as the "Parent termination fee."

        Merger Parent will be required to pay the Parent termination fee if the merger agreement is terminated:

  •
  by Forestar, if there has been a material breach by Merger Parent or Merger Sub of any of their representations, warranties or covenants, such that certain conditions would not be satisfied;

  •
  by Forestar, pursuant to the clause allowing Forestar to terminate the merger agreement for Merger Parent's failure to consummate the closing within two business days of the date on which the closing should have occurred; or

  •
  by Forestar, if the equity commitment letter shall have been terminated or shall have been amended in a manner materially adverse to Forestar.

        If the merger agreement is terminated:

  •
  by either party if the merger has not closed by the outside date as a result of the failure of the asset divestiture condition (which condition has been satisfied as of the date of this proxy statement);

  •
  by either party if the Company stockholder approval is not been obtained; or

  •
  by Merger Parent if there has been a material breach by Forestar of any of its representations, warranties or covenants such that certain conditions are not satisfied,

then Forestar shall reimburse Merger Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,000,000 (provided, with respect to the circumstances described in the first bullet above, such amount is not to exceed $3,000,000). In no event shall Forestar be required to reimburse Merger Parent's expenses on more than one occasion and in no event shall the sum of the amount reimbursed and Company termination fee payable by Forestar exceed the amount of the Company termination fee.

Limited Guarantee and Remedies (page [    •    ])

        In connection with the merger agreement, SOF-X U.S. Holdings has agreed to, subject to the terms and conditions of a limited guarantee, absolutely, irrevocably and unconditionally guarantee to Forestar the payment of certain amounts required under the merger agreement by Merger Parent including with respect to: (i) the payment of the $40 million Parent termination fee in accordance with the terms of the merger agreement; and (ii) certain indemnification and reimbursement obligations in accordance with the merger agreement, in each case, as, when and to the extent due under the merger agreement. The limited guarantee will terminate on the earlier of (a) the closing of the merger, (b) the payment in full of the guaranteed obligations (as specified in the limited guarantee) and (c) 120 days following a termination of the merger agreement in accordance with its terms (except as to payments for which a claim has been made prior to such termination).

        We cannot seek specific performance to require Merger Parent and Merger Sub to perform their respective obligations under the merger agreement, including to complete the merger, and our exclusive remedy for the failure of Merger Parent and Merger Sub to complete the merger is to seek payment of the $40 million Parent termination fee and certain indemnification and reimbursement obligations, as supported by the limited guarantee described above.

        See "The Merger Agreement—Termination—Termination Fees."

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.

Q:
Why am I receiving this proxy statement?

A:
On April 13, 2017, Forestar entered into the merger agreement providing for the merger of Forestar with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Merger Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Forestar board of directors in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Merger Parent through the merger of the Company with and into Merger Sub pursuant to the merger agreement, with Merger Sub continuing as the surviving entity in the merger. Following the effective time of the merger, as a result of the merger, the Company will be part of Merger Sub and privately held as a wholly owned subsidiary of Merger Parent, and you will no longer own shares of Forestar common stock, only the right to receive the merger consideration. Merger Parent and Merger Sub are affiliates of Starwood.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $14.25 in cash, without interest, and subject to any applicable withholding taxes, for each share of Forestar common stock that you own as of immediately prior to the effective time of the merger. For example, if you own 100 shares of Forestar common stock, you will be entitled to receive $1,425.00 in cash in exchange for your shares of Forestar common stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving entity or in Merger Parent or Starwood.

Q:
What will happen to the Company's outstanding equity awards?

A:
For information regarding the treatment of the Company's outstanding equity awards, see the section entitled "The Merger Agreement—Treatment of Company Equity Awards" beginning on page [    •    ].

Q:
What is included in these materials?

A:
These materials include:

•
this proxy statement for the special meeting,

•
a proxy card (enclosed with this proxy statement),

•
a copy of the merger agreement (attached as Annex A to this proxy statement),

•
the written opinion of JMP (attached as Annex B to this proxy statement), and

•
the full text of Section 262 of the DGCL (attached as Annex C to this proxy statement).

Q:
Where and when is the special meeting?

A:
The special meeting will take place at [    •    ] a.m. (Central time), on [    •    ], 2017 at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

Q:
What proposals will be voted on at the special meeting?

A:
There are three proposals scheduled to be voted on at the special meeting:

•
the proposal to adopt the merger agreement;

•
the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger; and

•
the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:
What is the Forestar board of directors' voting recommendation?

A:
The Forestar board of directors recommends that you vote your shares:

•
"FOR" the proposal to adopt the merger agreement;

•
"FOR" the approval, on a non-binding advisory basis, of specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger; and

•
"FOR" the proposal regarding adjournment of the special meeting.

  For a discussion of the factors that the Forestar board of directors considered in determining to recommend the adoption of the merger agreement, please see the section entitled "The Merger (Proposal 1)—Recommendation of the Forestar Board of Directors and Reasons for the Merger." In addition, in considering the recommendation of the Forestar board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For a discussion of these interests, please see the section entitled "The Merger (Proposal 1)—Interests of the Company's Directors and Executive Officers in the Merger."

Q:
Who is entitled to vote at the special meeting?

A:
All shares owned by you as of the record date, which is the close of business on [    •    ], may be voted by you. You may cast one vote per share of Forestar common stock that you held on the record date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held for you as the beneficial owner through a broker, bank or other nominee.

  On the record date, there were [    •    ] shares of Forestar common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record.  If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Forestar or to vote in person at the special meeting.

  •
  Beneficial Owner.  If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the special meeting, although only your broker, bank or other nominee will have the right to vote your shares at the special meeting, and only to the extent you have previously instructed it to do so.

Q:
What must I do if I want to attend the special meeting in person?

A:
Attendance at the special meeting is limited to individuals who were stockholders as of the record date. Registration and seating will begin at [    •    ] a.m. (Central time). Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the special meeting. Beneficial owners of shares held in "street name" will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:
If I am a stockholder of record of the Company's shares, how do I vote?

A:
If you are a stockholder of record, there are four ways you can vote or have your shares voted by submitting a proxy:

•
by voting in person at the special meeting;

•
by submitting a proxy via the internet, at the internet address provided on the proxy card;

•
by submitting a proxy by telephone, by calling 800-690-6903; or

•
by submitting a proxy by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

Q:
If I am a beneficial owner of shares held in street name, how do I vote?

A:
If you are a beneficial owner of shares held in street name, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a "legal proxy" or broker's proxy card and bring it to the special meeting in order to vote. Please note that if you hold your shares through broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:
Will my shares of Forestar common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of Forestar common stock you may hold in "street name" will be deemed to be held by a different stockholder of record than any shares of Forestar common stock you hold of record, any shares of Forestar common stock held in "street name" will not be combined for voting purposes with shares of Forestar common stock you hold of record. Similarly, if you own shares of Forestar common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or submit a proxy separately by telephone or internet with respect to those shares of Forestar common stock because they are held in a different form of record ownership. Shares of Forestar common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Forestar common stock held in an individual retirement account must be voted under the rules governing such account.

Q:
What is the quorum requirement for the special meeting?

A:
A quorum is necessary to hold a valid special meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

  If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Forestar board of directors on all matters presented in this proxy statement.

  Beneficial Owner. If you are a beneficial owner of shares held in "street name," under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote without instructions on non-routine matters. The proposals to (i) adopt the merger agreement, (ii) approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (iii) approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies, are considered non-routine matters under applicable rules. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the representative counting votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such "broker non-votes" will not be counted in determining whether there is a quorum. A "broker non-vote" will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

Q:
What is the voting requirement to approve each of the proposals?

A:
Adoption of the merger agreement would require Company stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date for the special meeting to vote "FOR" the proposal to adopt the merger agreement. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present at the special meeting, failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

  The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

Q:
How do Forestar's directors and executive officers intend to vote?

A:
We currently expect that the Company's directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting; although they have no obligation to do so.

Q:
What effects will the merger have on the Company?

A:
Forestar common stock is currently registered under the Exchange Act, and is listed on the NYSE under the symbol "FOR." As a result of the merger, the Company will cease to be a publicly traded company and will be merged into Merger Sub, which will continue as the surviving entity following the merger as a wholly owned subsidiary of Merger Parent. Following the consummation of the merger, Forestar common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:
When is the merger expected to be completed?

A:
We and Starwood are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Company stockholders. Pursuant to the terms of the merger agreement, the merger may not be completed prior to July 1, 2017, and assuming timely satisfaction of the closing conditions, we currently expect to complete the merger in the third quarter of 2017.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by the Company's stockholders, or if the merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares of Forestar common stock in connection with the merger. Instead, the Company will remain a public company, and shares of Forestar common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. Upon a termination of the merger agreement prior to consummation of the merger, under certain circumstances, we will be required to pay Merger Parent a termination fee of $20 million, and under certain other circumstances, Merger Parent will be required to pay a termination fee to us of $40 million. In addition, under certain circumstances, we will be required to reimburse Merger Parent for up to $3 million or $4 million, as applicable, of its transaction expenses. See the section entitled "The Merger Agreement—Termination—Termination Fees."

Q:
What will happen if stockholders do not approve, on a non-binding advisory basis, the proposal on specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the Securities and Exchange Commission rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on the Company or Merger Parent. If the merger agreement is adopted by the Company's stockholders and the merger is completed, the merger-related compensation may be paid to the Company's named executive officers even if stockholders fail to approve this proposal.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke or change your proxy for any reason by:

•
providing a written notice that is received before the meeting to Forestar's Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746;

•
delivering a valid, later-dated proxy either by telephone or online (your last delivery before the meeting begins will be counted); or

•
if you are a registered stockholder (or if you hold your shares in "street name" and have a proper legal proxy from your broker), attending the special meeting and voting in person.

  Please note that simply attending the special meeting in person will not cause your previously granted proxy to be revoked. Shares held in "street name" may be voted in person by you at the special meeting only if you obtain a signed "legal proxy" from the stockholder of record giving you the right to vote the shares.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:
The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of Forestar common stock outstanding on the record date, not just the shares that are voted. If you do not vote or abstain from voting on the proposal to adopt the merger agreement, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and will have no effect on the non-binding advisory proposal to approve specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and the proposal regarding adjournment of the special meeting.

Q:
What happens if I sell my shares of Forestar common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of Forestar common stock through completion of the merger. Consequently, if you transfer your shares of Forestar common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

  The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Forestar common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Forestar common stock evidenced by stock certificates for the merger consideration. If your shares of Forestar common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your "street name" shares in exchange for the merger consideration. Do not send in your certificates now.

Q:
If I do not know where my stock certificates are, how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:
Am I entitled to exercise dissenters' or appraisal rights instead of receiving the merger consideration for my shares of Forestar common stock?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is completed, stockholders of Forestar who do not vote in favor of adopting the merger agreement and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving entity pursuant to subsection (h) of Section 262 of the DGCL). Your appraisal rights are subject to a number of restrictions and technical requirements (including relating to the aggregate amount of shares of common stock owned by stockholders seeking appraisal). Appraisal rights will only be available to Forestar stockholders that deliver to Forestar a written demand for appraisal of their shares prior to the special meeting, do not vote in favor of the merger proposal, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration, and otherwise comply with the statutory procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The amount determined by the Delaware Court of Chancery to be the fair value of Forestar stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the merger agreement. A summary of Section 262 of the DGCL can be found along with additional information about appraisal rights under the section entitled "Appraisal Rights". The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Forestar common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder, you will be required to recognize gain or loss for U.S. federal income tax purposes on the exchange of Forestar common stock for cash pursuant to the merger in an amount equal to the difference, if any, between the amount of cash you receive pursuant to the merger and your adjusted tax basis in your shares of Forestar common stock surrendered pursuant to the merger. A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to the exchange of Forestar common stock for cash in the merger unless such Non-U.S. Holder exceeds certain ownership levels or has certain connections to the United States. Because particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger."

Q:
What does it mean if I get more than one proxy card?

A:
If your shares of Forestar common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of Forestar common stock are voted.

Q:
How many copies should I receive if I share an address with another stockholder?

A:
Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you write or call our Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, telephone: (512) 433-5200.

Q:
Who will count the vote?

A:
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:
Who will solicit and bear the cost of soliciting votes for the special meeting?

A:
Forestar will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Forestar has engaged D. F. King & Co., Inc., which we refer to as "D. F. King," to assist in the solicitation of proxies for the Forestar special meeting. Forestar estimates that it will pay D. F. King a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Forestar common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
Where can I find the voting results of the special meeting?

A:
Forestar will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the special meeting.

Q:
Where can I find more information about Forestar?

A:
You can find more information about us from various sources described in the section entitled "Where You Can Find Additional Information."

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card,

  please contact D. F. King, which is acting as the proxy solicitation agent and information agent for the Company in connection with the merger, or the Company.

48 Wall Street
New York, New York 10005
Banks and brokers may call: 212-269-5550
Stockholders may call toll free: 800-290-6431
forestar@dfking.com
or
Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Attention: Matthew S. Stark
(512) 433-5200

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD LOOKING STATEMENTS

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning business strategy, plans and prospects, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," and "continue," the negative or plural of these words and other comparable terminology. All forward-looking statements included in this proxy statement are based upon information available to us as of the filing date of this proxy statement, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Forestar's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," as updated from time to time by Forestar's Quarterly Reports on Form 10-Q and other documents of Forestar on file or in this proxy statement filed with the Securities and Exchange Commission (the "SEC") by Forestar, including the following factors:

  •
  one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or at all, including that the required approval by the stockholders of Forestar may not be obtained or that holders of 20% or more of our common stock as of immediately prior to closing properly exercise appraisal rights;

  •
  there may be a material adverse change to Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction;

  •
  the transaction may involve unexpected costs, liabilities or delays;

  •
  legal proceedings may be initiated related to the transaction;

  •
  our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement is limited, in certain circumstances, to seeking payment by Merger Parent of a termination fee in the amount of $40 million (which amount is guaranteed by Merger Parent's sponsor), which may not be adequate to cover our damages; and

  •
  changes in economic conditions, political conditions, changes in federal or state laws or regulation may occur.

        There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see "Where You Can Find Additional Information" beginning on page [    •    ]). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

 THE SPECIAL MEETING

        We are furnishing this proxy statement to the Company's stockholders as part of the solicitation of proxies by the Forestar board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company's stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Forestar board of directors for use at the special meeting to be held on [    •    ], 2017, at [    •    ] a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, or at any adjournment or postponement thereof.

        Attendance at the special meeting is limited to individuals who were stockholders as of the record date and their authorized representatives. Registration and seating will begin at [    •    ] a.m. (Central time). Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the special meeting. Beneficial owners of shares held in "street name" who desire to attend the special meeting, will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        If you are a stockholder of record, you may vote in person at the special meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver's license or passport and may be requested to provide proof of stock ownership as of the record date. If you are a beneficial owner of shares held in "street name" and wish to vote in person at the special meeting, you must obtain a "legal proxy" from the organization that holds your shares. A "legal proxy" is a written document that will authorize you to vote your shares held in "street name" at the special meeting. Please contact the organization that holds your shares for instructions regarding obtaining a "legal proxy."

Purposes of the Special Meeting

        One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and the material provisions of the merger agreement are summarized in the section of this proxy statement entitled "The Merger Agreement."

        In addition, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled "The Merger (Proposal 1)—Interests of the Company's Directors and Executive Officers in the Merger." The non-binding advisory vote on specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger is separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either the Company or Starwood. Accordingly, if the merger agreement is adopted by the Company's stockholders and the merger is completed, the merger-related compensation may be paid to the Company's named executive officers even if stockholders fail to approve the proposal.

        Our stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [    •    ], 2017.

Record Date and Quorum

        The holders of record of Forestar common stock as of the close of business on [    •    ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, [    •    ] shares of Forestar common stock were outstanding.

        The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of the Company's capital stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting. "Broker non-votes," described below under the sub-heading "—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy," will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.

Required Vote

        Each share of Forestar common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For the Company to complete the merger, Company stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date and entitled to vote thereon must vote "FOR" the proposal to adopt the merger agreement. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, this will be deemed a "broker non-vote," which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present, a failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        As of the record date, there were [    •    ] shares of Forestar common stock outstanding.

Voting by the Company's Directors and Executive Officers

        At the close of business on May 15, 2017, directors and executive officers of the Company were entitled to vote 1,320,959 shares of Forestar common stock, or approximately 3.2% of the shares of Forestar common stock issued and outstanding on that date. We currently expect that the Company's directors and executive officers will vote their shares representing 3.2% of the outstanding shares of Forestar common stock in favor of the proposal to adopt the merger agreement and in favor of the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

        All holders of shares of Forestar common stock as of the close of business on [    •    ], the record date, including stockholders of record and beneficial owners of Forestar common stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license or passport. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Forestar common stock in "street name" through a broker, bank or other nominee, you must provide a "legal proxy" from the organization that holds your share in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

        To ensure that your shares of Forestar common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Forestar Common Stock Held by Record Holder

        If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

  •
  Via the internet.  You can submit a proxy over the internet at www.proxyvote.com by following the instructions on the proxy card.

  •
  By Telephone.  You can submit a proxy by telephone by calling 800-690-6903 and following the instructions on the proxy card.

  •
  By Mail.  You can submit a proxy by mail by signing, dating and mailing the enclosed proxy card.

        If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Forestar board of directors on all matters presented in this proxy statement. With respect to any other matters properly presented for a vote at the special meeting, the proxy holders will vote your shares in accordance with their best judgment. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of Forestar common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement and, assuming a quorum is present, will not affect the proposal, on a non-binding advisory basis, to approve specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, or the vote regarding the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies.

Shares of Forestar Common Stock Held in "Street Name"

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker or agent to obtain a "legal proxy" or broker's proxy card and bring it to the special meeting in order to vote.

        In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of Forestar common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the non-binding advisory proposal to approve specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstances, a "broker non-vote" would arise. "Broker non-votes," if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger or on the adjournment proposal. Thus, for shares of Forestar common stock held in "street name," only shares of Forestar common stock affirmatively voted "FOR" the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Forestar;

  •
  attending the Company special meeting and voting in person; or

  •
  delivering a written notice of revocation by mail to Forestar's Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

        Please note, however, that only your last-dated proxy will count. Attending the Company special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Forestar, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Forestar before the Company special meeting.

        If you hold your shares in "street name" through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Forestar common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and will have no effect on the non-binding advisory proposal to approve specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger or the adjournment proposal.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting additional proxies. In the event that a sufficient number of shares of Forestar common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the merger agreement at the special meeting such that the Company stockholder approval shall have been obtained, the Company does not anticipate that it will adjourn or postpone the special meeting.

        The special meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast in respect of shares of Forestar common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law. Any adjournment or postponement of the special meeting will allow the Company's stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Solicitation of Proxies

        The Forestar board of directors is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Forestar has engaged D. F. King & Co., Inc., which we refer to as "D. F. King," to assist in the solicitation of proxies for the Company special meeting. Forestar estimates that it will pay D. F. King a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Forestar common stock for their expenses in forwarding solicitation material to such beneficial owners.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated in the third quarter of 2017.

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Forestar's Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, or by telephone at (512) 433-5200. We will promptly deliver upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their broker.

Other Information

        You should not return your stock certificate or send documents representing Forestar common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of Forestar common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

        The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Proposal 1: Adoption of the Merger Agreement

        We are asking you to adopt the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under "The Merger Agreement." A copy of the merger agreement is attached as Annex A to this proxy statement.

        Approval of this proposal requires the affirmative vote of the Company stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date and entitled to vote thereon. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the merger agreement.

        The Forestar board of directors unanimously recommends that stockholders vote "FOR" the proposal to adopt the merger agreement.

Parties Involved in the Merger

Forestar Group Inc.

        Forestar Group Inc., which we refer to as "Forestar," the "Company," "we," "us," or "our," is a residential and mixed-use real estate development company. In our core community development business we own, directly or through ventures, interests in 49 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that the Company is divesting opportunistically over time. In first quarter 2017, we had revenues of $22.3 million and net income of $25.2 million. Forestar's principal executive offices are located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and our telephone number is (512) 433-5200.

        Forestar is a Delaware corporation and Forestar common stock, par value $1.00 per share, trades on the New York Stock Exchange, which we refer to as the "NYSE," under the symbol "FOR."

        Additional information about Forestar is contained in our public filings, which are incorporated by reference herein. See "Where You Can Find Additional Information."

Terra Firma Merger Parent, L.P.

        Terra Firma Merger Parent, L.P., which we refer to as "Merger Parent," is a newly formed Delaware limited partnership formed by affiliates of Starwood Capital Group, which we refer to as "Starwood." Merger Parent was formed in connection with the merger.

        Starwood Capital Group is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 10 offices in four countries around the world, and currently have more than 2,200 employees. Starwood Capital Group has raised over $40 billion of equity capital since its inception in 1991, and currently manages more than $51 billion in assets. The firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Over the past 26 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Starwood Capital Group's principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and its telephone number is (203) 422-7773.

Terra Firma Merger Sub, L.P.

        Terra Firma Merger Sub, L.P., which we refer to as "Merger Sub," is a newly formed Delaware limited partnership and a wholly owned subsidiary of Merger Parent. Merger Sub was formed in connection with the merger.

Certain Effects of the Merger

        If the merger agreement is adopted by the Company's stockholders and certain other conditions to the closing of the merger are either satisfied or waived, the Company will be merged with and into Merger Sub with Merger Sub being the surviving entity in the merger.

        Upon the consummation of the merger, each share of Forestar common stock issued and outstanding immediately before the effective time of the merger (other than shares owned or held in treasury by Forestar or any direct or indirect wholly owned subsidiary of Forestar or owned by Merger Parent or any direct or indirect wholly owned subsidiary of Merger Parent, which in each case will be cancelled for no consideration, and other than shares with respect to which the stockholder has properly exercised its appraisal rights) will be cancelled and converted into the right to receive $14.25 in cash, without interest, and subject to any applicable withholding taxes.

        Forestar common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol "FOR." As a result of the merger, the Company will cease to be a publicly traded company and Merger Sub, which will be the surviving entity in the merger, will remain a wholly owned subsidiary of Merger Parent. Following the consummation of the merger, Forestar common stock will be delisted from the NYSE and deregistered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.

Background of the Merger

        The Forestar board of directors continuously evaluates Forestar's strategic direction and business with a goal of maximizing stockholder value. On December 8, 2014, the Company issued a press release approved by its board of directors announcing that Forestar's board of directors, working together with its management team and financial advisor, was exploring strategic alternatives to enhance stockholder value. Thereafter, on May 12, 2015, the Company announced that, as a result of its review of strategic alternatives, the board had approved and initiated a plan to focus on growing the Company's core real estate business, including harvesting cash flows from its non-core oil and gas business by significantly reducing capital expenditures and operating costs.

        On June 15, 2015, the chief executive officer of a publicly traded real estate operating company ("Party A") sent a letter to the Company's chief executive officer to express an interest in discussing a potential combination of the Company and Party A, but no price or valuation was specified.

        On July 15, 2015, the chief executive officer of the Company participated in a telephone conference with the chief executive officer of Party A to elaborate on the Company's focus on the plan announced on May 12, 2015.

        On August 6, 2015, the chief executive officer of Party A sent another letter to the chief executive officer of the Company, copying the Company's board of directors, reiterating Party A's desire to consider a combination of the two companies and outlining the potential benefits of a combination. The letter did not include any indicative valuation of the Company. Forestar's closing stock price was $12.92 on August 6, 2015.

        On August 11, 2015, the Forestar board of directors held an in-person meeting, with members of Forestar management in attendance. Representatives of the Company's then-financial advisor (which was not JMP) were also present during a portion of the meeting. Forestar management provided an overview of Party A and its strategy and certain financial information. The Company's financial advisor summarized certain considerations with a possible combination of Party A and the Company, including relative trading activity and implied historical exchange ratios. After discussion among the board of directors, management and its financial advisor, the board of directors determined to direct management to inform Party A that the Company was not interested in pursuing a transaction, among other reasons due to the fact that the Company and Party A were pursuing different real estate strategies as Party A was focused on acquiring and holding income producing properties and the Company was principally a land developer for single-family communities. After the meeting, Forestar's chief executive officer sent a letter to the chief executive officer of Party A advising that the Company's board of directors had determined that exploration of a business combination with Party A at this time was not in the best interests of Forestar and its shareholders.

        On September 28, 2015, among other management and board of directors changes, the Company announced the appointment of Phillip J. Weber as its new chief executive officer, and that James A. Rubright would be Forestar's non-executive chairman effective December 31, 2015. On October 2, 2015, the Company announced the appointment of Charles D. Jehl as the new chief financial officer of the Company.

        On October 22, 2015, Forestar's management team held introductory meetings with a publicly traded real estate investment firm ("Party B") to explore Party B acquiring Forestar's community development portfolio or all of the equity interests in the Company. This meeting arose out of discussions between a representative of Forestar and a representative of Party B who had a pre-existing personal relationship. Forestar and Party B entered into a confidentiality agreement on November 13, 2015, and Party B initiated due diligence of the Company. Shortly thereafter, Party B informed the Company it would not proceed with a transaction due to Party B's belief that Party B would not be able to offer a price at which the Company would be willing to transact.

        The board of directors of Forestar held an in-person meeting on November 10, 2015, with members of Forestar management in attendance. At the meeting, in connection with the board of directors' plan to focus on the core business, the board of directors determined to engage financial advisors to commence the sales process for certain non-core assets, including specifically the sale of its hotel property in Austin, Texas, and its oil and gas working interest assets in North Dakota. Forestar's closing stock price was $13.37 on November 10, 2015.

        In early December 2015, Bruce F. Dickson, then the Company's chief real estate officer, met with representatives of a private residential and commercial real estate company ("Party C") to discuss possible strategic alternatives between Forestar and Party C. This meeting was arranged at the request of the Company as it continued to evaluate its strategy for the community development business.

        During the last two months of 2015 and in 2016 prior to the ultimate engagement of JMP as the Company's financial advisor in August 2016, the Forestar management team met with several potential financial advisors and invited JMP and four other potential financial advisors to prepare materials and presentations for the Forestar board of directors regarding such firms' views on Forestar's business and alternatives. Throughout 2016 and 2017, the Company continued to pursue its initiatives to reduce operating costs, exit certain non-core assets and focus on maximizing stockholder value. As the Company narrowed its core business to community development and continued to divest certain non-core assets, Forestar management also worked with various advisors to consider future alternatives for Forestar in light of the business challenges facing Forestar and the Company's future financial plan and prospects.

        On January 7, 2016, the Forestar board of directors held a telephonic meeting, with members of Forestar management in attendance. Mr. Weber provided an update on ongoing initiatives with respect to the Company's non-core assets, and Mr. Jehl provided information regarding net asset value scenarios for the Company as well as a review of its core business. The board of directors discussed these reviews and the status of the core community development business, and discussed the strategic direction of the Company.

        On January 19 and January 20, 2016, Mr. Weber, Mr. Dickson and Michael Quinley, the Company's president—community development, met with representatives of Party C to introduce Mr. Weber and Mr. Quinley to the Party C representatives and to further discuss possible strategic alternatives between Forestar and Party C. Party C had executed a confidentiality agreement with Forestar on January 12, 2016. Thereafter, the parties determined not to proceed with further discussions regarding a transaction due to a perceived lack of strategic alignment between the parties as Party C was focused on growing its multifamily business, which Forestar was considering for opportunistic exit over time.

        On January 26, 2016, the Forestar board of directors held a telephonic meeting, with members of Forestar management in attendance. At the meeting, the board of directors determined the Company's multifamily business was non-core, and to opportunistically exit Forestar's multifamily portfolio and no longer allocate capital to new projects in that business.

        On February 8 and February 9, 2016, the Forestar board of directors held an in-person meeting, which members of Forestar management attended. At the meeting, a potential financial advisor made a presentation to the board of directors regarding the advisor's observations regarding the Company, its market positioning, and the Company's strategic alternatives. The board of directors engaged in a discussion regarding the Company's strategic alternatives, and in furtherance of the objective to focus on the Company's core community development business the board of directors directed management to commence the process to market its timberland assets and to begin the process to determine potential values for legacy oil and gas and mineral assets. Forestar's closing stock price was $8.60 on February 9, 2016.

        In April 2016, a representative of a private real estate investment firm ("Party D") discussed with Mr. Quinley Party D's potential interest in an acquisition of the Company's community development business in the course of Mr. Quinley's regular business interactions with such representative. Mr. Quinley had been acquainted with the Party D representative for over 30 years during which both Mr. Quinley and the Party D representative had been employed by various firms associated with Atlanta-area real estate development activities or providing services thereto. After initial discussions, Party D executed a confidentiality agreement with Forestar on April 19, 2016, and Mr. Quinley had additional discussions with the Party D representative during May 2016.

        In late April 2016, a representative of a private investment firm ("Party E") contacted a member of the Forestar board of directors (who is no longer a member of the board of directors) with whom the Party E representative was already acquainted to inquire about a potential transaction with the Company. The Forestar director spoke with the representative of Party E regarding Forestar and its business (without sharing any material non-public information). The director suggested that the Party E representative contact Mr. Weber if Party E was interested in engaging in further discussions regarding a potential transaction with the Company, and no further contact from Party E was received by the Company in regard to a potential transaction.

        The Forestar board of directors held a regularly scheduled in-person meeting on May 9 and May 10, 2016, with members of Forestar management and representatives of two potential financial advisors (neither of which were the potential financial advisor that presented at the February 8 and February 9, 2016 board of directors meeting) and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), the Company's legal counsel, in attendance (with the two potential financial advisors and

Skadden in attendance for part of the meeting). At the meeting, Mr. Weber reviewed the evolution of considerations and decisions since October 2015 related to the Company's portfolio of assets, and discussed with the board of directors certain historical financial information and pro forma community development information. Representatives of the first potential financial advisor joined the meeting to discuss their recommendations, including strategic alternatives, repurchasing or refinancing indebtedness, valuation considerations for the Company's community development business and their recommendation to initiate a tender offer for the Company's 8.500% senior secured notes due 2022. The second potential financial advisor then joined the meeting to discuss the Company's net asset value, potential deleveraging alternatives and recommendations on strategic alternatives. After the presentations by the two potential financial advisors, Mr. Weber advised the board of directors that the Company had been approached by a financial advisor (which was not a financial advisor that the board of directors was considering retaining) representing a publicly traded company, the identity of which had not been disclosed to Mr. Weber, that was interested in engaging in discussions with the Company. The board of directors discussed the strategic alternatives for the community development business and considerations regarding the financial advisor the Company may want to engage. Representatives of Skadden joined the meeting to discuss and respond to questions from the directors regarding their fiduciary duties with respect to the exploration of strategic alternatives. After discussion of the various presentations and alternatives presented to the board of directors, the board of directors determined to initiate a cash tender offer and consent solicitation for the Company's senior secured notes, and to continue to focus on the Company's core community development business. Forestar's closing stock price was $12.43 on May 10, 2016.

        After the board of directors meeting, the financial advisor that had contacted Mr. Weber prior to the board of directors meeting about potentially engaging in discussions with the Company disclosed to Mr. Weber the identity of the advisor's client, a publicly traded homebuilder ("Party F"). On May 11, 2016, Mr. Weber and Mr. Quinley had an in-person meeting with representatives of Party F to discuss Forestar and Party F and whether the parties would be interested in a potential transaction or other strategic business arrangement.

        On May 18, 2016, Mr. Weber, Mr. Jehl and Mr. Quinley had a follow-up meeting with representatives of Party F to discuss further whether the parties would be interested in a potential transaction or other strategic business arrangement.

        On May 27, 2016, the Company entered into a confidentiality agreement with Party F, which agreement included a "standstill" provision (which "standstill" expired in accordance with its terms on February 27, 2017).

        On June 1, 2016, Mr. Weber, Mr. Jehl, David M. Grimm, then the Company's chief administrative officer and general counsel, and Mr. Quinley met with representatives of Party F, including Party F's financial advisor, and the parties discussed a potential strategic alliance and other potential business arrangements. In the days following, the parties and their advisors continued to discuss a potential transaction.

        On June 6, 2016, Party F delivered a draft term sheet to Forestar proposing an equity investment by Party F in Forestar. The term sheet provided for a proposed investment in Forestar by Party F to acquire a combination of common stock representing 19.9% of the fully diluted Forestar common shares outstanding prior to the issuance at a purchase price equal to the market value per share, and convertible preferred stock representing an additional 20% of the fully diluted Forestar common shares outstanding on an as-converted basis. The term sheet provided that Party F would have proportional representation on the Company's board of directors and on a newly formed investment committee composed of Forestar management and Party F representatives, and Party F would have certain veto rights at the board of directors level and on the investment committee. The term sheet also provided that the Company would use the proceeds of the investment to pursue lot development projects in which Party F would have rights to purchase a significant portion of the lots, and the parties would also enter into an agreement providing Party F with preferential rights to acquire developed lots from the Company at market prices.

        On June 13, 2016, Mr. Quinley met with representatives of Party D and discussed Party D acquiring Forestar's community development portfolio.

        On June 16, 2016, the Forestar board of directors held a telephonic meeting, with members of Forestar management in attendance. Mr. Weber reviewed the fact that several parties had previously expressed an interest in Forestar's community development business (such as Party B, Party C and Party D), and discussed Party F's proposal and the status of conversations with Party F. In light of the potential interest in the community development business and the Party F proposal, Forestar management recommended to the board of directors that the Company would benefit from engaging a financial advisor to assist with the identification and evaluation of strategic alternatives, and noted that the Company had been in contact with several potential firms. Following discussions, the board of directors authorized Forestar management (i) to continue discussions with potential financial advisors with a goal of identifying a firm for recommendation to the board of directors and (ii) to continue discussions with Party F to enable Party F to better understand the value of the Company for purposes of its potential strategic investment and address other aspects of Party F's proposal.

        During June and July 2016, Forestar management reached out to and met with potential financial advisors regarding the Company. On June 21, 2016, Mr. Weber and Mr. Jehl held a telephone conference with representatives of JMP to invite JMP to attend the August 2016 meeting of the Company's board of directors for discussions regarding the Company's strategic alternatives.

        On June 23, 2016, Mr. Jehl and other Forestar employees participated in a conference call with Party F and its financial advisor to discuss the potential strategic investment and Forestar's financial position.

        On June 29, 2016, Mr. Weber, Mr. Jehl and Mr. Quinley met with representatives of Party D to introduce Mr. Weber and Mr. Jehl and continue the discussions regarding Party D's potential acquisition of Forestar's community development portfolio.

        On July 13, 2016, Forestar management, in furtherance of the process authorized by the board of directors to evaluate potential financial advisors, authorized JMP, in contemplation of potential formal engagement, to reach out to five initial parties to discuss possible interest in a potential transaction with Forestar (with respect to the community development business or otherwise), including two private investment firms ("Party G" and "Party H"), a real estate investment firm ("Party I"), a private owner and developer of mixed-use, master-planned communities ("Party J"), and a non-U.S. publicly traded real estate firm ("Party K").

        On July 14, 2016, Mr. Weber, Mr. Jehl, Mr. Grimm and Mr. Quinley met with representatives of Party F at Party F's corporate offices to further discuss the potential strategic investment by Party F in Forestar.

        Party H executed a confidentiality agreement with Forestar on July 21, 2016.

        On July 22, 2016, Mr. Weber met with representatives of Party F at its corporate offices to discuss valuation considerations with respect to Forestar and the terms of the potential strategic investment by Party F.

        On July 26, 2016, Forestar delivered to Party F a revised draft of the term sheet regarding Party F's potential strategic investment in the Company, consistent with the general feedback to the term sheet from the board of directors at the June 16, 2016 meeting. The term sheet contemplated an acquisition of 19.9% of the Company's common stock at an unspecified premium to the market price and eliminated the proposed preferred stock investment, and, among other changes to Party F's proposed term sheet, limited Party F's board of directors veto rights and removed Party F's investment committee veto rights and added a five-year customary standstill that limited Party F's ability to acquire more than 25% of the Company's common stock or to take certain other actions. Forestar's closing stock price was $12.24 on July 26, 2016.

        On July 27, 2016, Party G and Party K each executed a confidentiality agreement with Forestar.

        On August 1, 2016, Mr. Rubright met with representatives of Party F at his home to further discuss the potential strategic investment by Party F in Forestar.

        On August 4, 2016, Party F delivered to the Company a revised draft of the term sheet regarding Party F's proposed strategic investment in the Company. The revised term sheet contemplated an acquisition by Party F of 19.9% of the Company's common stock, and convertible preferred stock that, together with the common stock, would result in Party F owning 25% of the fully diluted Forestar common shares outstanding on an as-diluted basis, at a purchase price of $13.75 per share in each case. Among other changes to the Forestar July 26, 2016 draft term sheet, the revised draft (i) included expanded board of directors veto rights, (ii) reinstated certain of Party F's veto rights on the investment committee and (iii) provided for a more limited two-year standstill agreement that allowed Party F to acquire up to 30% of the Company's common stock.

        The Forestar board of directors held an in-person meeting on August 8 and August 9, 2016, with members of Forestar management in attendance. Representatives of JMP and another potential financial advisor were also in attendance for portions of the meeting. As the board of directors was evaluating which financial advisor it would engage, Forestar management invited JMP and the other potential financial advisor to attend portions of the board of directors meeting, and each of JMP and the other financial advisor separately joined the meeting to discuss potential strategic alternatives that the Company might wish to consider and valuation matters. JMP discussed with the board of directors three potential options for the Company: sale, liquidation or status quo with growth, and discussed the five parties contacted for preliminary outreach in July, as well as additional potential transaction parties. After discussion of the various alternatives presented and considerations regarding the appropriate financial advisor, the board of directors decided to engage in a process to explore a potential sale of the Company and approved the engagement of JMP to assist with the process (at no time did JMP participate in any discussions of the board of directors regarding JMP's engagement). The Forestar board of directors' selection was based on JMP's reputation and experience and familiarity with Forestar and its business. The Forestar board of directors also discussed Party F's most recent proposal. The board of directors determined that the proposed investment construct was problematic to Forestar because the proposed Party F governance rights were excessive in comparison to the proposed level of investment. Shortly after the board of directors meeting, Forestar management informed Party F of these conclusions and the fact that the Company intended to engage JMP to explore strategic alternatives. Thereafter, Party F advised Forestar management that Party F was not interested in participating in a formal process with other parties. Forestar's closing stock price was $12.16 on August 9, 2016.

        On August 11, 2016, Party I executed a confidentiality agreement with Forestar.

        JMP was formally engaged on August 18, 2016 pursuant to the approval granted by the board of directors in the August 8 and August 9, 2016 meeting. Forestar's closing stock price was $12.25 on August 18, 2016. Beginning on August 18, 2016 and through September, at the direction of the Company and consistent with direction of the board of directors to initiate a potential sale process, JMP reached out to, or continued engagement with, 18 parties (including Parties A - K mentioned above, other than Party E, in light of their lack of response to the prior discussions, and Party D, who Forestar management was dealing with directly at the time) to solicit interest in an acquisition of Forestar, including several parties that had reached out to JMP or Forestar inquiring about a possible transaction. The contacted parties included public and private strategic acquirors, including national homebuilders, and private investment firms.

        On September 6, 2016, Forestar opened an electronic data room for potential acquirors that had executed confidentiality agreements.

        On September 14, 2016, a non-binding indication of interest was received from Party D based on the prior discussions between Party D and Forestar management. The indication of interest consisted of an offer to purchase only Forestar's community development assets for $250 million. Forestar management had informed Party D that JMP had been retained by Forestar to assist it with evaluating strategic alternatives for the Company as a whole. Also on that day, Party J executed a confidentiality agreement with Forestar and was granted access to the electronic data room shortly thereafter.

        On September 22, 2016, at the direction of the Company, JMP transmitted a process letter to the 10 parties included in the initial outreach group (including Party B and Parties G -K) that had expressed an interest in a potential transaction inviting them to submit by no later than October 7, 2016 initial indications of interest to acquire Forestar. Forestar's closing stock price was $11.67 on September 22, 2016.

        On September 28, 2016, Forestar executed a confidentiality agreement with Party J with respect to information to be provided to Forestar by Party J.

        Throughout late September and October 2016, JMP and the Company's management held various telephone conferences and in-person meetings with the various parties considering a transaction to provide further information on Forestar and its business.

        From September 26, 2016 to October 6, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Burleson, the Company's Executive Vice President—Real Estate, West Region, other Forestar employees and representatives of JMP held telephone or in-person conferences with each of Party H, Party J, Party G and a private investment firm ("Party L") to provide information regarding Forestar and its business. Party L had initially inquired about purchasing the Company's receivables from the Cibolo Canyons Special Improvement District, but Party L subsequently contacted JMP to be involved in the potential sale process. Party L executed a confidentiality agreement with Forestar on October 5, 2016 and was granted access to the electronic data room shortly thereafter.

        On October 7, 2016, Party G submitted an initial non-binding indication of interest for Forestar for an all-cash acquisition of Forestar at a preliminary valuation of $14.00 per share.

        On October 11, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held separate telephone conferences with representatives of a publicly traded homebuilder ("Party M") and a publicly traded real estate investment trust ("Party N") to provide an overview of Forestar and its community development business by project and market, each of whom had been part of the initial outreach group contacted by JMP. Party M had executed a confidentiality agreement with Forestar on September 29, 2016 and Party N had executed a confidentiality agreement with Forestar on September 26, 2016, and each were granted access to the electronic data room shortly after executing such confidentiality agreements.

        On October 14, 2016, Party J submitted an initial non-binding indication of interest. The indication of interest provided for a non-cash, all-stock private-to-public merger transaction pursuant to which Party J and Forestar would merge with Forestar as the surviving corporation, and Forestar stockholders would own approximately 13%-14% of the merged company. The offer implied a valuation of Forestar of approximately $600 million to $625 million based on Party J's proposed valuation of itself (a price per share of $14.05 to $14.64). Party J indicated that it would consider including a cash portion of the purchase price if Forestar preferred such a structure. In response to Party J's initial indication of interest, JMP requested that Party J provide financial information to support the valuation of Party J included in its initial indication of interest.

        On October 18, 2016, Party F withdrew its earlier offer that had valued the Company at $13.75 per share, informing the Company that it was not interested in an acquisition of the entire company and that it did not wish to participate in the potential sale process. Party F indicated that it would not work on a potential strategic investment in the Company until the potential sale process was concluded. Also on that day, Party J provided initial diligence information in response to Forestar's request to provide financial information to support the Party J valuation included in its initial indication of interest.

        On October 19, 2016, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). The representative of Skadden reviewed with the members of the Forestar board of directors their fiduciary duties. JMP summarized the status of the potential sale process to date, noting that of the parties that had been contacted as part of the initial outreach group or that had otherwise engaged in discussions with Forestar as noted above, nine (including Party A) had either declined to participate in the process or had withdrawn from the process after executing a confidentiality agreement with the Company. Four of the parties had submitted initial indications of interest: Party F (at a value of $13.75 per share, which offer had been withdrawn on October 18, 2016), Party D (at an implied value of $5.87 per share for the community development business only), Party G (at a value of $14.00 per share) and Party J (at an implied value of $14.05 to $14.64 per share based on Party J's valuation of itself included in its indication of interest). The board of directors engaged in discussion with the JMP representatives regarding the process and the parties that had indicated, or were expected to indicate based on discussions with JMP, interest in a transaction with Forestar. Forestar's closing stock price was $11.20 on October 19, 2016.

        Also on October 19, 2016, an initial non-binding indication of interest was received from Party N, which contemplated that Party N would contribute a master planned community land portfolio to Forestar in exchange for Forestar common stock, preferred equity, or other consideration to be determined. Party N did not include an indicative valuation in its indication of interest. After discussions between representatives of the Company and Party N regarding the proposed transaction, including the possibility of Party N providing debt financing to an acquiror of the Company, the parties concluded that a transaction involving Forestar and Party N was not a strategic fit given Party N's proposed transaction structure, and Party N did not continue in the potential sale process.

        On October 24, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of a private community developer ("Party O") to provide an overview of Forestar and its community development business by project and market. Party O had executed a confidentiality agreement with Forestar on October 11, 2016 and was granted access to the electronic data room shortly thereafter.

        Also on October 24, 2016, consistent with the discussions at the October 19, 2016 meeting of the Forestar board of directors, Forestar management instructed JMP to initiate an expanded outreach to six additional potential acquirors, including Starwood, a private real estate developer ("Party P") and investment firms and publicly traded real estate companies. In the days following, JMP reached out to all six parties to solicit their interest in participating in the potential sale process. On that same day, JMP transmitted a detailed request list to Party J for financial information so that Forestar, with the assistance of its advisors, could assess Party J's proposed valuation of itself.

        Starwood executed a confidentiality agreement with Forestar on October 24, 2016 and was granted access to the electronic data room shortly thereafter.

        On October 26, 2016, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of Party L to provide an overview of Forestar and its community development business by project and market.

        Also on October 26, 2016, Mr. Weber and Mr. Jehl and representatives of JMP met with representatives of Party G to discuss the potential sale process and the progress made by Party G to date, including the terms of its indication of interest. The parties discussed arranging project level tours for representatives of Party G in November 2016.

        On the same day, Mr. Weber and Mr. Jehl and representatives of JMP also met with Party O and discussed Party O's continued interest in purchasing the Company or its community development assets.

        On October 27, 2016, Party J provided additional high level financial due diligence information. Forestar, in consultation with JMP, did not consider such information sufficient to assess Party J's proposed valuation of itself. At the Company's direction, JMP communicated to Party J the need for additional due diligence materials in order for the Company to assess Party J's proposed valuation of itself.

        On November 1, 2016, Party G informed JMP that it wanted to introduce another private investment firm into the process ("Party Q") to evaluate the potential transaction as a potential partner with Party G. Representatives of JMP spoke with representatives of Party Q and Party Q executed a confidentiality agreement on November 4, 2016 and was granted access to the electronic data room shortly thereafter. Party Q began to work with Party G to evaluate the potential transaction as potential partners.

        On November 7, 2016, Party O submitted an initial non-binding indication of interest for an all-cash acquisition of the Company at $14.50 per share.

        The Forestar board of directors met at an in-person meeting on November 7 and November 8, 2016, with members of Forestar management and representatives of JMP in attendance (with JMP in attendance for part of the meeting). Forestar management and JMP provided an update of the potential sale process, including an overview of the six additional parties contacted, and an overview of potential strategic alternatives for the Company. Forestar's closing stock price was $11.35 on November 7, 2016.

        On November 9, 2016, Party P executed a confidentiality agreement with Forestar and was granted access to the electronic data room shortly thereafter.

        In November 2016, based on discussions at the board of directors meeting on November 7 and November 8, 2016, Forestar determined to invite Starwood and Party P (based on discussions with such parties) and Party G and Party Q, Party J and Party O (based on the terms of the initial indications of interest submitted by, and discussions with, such parties) to participate in the second round of the potential sale process. Such parties were included in the second round of the potential sale process based on the potential benefit to the Company's stockholders of the participation of such parties in light of their perceived interest level in and ability to consummate a transaction and in the interest of furthering a competitive process. Forestar determined not to invite Party D into the second round due to the lower valuation and structural impediments to a transaction compared to the other prospective acquirors. During the course of the second round of the potential sale process, the Company arranged various site tours and telephone conferences at the request of the potential acquirors in connection with their due diligence, as detailed below.

        On November 11, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party G in which the parties discussed structuring alternatives for a potential transaction.

        On November 15, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of Starwood to provide an overview of Forestar and its community development business by project and market.

        From November 16 to November 18, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Party G and Party Q. Forestar provided Party G and Party Q with additional information regarding Forestar and an update on the core business and status of the non-core business and dispositions.

        From November 28 to December 1, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Starwood. In addition, Forestar provided additional information and an update on the core community development business and the status of the non-core asset divestitures.

        On December 2, 2016, Mr. Burleson met with representatives of Party P, with Mr. Jehl and other Forestar employees and representatives of JMP joining by telephone conference. Forestar provided an overview of Forestar and its community development business by project and market. Also on that day, at the direction of the Company, JMP contacted three additional parties that had expressed interest in providing financing to Party O in the potential sale process.

        On December 6, 2016, Party P submitted an initial, non-binding indication of interest for an all-cash acquisition of Forestar at a price of $15.00 per share.

        On December 13, 2016, at the direction of the Company, JMP transmitted a second round process letter to Starwood and Party G and Party Q, Party J, Party O and Party P, which were the only parties that continued to express an interest in pursuing a transaction with the Company, inviting such parties to submit final offers by no later than January 20, 2017.

        Also on December 13, 2016, Mr. Weber, Mr. Jehl, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Party P. On the same day, Forestar provided Party P with additional information regarding Forestar and an update on the core business and status of the non-core business and dispositions, and the parties discussed the terms of Party P's indication of interest.

        On December 14, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party P in which the parties discussed structuring alternatives for a potential transaction.

        On December 15, 2016, Mr. Weber and Mr. Jehl had a meeting with Mr. Mike Moser, the chief executive officer of Starwood Land Ventures, L.L.C. ("Starwood Land"), an affiliate of Starwood, in which the parties continued to discuss the potential transaction between Forestar and Starwood. Forestar management reviewed business and financial information with Mr. Moser. Mr. Moser expressed interest in pursuing a transaction and adding the Forestar community development business to Starwood Land's existing platform.

        On December 19, 2016, Mr. Jehl participated in a conference call with representatives of Party P to discuss historical costs and projected SG&A assumptions and employee census information.

        On December 22, 2016, Starwood Land submitted a preliminary, non-binding indication of interest for an all-cash acquisition of the Company at a price of $15.00 per share, subject to approval by Starwood's investment committee.

        On December 29, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party J in which the parties discussed structuring alternatives for a potential transaction.

        On December 30, 2016, at the direction of the Company, JMP transmitted a draft merger agreement prepared by Skadden to Starwood, Party G and Party Q, Party J, Party O and Party P, and requested that the parties submit a revised draft of the merger agreement with their final offers to be submitted no later than January 20, 2017.

        On January 3, 2017, Mr. Jehl participated in a telephone conference with representatives of Party G and Party Q to provide an update on the non-core asset divestitures and SG&A discussions.

        Also on January 3, 2017, Party O informed the Company that it would not be submitting a final offer because Party O was only interested in purchasing the community development assets of Forestar and not the equity of the Company (including the Company's liabilities), and Party O had not yet been able to arrange financing for a transaction.

        On January 4, 2017, Mr. Weber and Mr. Jehl met with representatives of Party P to discuss an acquisition of Forestar and to provide a presentation regarding Forestar's water assets.

        On January 4 and January 6, 2017, Mr. Jehl, Mr. Burleson and other Forestar employees participated in telephone conferences with Mr. Moser and Mr. Craig Campbell, the President, West Region of Starwood Land, to discuss due diligence matters.

        On January 5, 2017, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). The representatives of JMP provided an update on the potential sale process and engagement with the remaining parties, including property tours and significant meetings, and an overview of the expected final round bids based on discussions with the interested parties. The representative of Skadden reviewed with the members of the Forestar board of directors their fiduciary duties with respect to the potential sale process.

        On January 6, 2017, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a follow-up conference call with Party P to continue discussing the structuring options for the transaction.

        On January 10, 2017, Mr. Jehl, Mr. Burleson and other Forestar employees participated in telephone conferences with Party G and Party Q to discuss due diligence matters and an overview of the West region assets.

        On January 12, 2017, Mr. Weber and Mr. Jehl and representatives of JMP met with Mr. Moser and Mr. David Baker, a Vice President of Starwood, in Austin, Texas, to discuss financial and business due diligence matters for the potential transaction between the Company and Starwood.

        On January 13, 2017, based on feedback from the remaining parties regarding the status of due diligence in light of the January 20, 2017 deadline for final offers, the Company determined to extend the deadline for final offers from January 20, 2017 to January 27, 2017, and thereafter JMP informed the remaining parties of the extended deadline.

        On January 16, 2017, Mr. Weber participated in a conference call with a representative of Party P to discuss the possible acquisition of Forestar by Party P.

        On January 19, 2017, Party G and Party Q informed JMP that they would not be submitting a final offer for the acquisition of Forestar because based on their additional due diligence reviews of the Company, the valuation of the Company would be substantially lower than the values provided in Party G's initial indication of interest. Party P also informed JMP that it would not be submitting a final offer for Forestar for the same reasons but it expressed an interest in acquiring solely the Company's community development assets if a transaction for sale of the entire Company was not consummated.

        On January 27, 2017, Party J submitted its second non-binding offer for a merger of Forestar and Party J, which continued to reflect a stock-for-stock merger pursuant to which Party J would acquire Forestar and become a public company. The offer included a proposed value of Party J within the range provided in its initial indication of interest, and Forestar stockholders would own approximately 15% of the merged company. Party J did not submit a revised draft of the merger agreement with its offer.

        On January 28, 2017, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP in attendance (with JMP in attendance for part of the meeting). The representatives of JMP provided an update on the potential sale process, identifying the parties that had withdrawn from the process and that only Party J had provided a final offer and that the January 27, 2017 deadline for such offers had passed, and that Party J continued to propose a stock-for-stock transaction without supplying necessary data for the Company to assess Party J's own valuation. After consultation with JMP, the board of directors determined that, in addition to Party J, the Company should continue to engage with Starwood to encourage submission of a final offer and with Party G and Party Q with the goal of encouraging Party G and Party Q to reengage in the potential sale process and submit a final offer. Forestar's closing stock price was $13.00 on January 27, 2017.

        On January 31, 2017, JMP had a telephone conference with representatives of Party J to discuss their offer and to request the necessary information for the Company to assess the proposed valuation of Party J.

        On February 1, 2017, Party J provided additional financial due diligence information consisting primarily of a third party liquidation analysis at a value substantially below Party J's proposed valuation in its final offer, and which Forestar, in consultation with JMP, did not consider sufficient to substantiate Party J's proposed valuation of itself.

        On February 8, 2017, Starwood submitted its non-binding second offer, which included an offer to acquire the Company for a price of $13.65 per share and proposed a 30-day exclusivity period to continue its due diligence and execute transaction documents, followed by a post-signing due diligence period of 30 days, with Starwood having the right to terminate the merger agreement in its sole discretion during such 30-day diligence period. Starwood indicated to Forestar management that it had reduced the offer price from $15.00 per share price included in Starwood Land's initial indication of interest as a result of findings during the course of its due diligence investigation of the Company, including, among other things, the fact that a greater percentage of the Company's residential lots were under contract than Starwood had initially assumed and Starwood's belief that obtaining entitlements for one of the Company's assets was less feasible or likely to take longer than Starwood had initially assumed.

        On February 13 and February 14, 2017, the Forestar board of directors held an in-person meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP and Skadden in attendance for part of the meeting). JMP informed the board of directors that JMP had reached out to Party G after the January 28, 2017 board of directors meeting to encourage Party G and Party Q to reengage in the potential sale process and submit a final offer, and Party G had declined on behalf of both such parties. In addition to the offers from Starwood and Party J, the board of directors discussed the Company's 2016 performance, historical community development results and projected performance, key performance indicators, inventory of lots, historical and projected SG&A targets. The board of directors also reviewed potential net asset value scenarios, which scenarios compared net asset values in the event of the Company's dissolution and winding up of its affairs or the continuation of the Company's business plan at different levels of investment (which scenarios are set forth in the section entitled "The Merger (Proposal 1)—Projected Financial Information—Alternative Net Asset Value Scenarios"). The Skadden representative reviewed with the board of directors the process and potential timing for the Company to dissolve or wind up its affairs under Delaware law. JMP and Forestar management reviewed with the board of directors the potential recoveries for stockholders under management's estimates of asset values, liabilities and carry costs, including sensitivities on a per share basis depending on the estimated sales price of the Company's community development business. The board of directors engaged in a discussion of the offers from Starwood and Party J and the other strategic options available to the Company on a going-forward basis, including the potential sale of the community development portfolio combined with liquidation of the remaining non-core assets and dissolution and winding up of the Company's affairs. JMP noted that, based on Party J's valuation of Party J's stock included in Party J's second offer and the due diligence materials provided by Party J, the implied per share value of the Party J offer was in a range of $10.96 per share to $16.00 per share. The board of directors discussed that, as a private company, Party J's valuation of itself was subject to various assumptions which would require significant additional due diligence to assess, as well as other considerations with respect to Party J's stock merger proposal, including the fact that the Company's stockholders would own less than 20% of the merged entity. The representative of Skadden reviewed with the members of the Forestar board of directors their fiduciary duties in the context of the two offers. Following discussion by the board of directors, the board of directors directed Forestar management to continue to engage with Starwood and Party J, and to continue to request the due diligence items from Party J necessary for the Company to further assess the valuation of Party J in light of the proposed stock-for-stock transaction structure. The board of directors directed JMP to inform Starwood that it should raise its offer price in order to remain competitive on value and if it desired to enter into an exclusivity agreement with the Company. Forestar's closing stock price was $13.25 on February 13, 2017.

        On February 16, 2017, representatives of JMP held a telephonic meeting with Starwood in which it was conveyed to Starwood that the Forestar board of directors had determined that Starwood's $13.65 per share offer was insufficient and that the Forestar board of directors was unwilling to grant an exclusivity period longer than 30 days or a "diligence out" allowing Starwood to unilaterally terminate the merger agreement.

        On the same day, JMP sent a supplemental detailed due diligence request list to Party J and participated in a telephone conference with representatives of Party J to discuss the requests and the need for the information to allow Forestar to further assess the value of Party J's offer. Later that day, Party J informed JMP that it was withdrawing from the potential sale process, and did not give a reason for the withdrawal.

        On February 21, 2017, Starwood submitted another non-binding indication of interest to the Company, increasing its offer price from $13.65 per share to $14.25 per share, and proposing a 30-day exclusivity agreement to complete due diligence and negotiate the transaction documents. On the same day, Kirkland & Ellis LLP ("Kirkland"), Starwood's legal counsel, delivered a revised draft of the merger agreement to Skadden.

        On February 24, 2017, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP provided a process update and overview, and noted that with Party J's refusal to provide the requested diligence information and withdrawal from the potential sale process, Starwood was the sole party that remained in the potential sale process. JMP reviewed Starwood's revised offer of $14.25 per share, which was the highest cash final offer received by the Company. The representative from Skadden discussed the proposed exclusivity agreement and several points in the revised draft of the merger agreement submitted by Starwood. After discussion, the board of directors directed Forestar management to seek improvement of certain terms in the merger agreement, including regarding termination fees, interim operating covenants, closing conditions and the outside date for the merger, as a condition to entering into the exclusivity agreement with Starwood.

        Following the board of directors meeting, representatives of JMP reached out to Starwood to discuss the matters raised at the meeting to seek improvement to certain terms in exchange for Forestar agreeing to enter into an exclusivity agreement with Starwood.

        On February 27, 2017, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP reported on its discussions with Starwood, including Starwood's requirement of a 30-day exclusivity period in order to continue pursuing a transaction. JMP updated the board of directors on Starwood's response to issues raised with respect to certain terms in the merger agreement and Skadden summarized the proposed exclusivity agreement. After discussion, the board of directors authorized Forestar management to enter into a 30-day exclusivity agreement with Starwood and to continue the negotiation of the merger agreement during this period. Later that day, Forestar and Starwood entered into a 30-day exclusivity agreement, with the exclusivity period expiring on March 29, 2017. Forestar's closing stock price was $13.45 on February 27, 2017.

        During the exclusivity period, Starwood and its advisors worked to complete its due diligence of Forestar, including via access to an electronic data room provided by Forestar, while Starwood's and Forestar management and advisors worked to finalize the merger agreement and other definitive transaction documents.

        On March 3, 2017, Skadden provided Kirkland with a revised draft of the merger agreement. On March 18, 2017, Kirkland provided Skadden with a revised draft of the merger agreement. On March 24, 2017, Skadden provided Kirkland with a revised draft of the merger agreement. During this period, representatives from Skadden and Kirkland engaged in numerous telephonic meetings to discuss the merger agreement.

        On March 27, 2017, the Forestar board of directors held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP provided an update on the progress of Starwood's due diligence process and that Starwood continued to seek information and desired to perform additional analysis but that Starwood's advisors had made substantial progress in their due diligence review. JMP noted that Starwood had originally requested a 21 day extension to the exclusivity period, but after further discussion between Starwood and Forestar, had reduced its request to an extension to April 14, 2017. The representative of Skadden provided an overview of the status of negotiation of the merger agreement, including significant open items. Following discussion among the directors, the board of directors authorized extending the exclusivity period to April 14, 2017.

        During the period from March 27, 2017 to April 13, 2017, Forestar's and Starwood's management and advisors worked to finalize the definitive transaction documents and Starwood's due diligence review of Forestar.

        On April 3, 2017, Kirkland provided Skadden with a revised draft of the merger agreement, which included consents of various counterparties to Forestar joint ventures as a closing condition to the merger. Forestar and Starwood and their representatives discussed the approach to these consents over the next several days and determined to seek to obtain certain consents prior to the execution of the merger agreement if possible.

        On April 6, 2017, Skadden provided Kirkland with a revised draft of the merger agreement.

        On April 10, 2017, Kirkland provided Skadden with Starwood's proposal on the key remaining open issues in the merger agreement, including the joint venture counterparty closing condition, termination fees and expense reimbursement triggers and amounts and expanding the divestiture condition. Later that day, Skadden and Kirkland discussed and negotiated the open issues, and Kirkland provided Skadden with drafts of the Starwood equity commitment letter and limited guarantee.

        From April 10 through April 13, 2017, representatives of the Company and Starwood further negotiated, and reached resolution on, certain open points in the merger agreement, which included, among others, the lack of the joint venture counterparty consents condition, termination fees and expense reimbursement triggers and amounts and the scope of the divestiture condition, and the terms and conditions of the Starwood limited guarantee.

        On April 12, 2016, Forestar's board of directors held a telephonic meeting to consider the Starwood offer and the terms of the merger agreement. Forestar management and representatives of JMP and Skadden were in attendance (with JMP in attendance for part of the meeting). Skadden's representative reviewed the director fiduciary duties and other legal matters, and provided an overview of the status of the terms of the merger agreement and the resolution of certain issues, including that the parties had obtained consents from certain joint venture counterparties and that the associated closing condition had been removed from the merger agreement. Skadden's representative noted that certain issues remained open in the merger agreement, including with respect to termination fees and expense reimbursement amounts and triggers, and the board of directors provided guidance to Forestar management and Skadden as to the acceptable approach to such issues. After discussing the transaction with Forestar management and the representatives of JMP and Skadden, the board of directors determined to reconvene the following afternoon to consider approval of the transaction. The board of directors directed Skadden to discuss and attempt to resolve with Kirkland the remaining open points, including the triggers for the expense reimbursement provisions. Representatives of Skadden and Kirkland held telephonic meetings to discuss these open issues and finalized the merger agreement.

        On April 13, 2017, Starwood informed the Company that the Starwood investment committee met that morning to consider the transaction and approved the merger.

        In the afternoon of April 13, 2017, the Forestar board of directors convened a telephonic meeting to consider the Starwood offer and the terms of the merger agreement. Forestar management and representatives of JMP and Skadden were in attendance (with JMP in attendance for part of the meeting). Skadden's representatives reviewed the director fiduciary duties and other legal matters and the terms of the merger agreement, and confirmed that all open issues with respect to the merger agreement and other transaction documents had been satisfactorily resolved, including with respect to termination fees and expense reimbursement amounts and triggers. JMP provided an overview of the potential sale process, including that 29 parties had either been contacted or contacted the Company or JMP during the process that launched in August 2016 (or had been in previous contact with Forestar as discussed above), that 22 parties had executed a confidentiality agreement in relation to a potential transaction (none of which contained a "standstill" provision, except for the confidentiality agreement with Party F, as noted above), that 8 parties had submitted initial indications of interest and were invited to conduct further due diligence and that two parties (Starwood and Party J) had submitted final offers, with Party J subsequently withdrawing its offer. JMP reviewed with the board of directors JMP's financial analysis of the $14.25 per share consideration to be received in the merger and rendered to the board of directors an oral opinion, confirmed by delivery of a written opinion dated April 13, 2017, to the effect that, as of that date and based on and subject to the various assumptions and limitations set forth in its opinion, the $14.25 per share consideration to be received by the holders of Forestar common stock (other than Merger Parent and its affiliates) in the merger was fair, from a financial point of view, to such holders. After discussing the proposed transaction and considering the presentations by Skadden and JMP, the Forestar board of directors unanimously determined the merger with Merger Parent to be advisable and in the best interests of Forestar's stockholders, determined to approve the merger agreement and resolved to recommend adoption of the merger agreement by Forestar's stockholders. Following the meeting, Forestar confirmed to Starwood that it had obtained its required board approval and the merger agreement was executed by the parties in the evening of April 13, 2017.

        Later on April 13, 2017, the parties issued a press release announcing the execution of the merger agreement.

Recommendation of the Forestar Board of Directors and Reasons for the Merger

Recommendation of our Board of Directors

        The Forestar board of directors, after considering the various factors described below, (i) unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Forestar and its stockholders, (ii) declared the merger agreement advisable under Delaware law and (iii) unanimously approved, adopted and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Forestar's Board of Directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Reasons for the Merger

        In evaluating the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors consulted with our management team and our outside legal and financial advisors and, in reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors considered a number of factors, including the following material factors which it viewed as supporting its decision to approve and recommend approval of the merger and the adoption of the merger agreement by our stockholders:

  •
  the fact that the price proposed by Starwood reflected extensive negotiations between the parties and their respective advisors, and represented what in the judgment of the board of directors of the Company was the highest value final offer that the Company received for the shares of Company Common Stock after a competitive solicitation of interest;

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  the fact that the Company considered a variety of strategic alternatives over an extensive approximately two year period;

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  the fact that the Company sought offers to purchase from a broad group of potential bidders, including financial sponsors and strategic bidders, 22 of whom entered into confidentiality agreements with the Company and received information related to the Company, and of all such bidders, Starwood's offer was the highest value final offer and the only transaction reasonably capable of execution in the judgment of the board of directors of the Company;

  •
  the fact that the merger consideration of $14.25 per share to be received by the Company stockholders in the merger represents a premium of 8.3% over the Company's 90-day volume weighted average price for the period ended April 12, 2017;

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  the Company's current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the Company's future financial plan and prospects;

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  the perceived challenges and risks, and the general and administrative costs, of continuing as a stand-alone public company and the assessment by the board of directors of the Company that no other internally developed alternatives were reasonably likely in the near term to create greater value for the Company's stockholders than the merger, taking into account business, competitive, industry and market risks;

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  the financial analyses presented by JMP Securities LLC, which we refer to as "JMP," as well as the oral opinion of JMP delivered to our board of directors on April 13, 2017, and subsequently confirmed by delivery of a written opinion by JMP, dated April 13, 2017, as to the fairness, from a financial point of view and as of the date of the opinion, to holders of the Company's common stock (other than Merger Parent and its affiliates) of the $14.25 per share consideration, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described under "—Opinion of Forestar's Financial Advisor", and in considering JMP's opinion, our board of directors noted that JMP had informed the board of directors on January 3, 2017, and reaffirmed to the board of directors prior to execution of the merger agreement, that during the two year period ended April 13, 2017, JMP had not been engaged by Forestar or Starwood Land Ventures, and there was no potential engagement pending with such persons, other than in its role as financial advisor to the Company in connection with the merger, and that JMP believed that it did not have any relationships with Starwood that would prevent JMP from acting independently as the Company's financial advisor in connection with the merger;

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  the current state of the economy and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally, and within our industry in particular which could reduce revenue generated by our projects;

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  the fact that the merger consideration is all cash, which provides liquidity and certainty of value to the Company's stockholders and does not expose them to the potential execution risks associated with our business, the achievability of our financial projections and the risk associated with the possibility that even if our strategic plan is successfully executed, the market may not reflect such execution in our stock price;

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  the fact that the termination fee of $20 million payable by us in certain circumstances was viewed by our board of directors, after consultation with our advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

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  the fact that the expense reimbursement of $3 million or $4 million, as applicable, payable by us if the merger agreement is terminated in certain circumstances was viewed by our board of directors, after consultation with our advisors, as reasonable;

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  the reasonable likelihood that the merger and the other transactions contemplated by the merger agreement would be completed based on, among other things, Starwood's size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms, its extensive ownership, development and operating experience in the real estate industry and the $40 million termination fee Merger Parent would be required to pay us if, under certain circumstances, the merger agreement were terminated prior to consummation of the merger;

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  the lack of a financing condition for the merger, the amount to be committed by SOF-X U.S. Holdings pursuant to the equity commitment letter that would, together with the Company's cash on hand, cover the aggregate consideration to be paid pursuant to the merger, and the guarantee of SOF-X U.S. Holdings of certain payment obligations of Merger Parent under the merger agreement;

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  the Company's ability, under circumstances described in the merger agreement, to provide information to and engage in discussions or negotiations with a third party that makes an unsolicited bona fide acquisition proposal if the board of directors, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and the fact that none of the confidentiality agreements entered into by the Company in the potential sales process contains a "standstill" provision that remains effective;

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  the ability of our board of directors, under circumstances described in the merger agreement, to withdraw, modify or amend the board's recommendation that the Company's stockholders vote to adopt the merger agreement, subject to payment of a termination fee of $20 million if the merger agreement is terminated in such case;

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  our ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the merger agreement proposed by Merger Parent, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee of $20 million;

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  the terms and conditions of the merger agreement, which were reviewed by our board of directors in consultation with our advisors, and the fact that such terms were derived from arm's-length negotiations among the parties;

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  the belief of Forestar's board of directors that there are a limited number of potential purchasers of the Company based on, among other things, strategic fit and financial ability;

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  the fact that the merger agreement would be subject to adoption by our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay expense reimbursement of up to $4 million in such circumstances or, if we subsequently were to enter into a definitive agreement relating to and/or consummate an acquisition proposal, a termination fee of $20 million under certain circumstances); and

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  the fact that stockholders who do not vote to adopt the merger agreement and who follow certain prescribed procedures are entitled to appraisal rights under Delaware law.

        Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger, the merger agreement and the other transactions contemplated by the merger agreement:

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  the fact that the merger would preclude our common stockholders from having an opportunity to participate in any future performance of our assets, future earnings growth, future appreciation of our common share value or future dividends that could be expected if our strategic plans were successfully implemented;

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  the fact that receipt of the all-cash merger consideration would generally be a taxable transaction for U.S. federal income tax purposes;

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  the risk that the merger could be delayed or not completed;

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  the fact that, although our board of directors has determined that the merger is advisable and in the best interests of the Company and our stockholders and reflects the best price reasonably available in a sale of the Company at this time, and despite the fact that we conducted an extensive marketing process, with the assistance of our financial advisor, there can be no assurances that another alternative would not have resulted in a higher amount per share than the price payable pursuant to the merger;

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  the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt the Company's business operations;

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  the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

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  the risk that the pending transactions or failure to complete the merger may negatively impact our relationships with our lenders, stockholders, joint venture partners and other business partners, and may divert attention away from the day-to-day operation of our business;

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  the risk that the conditions to the merger may not be satisfied, including if holders of 20% or more of our common stock properly exercise appraisal rights;

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  our inability to solicit competing acquisition proposals and the possibility that the $20 million termination fee payable by us upon the termination of the merger agreement under the circumstances described in the merger agreement could discourage other potential bidders from making a competing bid to acquire us;

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  the fact that our exclusive remedy in the event the merger agreement is terminated by Merger Parent in certain circumstances would be limited to a reverse termination fee payable by Merger Parent in the amount of $40 million; and

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  the fact that some of our directors and executive officers may have interests in the merger and the other transactions contemplated by the merger agreement that are different from, or in addition to, those of our common stockholders.

        The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Forestar board of directors in its consideration of the merger. After considering these and other factors, the Forestar board of directors concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Forestar board of directors and the complexity of these factors, the Forestar board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Forestar board of directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Based upon the totality of the information presented to and considered by the Forestar board of directors, the Forestar board of directors unanimously approved the merger agreement and the consummation of the merger in accordance with the terms and subject to the conditions of the merger agreement and recommends that Forestar stockholders adopt the merger agreement.

Opinion of Forestar's Financial Advisor

        The Company has retained JMP as its financial advisor in connection with the merger. In connection with this engagement, Forestar requested that JMP evaluate the fairness, from a financial point of view, to holders of Forestar common stock (other than Merger Parent and its affiliates) of the $14.25 per share consideration to be received by such holders in the merger. On April 13, 2017, at a meeting of Forestar's board of directors at which the merger was approved, JMP rendered to the board an oral opinion, confirmed by delivery of a written opinion dated April 13, 2017, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $14.25 per share consideration to be received by the holders of Forestar common stock (other than Merger Parent and its affiliates) in the merger was fair, from a financial point of view, to such holders.

        The full text of JMP's written opinion, dated April 13, 2017, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of JMP's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of JMP's opinion. JMP's opinion was provided to Forestar's board of directors (in its capacity as such) in connection with its consideration of the merger. JMP's opinion did not address the underlying decision of Forestar to proceed with or effect the merger or the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar. JMP's opinion does not constitute a recommendation as to how Forestar's board of directors or any shareholder should act or vote with respect to the merger or any other matter. Forestar's stockholders are urged to read carefully JMP's opinion in its entirety.

        For purposes of its opinion, JMP:

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  reviewed the financial terms and conditions of a draft dated April 12, 2017 of the merger agreement;

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  reviewed certain publicly available business and financial information relating to Forestar, including Forestar's audited financial statements for the years ended December 31, 2016, 2015 and 2014;

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  reviewed certain financial projections provided to JMP by Forestar relating to Forestar and its community development projects, as well as to the estimated sale value of Forestar's multifamily assets (as summarized in "—Projected Financial Information"), and certain other historical and current financial and business information provided to JMP by Forestar, including certain third party appraisals and other purchase price information from letters of intent and draft purchase agreements provided to JMP by Forestar relating to certain other real estate assets of Forestar;

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  held discussions regarding the operations, financial condition and prospects of Forestar with the senior management of Forestar;

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  reviewed, for informational purposes, the premiums paid in certain publicly announced mergers and acquisitions transactions in certain real estate industries;

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  reviewed the current and historical trading prices and volume of Forestar common stock;

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  considered the results of Forestar's efforts, with JMP's assistance, to solicit indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Forestar; and

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  performed such other studies, analyses and inquiries and considered such other factors as JMP deemed appropriate.

        In arriving at its opinion, JMP, with Forestar's consent, (i) relied upon and assumed the accuracy and completeness of all information from public sources or which was provided to JMP by or on behalf of Forestar or otherwise reviewed by JMP, without independent verification, (ii) did not assume any responsibility for independently verifying such information, and (iii) relied on the assurances of the senior management of Forestar that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, with Forestar's consent, JMP did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Forestar (with respect to any of its community development projects or otherwise), nor was JMP furnished with any such evaluations or appraisals except as described above. With respect to the financial projections referred to above and any other forecasts or forward-looking information, JMP assumed, at the direction of the senior management of Forestar, that such projections, forecasts and information were reasonably prepared and reflected the best currently available estimates and good faith judgments of such management as to the expected future results of operations and financial condition of Forestar and the other matters covered thereby, and JMP relied on such information in arriving at its opinion. With respect to the third party appraisals and other purchase price information from letters of intent and draft purchase agreements referred to above, JMP assumed, at the direction of the senior management of Forestar, that such third party appraisals and other purchase price information represented reasonable estimates of the values of the assets of Forestar to which they relate, and JMP relied on such information in arriving at its opinion.

        In addition, in arriving at its opinion, JMP assumed, with Forestar's consent, that (i) all material information JMP requested from Forestar during the scope of its engagement had been provided to JMP fully and in good faith, (ii) the merger would be consummated in accordance with the terms and conditions set forth in the merger agreement (the final terms and conditions of which JMP assumed would not differ in any respect material to JMP's analysis from the aforementioned draft that JMP reviewed), without any waiver, modification or amendment of any material terms or conditions, (iii) the representations and warranties made by the parties to the merger agreement were and would be true and correct in all respects material to JMP's analysis, (iv) all governmental and third party consents, approvals and agreements necessary for the consummation of the merger would be obtained without any adverse effect on Forestar or the merger, and (v) the merger would not violate any applicable federal or state statutes, rules or regulations.

        JMP's opinion did not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice and did not address (i) the underlying decision of Forestar to proceed with or effect the merger, (ii) the terms of the merger (other than the $14.25 per share consideration to the extent expressly addressed in JMP's opinion) or any arrangements, understandings, agreements or documents related to the merger, (iii) the fairness of the merger (other than with respect to the $14.25 per share consideration to the extent expressly addressed in JMP's opinion) or any other transaction to Forestar's equity holders or creditors or any other person or entity, including, without limitation, the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Forestar or the fairness of the $14.25 per share consideration relative to any such consideration, (iv) the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar, or the effect of any other transaction which Forestar may consider in the future, (v) the tax, accounting or legal consequences of the merger, or (vi) the solvency, creditworthiness, fair market value or fair value of any of Forestar, Merger Parent or their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. JMP's opinion expressed no opinion as to the fairness of the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons, relative to the $14.25 per share consideration to be received by the holders of Forestar common stock in the merger.

        JMP's opinion was necessarily based on business, economic, monetary, market and other conditions as they existed and could be reasonably be evaluated on, and the information made available to JMP as of, the date of JMP's opinion. Subsequent developments may affect JMP's opinion, and JMP assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion (regardless of the closing date of the merger). JMP has not been engaged to amend, supplement or update its opinion at any time. JMP expressed no view or opinion as to the prices at which Forestar common stock may be purchased, sold or exchanged, or otherwise be transferable, at any time. JMP also expressed no view or opinion as to the prices at which any of the real estate assets of Forestar may be purchased, sold or exchanged, or otherwise be transferable, at any time. Forestar imposed no other instructions or limitations on JMP with respect to the investigations made or procedures followed by JMP in rendering its opinion.

        In preparing its opinion, JMP performed a variety of financial analyses, including those described below. This summary of the analyses is not a complete description of JMP's opinion or the analyses underlying, and factors considered in connection with, JMP's opinion, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. JMP arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, JMP believes that its analyses must be considered as a whole and selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, JMP considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Forestar. No company, business or transaction reviewed is identical to Forestar or the merger. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, businesses or transactions reviewed.

        The estimates contained in JMP's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, JMP's analyses are inherently subject to substantial uncertainty.

        JMP was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiations between Forestar and Merger Parent and the decision of Forestar to enter into the merger agreement was solely that of Forestar's board of directors. JMP's opinion was only one of many factors considered by Forestar's board of directors in its consideration of the merger and should not be viewed as determinative of the views of Forestar's board of directors or management with respect to the merger or the consideration to be received in the merger.

        The following is a summary of the material financial analyses provided to Forestar's board of directors in connection with JMP's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand JMP's financial analyses, the tables must be read together with the text of each summary. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of JMP's financial analyses.

        Net Asset Valuation Analysis.    JMP performed a net asset valuation analysis of Forestar based on (i) financial projections provided to JMP by Forestar relating to Forestar's community development projects as well as the estimated sale value of Forestar's multifamily assets (as summarized in "—Projected Financial Information"), (ii) certain purchase price information from letters of intent and draft purchase agreements provided to JMP by Forestar relating to certain other real estate assets of Forestar held for sale, including mineral, water and timberland assets and other undeveloped land assets held for sale, and (iii) book values as of December 31, 2016 for Forestar's other assets and liabilities provided to JMP by Forestar. With respect to Forestar's community development projects, JMP calculated a range of implied present values of approximately $271.635 million to $299.069 million for the projected cash flows that Forestar's community development projects were forecasted by Forestar to generate using a blended discount rate of 23.0% to 27.0%, which reflected project-by-project adjustments based on project type, project lifecycle, project activity status and other market specific adjustments (weighted by the projected cash flows of each community development project) to an initial discount rate range of 19.5% to 23.5% selected by JMP based on review of industry surveys, industry research and industry experience. With respect to Forestar's multifamily assets, JMP calculated a range of implied present values of approximately $43.697 million to $54.686 million for the potential estimated net proceeds that Forestar forecasted could be generated by Forestar from the sale of such assets. Other real estate asset values were based on certain third party appraisals and other purchase price information provided to JMP by Forestar. This analysis indicated the following approximate implied per share equity value reference range for Forestar, as compared to the $14.25 per share consideration to be received in the merger.

Implied Per Share Equity Value Reference Range	Per Share Consideration
$13.65 - $14.54	$14.25

        Discounted Cash Flow Analysis.    JMP performed a discounted cash flow analysis of Forestar based on financial projections provided to JMP by Forestar relating to Forestar (as summarized in "—Projected Financial Information"). Using discount rates ranging from 13.1% to 16.1% which were selected by JMP taking into account a weighted average cost of capital calculation. JMP calculated (i) a range of implied present values of the projected unlevered free cash flows of Forestar that Forestar was forecasted to generate from calendar year 2017 through calendar year 2026 as summarized in "—Projected Financial Information" and (ii) a range of implied present values of implied terminal values for Forestar derived by applying a range of perpetuity growth rates of 2.5% to 0.5% selected by JMP to Forestar's estimated unlevered free cash flows for the 12-month period ending December 31, 2026. This analysis indicated the following approximate implied per share equity value reference range for Forestar, as compared to the $14.25 per share consideration to be received in the merger:

Implied Per Share Equity Value Reference Range	Per Share Consideration
$12.35 - $13.53	$14.25

        Premiums Paid in Selected Historical M&A Transactions.    JMP reviewed for informational purposes (and not as part of JMP's financial analysis with respect to its opinion) the implied premiums paid in 27 selected acquisitions of publicly traded U.S. equity REITs and homebuilders relative to the closing stock prices of the acquired companies one day, five days and 30 days prior to public announcement of the relevant transaction and relative to the volume weighted average stock prices of the acquired companies during the 30-day, 60-day, 90-day and 180-day periods (except as otherwise noted) ended on the last trading day prior to public announcement of the relevant transaction. The selected acquisitions consisted of completed transactions consummated between January 1, 2007 and April 12, 2017 with at least 50% cash consideration and announced equity transaction values of between $250 million and $5 billion. The medians of the implied premiums paid in the selected acquisitions reviewed by JMP were then compared to the implied premiums paid in the merger based on the $14.25 per share consideration to be received in the merger relative to the closing stock prices of Forestar on April 12, 2017, April 7, 2017 and March 12, 2017 and relative to the volume weighted average stock prices of Forestar during the 30-day, 60-day, 90-day and 180-day periods ended April 12, 2017, as follows:

	Implied Premiums Paid (Prior to Announcement)
	Spot Price			Volume Weighted Average Price
	1-Day	5-Day	30-Day	30-Day	60-Day	90-Day	180-Day
Median of All Transactions	14.5%	17.1%	15.5%	7.1%	10.4%	12.3%	15.1%
Median of Take-Private Transactions	11.9%	12.1%	17.7%	4.0%	7.6%	10.1%	12.2%
Forestar (Proposed Transaction at $14.25 per Share) Implied Premiums	1.4%	0.7%	9.6%	6.1%	7.3%	8.3%	11.1%

Notes:
"Take Private" transactions are defined as leverage buyouts by a private equity fund or a consortium of private equity firms. Volume weighted average stock price of American Realty Capital Healthcare Trust, which was acquired by Ventas, Inc. on January 16, 2015, used to calculate 60-day, 90-day and 180-day median data was based on trading period beginning April 7, 2014, the first day of trading on NASDAQ of American Realty Capital Healthcare Trust common stock.

        JMP also reviewed with Forestar's board of directors for informational purposes (and not as part of JMP's financial analysis with respect to its opinion), among other things, the implied premiums paid in the merger based on the $14.25 per share consideration to be received in the merger relative to the closing stock prices of Forestar on August 18, 2016 (the date of JMP's formal engagement by Forestar with respect to the potential sale process) and on the dates 30, 60, 90 and 180 days prior to April 12, 2017, which implied premiums were 16.3%, 9.6%, 9.6%, 9.6% and 28.5%, respectively.

        Miscellaneous.    Under the terms of JMP's engagement, Forestar has agreed to pay JMP for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $5.2 million, a portion of which became payable upon JMP's engagement, a portion of which was payable upon delivery of JMP's opinion and approximately $4.2 million of which is contingent upon completion of the merger. In addition, Forestar has agreed to indemnify JMP against certain claims and liabilities related to or arising out of its engagement. JMP may seek to provide financial advisory services to Forestar, Merger Parent, Starwood or their respective affiliates in the future, for which JMP would expect to receive compensation. In the ordinary course of business, JMP and its affiliates may actively trade or hold the securities of Forestar for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in those securities.

        Forestar selected JMP as its financial advisor in connection with the merger based on JMP's reputation and experience and familiarity with Forestar and its business. JMP is a nationally recognized investment banking firm which provides capital raising, mergers and acquisitions transaction and other strategic advisory services to corporate clients. JMP's opinion was approved by a JMP Securities LLC fairness opinion committee.

Projected Financial Information

        Forestar does not, as a matter of course, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though Forestar has in the past provided investors with annual lot sale volume guidance among other items, which it may update from time to time during the relevant year. However, in connection with the evaluation of the proposed merger, Forestar provided its board of directors and/or certain bidders, including Starwood, with certain non-public, unaudited prospective financial information prepared by Forestar's management, as summarized below, which we refer to as the "Forecasts." As noted below, certain Forecasts were also provided to JMP for use in connection with its financial analyses summarized under "—Opinion of Forestar's Financial Advisor".

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, Forestar's management, and are subjective in many respects.

        Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Forestar's management, which it believes were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include general economic conditions, interest rates, accuracy of certain accounting assumptions, timing of development expenditures, demand for residential lots and new housing, changes in actual or projected cash flows, competitive pressures, including from existing and potential new real estate supply, and changes in tax or other laws, governmental policies or regulations. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Forestar board of directors, Forestar's management, Starwood, JMP, their respective representatives or any other recipient of this information considered, or now considers, the Forecasts to be material information of Forestar, or necessarily predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger or Forestar, including whether or not to seek appraisal rights with respect to the shares of Forestar's common stock.

        The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Forestar contained in Forestar's public filings with the SEC. The Forecasts are forward-looking statements. For information on factors that may cause Forestar's future results to materially vary, see "Forward-Looking Statements" beginning on page [    •    ].

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to update or otherwise revise the Forecasts to reflect circumstances existing after the date when Forestar prepared the Forecasts or to reflect the occurrence of future events or changes in general economic of industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Forecasts, stockholders are cautioned not to place undue reliance on the Forecasts included in this proxy statement.

        Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Forestar may not be comparable to similarly titled amounts used by other companies.

Community Development Project Cash Flows

        The following table presents the estimated future net cash flow data prepared by Forestar's management for the Company's community development business from January 1, 2017—October 31, 2034. This data does not include any cash flows generated from non-core asset sales or any other sources other than the community development business. The net cash flows include direct project related carry costs, but excludes SG&A costs not directly associated with the projects, interest expense on corporate debt and income taxes. It does not give effect to the merger and related transactions.

        The Company has historically prepared this data for internal business purposes and updated the information quarterly to reflect business activity in the prior quarter. The Company made the data available to JMP in connection with its analyses and to all parties in the potential sale process that executed confidentiality agreements, including Starwood, for purposes of evaluating Forestar's community development business.

	Projected Years Ending December 31,(1)											Total Estimated Undiscounted Net Cash Flows
($ in millions)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2034
Owned Projects(1)	$70.7	$134.1	$73.6	$58.7	$63.4	$26.1	$17.5	$10.7	$12.0	$8.3	$82.4	$557.5
Joint Venture Projects(2)	$19.8	$30.9	$28.1	$19.3	$14.0	$11.6	$7.1	$5.7	$8.5	$3.3	$2.7	$151.0

Total	$90.5	$165.0	$101.7	$78.0	$77.4	$37.7	$24.6	$16.4	$20.5	$11.6	$85.1	$708.5

(1)
Represents the Company's existing community development portfolio life of project remaining net cash flows and assumes the existing projects are developed. Assumes residential lots and residential and commercial tracts are sold over time based on the Company's current business plans. Years 2027 - 2034 principally represent net cash flows from utility and improvement districts associated with certain projects. Owned Projects include the Company's two remaining mitigation projects.

(2)
Represents Forestar's pro-rata share of the net cash flows distributed from joint ventures.

Alternative Net Asset Value Scenarios

        The following table represents net asset value scenarios that were prepared by Forestar's management and presented to the Forestar board of directors in February 2017 as the board of directors considered the various strategic alternatives for Forestar, including the potential bulk sale of the community development assets, sale of the remaining non-core assets and subsequent liquidation of the Company. As noted above, the Company made a number of assumptions and estimates in preparation of the prospective financial information, including assumptions regarding the sales prices of non-core assets and SG&A costs. The potential scenarios depicted in the table below were (a) a bulk sale of community development assets in September 2017 and the sale of the remaining non-core assets by year-end 2017, (b) a bulk sale of the community development assets in December 2019 and the sale of the remaining non-core assets by year-end 2017, (c) a portfolio run-off based on the execution of Forestar's existing business plan with no new acquisitions assumed and the sale of the remaining non-core assets by year-end 2017, (d) a plan to continue operating Forestar as a standalone public company executing the existing business plans with additional investment in the business to maintain approximately 1,800 lots sold per year on average over the next five years and the sale of the remaining non-core assets by year-end 2017, and (e) a plan to continue operating Forestar as a standalone public company executing the existing business plans with additional investment in the business to maintain approximately 2,500 lots sold per year on average over the next five years and the sale of the remaining non-core assets by year-end 2017. This financial data was not provided to Starwood or other potential acquirors.

($ in millions, except per share amounts)	2017 Bulk Sale/ Liquidation(1)	2019 Bulk Sale/ Liquidation(2)	Portfolio Run-Off(3)	1,800 Lots Per Year(4)	2,500 Lots Per Year(5)
Total Estimated Asset Value	$825.7	$843.7	$841.9	$857.0	$870.0
Total Debt, Accounts Payable and Other Liabilities	$167.8	$167.8	$154.4	$154.4	$154.4
Estimated Net Asset Value (NAV) (Before Estimated Carry Costs)	$657.9	$675.9	$687.5	$702.6	$715.6
Total Estimated Carry Costs(6)	$61.8	$124.1	$163.7	$161.8	$175.8
Estimated NAV After Estimated Carry Costs	$596.1	$551.8	$523.8	$540.8	$539.8
NAV Per Share (After Estimated Carry Costs)(7)	$13.99	$12.95	$12.29	$12.69	$12.67

(1)
Assumes the community development business plan is executed through September 2017 with the net present value of $44.7 million estimated at December 31, 2016 with a sale of the remaining community development assets at September 30, 2017 at an estimated net present value of $305.3 million at December 31, 2016. Assumes the sale of the remaining non-core assets for $191 million by year-end 2017, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt upon the sale of assets, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(2)
Assumes the community development business plan is executed 2017 - 2019 with the net present value of $253.8 million estimated at December 31, 2016 with a sale of the remaining community development assets at December 31, 2019 for $194.3 million, with a net present value of $114.2 million at December 31, 2016. Assumes the remaining non-core assets are sold by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt upon the sale of the remaining community development assets, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(3)
Assumes the community development assets are sold per the execution of the existing business plan with no new acquisition growth but including $252.2 million in development (including contributions to joint ventures), essentially running off the portfolio over time; assumes the sale of the remaining non-core assets for $191 million by year-end 2017, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of the $125.3 million in outstanding debt by first quarter-end 2020 and receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(4)
Assumes the Company continues to operate as a standalone public company executing the existing business plan (consistent with the Portfolio Run-Off scenario) with investment of $522.3 million in community development, including acquisition of approximately 7,000 lots for $151.7 million over five years and the investment of $370.6 million in development (including contributions to joint ventures); assumes the sale of the remaining non-core assets by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt by first quarter-end 2020, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(5)
Assumes the Company continues to operate as a standalone public company executing the existing business plan (consistent with the Portfolio Run-Off scenario) with investment of $739.1 million in community development, including acquisition of approximately 12,000 lots for $257.2 million over five years and the investment of $481.9 million in development (including contributions to joint ventures); assumes the sale of the remaining non-core assets by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt by first quarter-end 2020, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(6)
Includes assumptions on SG&A and headcount, interest expense, income taxes (which for the 2017 Bulk Sale/Liquidation scenario includes sales of community development assets with built-in tax losses that fully offset federal income tax liability from non-core asset sales), and transaction costs. Also includes, in the 2017 Bulk Sale/Liquidation, the 2019 Bulk Sale/Liquidation and the Portfolio Run-Off scenarios, estimated contingent liability reserve for unknown liabilities assuming the Company is dissolved and winds up its affairs in accordance with Delaware law.

(7)
Assumes 42.6 million fully diluted shares outstanding.

2017 - 2026 Financial Model

        The following table presents selected unaudited prospective financial data for the 12 months ended December 31, 2017 through December 31, 2026 for Forestar as provided to JMP in April 2017 in connection with its financial analyses summarized under "—Opinion of Forestar's Financial Advisor." This financial data generally incorporates and reflects the financial information included in "Community Development Project Cash Flows" above, except for changes relating to updated timing assumptions with respect to three community development projects to reflect developments after the preparation of the financial information included in "Community Development Project Cash Flows" above. The data does not give effect to the merger and related transactions. This financial data was not provided to Starwood or other potential acquirors.

	Projected Years Ending December 31,(1)
($ in millions)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Revenue	$145.4	$155.3	$134.7	$179.2	$144.0	$140.2	$135.7	$130.8	$135.8	$144.1
Net Income (after-tax)	$68.7	$20.3	$15.4	$25.2	$19.8	$13.4	$13.3	$12.7	$13.8	$14.2
Cash Flow From Operations	$121.1	$60.1	$34.7	$65.2	$(11.8)	$31.9	$24.3	$22.6	$(3.6)	$22.2
Cash Flow From Investing	$58.0	$14.4	$15.9	$9.2	$6.4	$3.7	$1.9	$3.4	$5.2	$1.8
Cash Flow From Financing	$(4.8)	$(1.0)	$—	$(120.0)	$—	$—	$—	$—	$—	$—
Net Change in Cash Flow	$174.3	$73.5	$50.6	$(45.6)	$(5.4)	$35.6	$26.2	$26.0	$1.6	$24.0

(1)
The model assumes Forestar would deploy capital to re-invest in its community development business to achieve the sale of approximately 1,700 - 1,800 lots per year from the business, generally consistent with the average range of lots sold 2012 - 2016, including approximately $94 million invested in acquisitions and development (including contributions to ventures) per year on average to fund the replacement of residential lot inventory sold from the community development business as projected. The model also assumes the Company's senior secured notes of $5.3 million are paid in full in second quarter of 2017 and the Company's convertible notes are held and paid in full at maturity in the first quarter of 2020. The model assumes all growth is funded through cash flow generated from operations and assumes no additional leverage on the business. The model assumes income tax liability of $35.1 million net of refunds in 2017 related to gains from non-core asset sales and from operations of the community development business. Income taxes are calculated in 2018 - 2026 based on a 37% income tax rate with limited ability to utilize any built in losses from the community development business due the continued operations and capitalization of costs for tax purposes. The model assumes Forestar continues operating over the 10 year period as a standalone public company and the Company executes its cost savings related to targeted SG&A levels.

        For use in connection with its financial analyses summarized under "—Opinion of Forestar's Financial Advisor", JMP Securities arithmetically calculated projected unlevered free cash flow for 2017 - 2026 using the information contained in the prospective 2017-2026 financial model prepared by Forestar's management, as follows (in millions): 2017: $183.1; 2018: $76.8; 2019: $52.8; 2020: $73.2; 2021: ($3.9); 2022: $36.8; 2023: $28.1; 2024: $26.8; 2025: $2.4; 2026: $24.8. Unlevered free cash flow is defined for purposes of the Forecasts as net cash flow generated excluding debt repayment and interest expense, interest income and tax benefit of interest tax deductible. Calculation also excludes consolidated venture cash flows due to third parties. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to revenue or net income as a measure of operating performance or net change in cash flow as a measure of liquidity. The foregoing estimates of unlevered free cash flows were calculated solely for purposes of the discounted cash flow analysis in connection with JMP's opinion, and none of Forestar, Starwood or JMP assumes any responsibility for any use of such estimates, or reliance on such estimates, for any other purpose.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Company's board that you vote to adopt the merger agreement, you should be aware that the Company's directors and current and former executive officers have interests in the merger that are different from, or in addition to, those of the Company's stockholders generally. The Company's board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and (ii) resolve to recommend that the Company's stockholders adopt the merger agreement. Stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below and, for the executive officers, in the Golden Parachute Compensation table in the "—Merger-Related Compensation for the Company's Named Executive Officers" section below.

Overview

        Certain directors hold unvested stock options that will vest and become payable upon consummation of the merger. The non-employee directors otherwise have no interests in the merger that are different from, or in addition to, those of the Company's stockholders generally, though the directors do also hold fully vested restricted stock units and, together with the executive officers of Forestar, will be entitled to receive indemnification, advancement of expenses and exculpation from the surviving entity and coverage under directors' and officers' liability insurance policies following the merger. See "The Merger Agreement—Indemnification and Insurance" below.

        Each of the Company's current executive officers (Messrs. Phillip J. Weber, Charles D. Jehl and Michael Quinley) hold unvested equity awards that will vest and become payable upon consummation of the merger, and each will be entitled to certain severance benefits upon and by reason of a qualifying termination of employment following the merger. Mr. David M. Grimm, the Company's former Chief Administrative Officer & General Counsel, holds unvested equity awards that will vest and become payable upon and by reason of consummation of the merger, and he is also party to a Separation Agreement and Release that will provide him additional benefits by reason of consummation of the merger. Mr. Bruce F. Dickson, the Company's former Chief Real Estate Officer (together with Messrs. Weber, Jehl, Quinley and Grimm, the "named executive officers") holds performance-based equity awards that will become payable upon consummation of the merger, but he is not entitled to any other compensation or benefits by reason of the merger.

        Following execution of the merger agreement, Starwood has engaged in discussions with certain employees of the Company regarding the terms of the potential employment of such employees after the closing with an entity affiliated with an investor in Merger Parent, which entity will provide certain services to the surviving entity.

        These interests are described further below.

Equity Award Acceleration

        Pursuant to the merger agreement, each Company equity incentive compensation award that is outstanding immediately prior to the merger will be cancelled and of no further force or effect as of the effective time of the merger and, in exchange for the cancellation of such equity award, whether or not such equity incentive compensation award was vested as of the effective time of the merger, the holder will receive the merger consideration for each underlying share of Company common stock (in the case of stock options, less the aggregate exercise price, but not less than $0). With respect to market-leveraged stock units, whose underlying share number generally depends on the Company's stock price at the end of the applicable performance period, the number of underlying shares will be based on the merger consideration.

        Several of our directors hold unvested equity awards in the form of stock options (in addition to restricted stock units that will either vest by reason of service before consummation of the merger or cease to be of effect at the time of the merger). The number of options (based on holdings as of May 15, 2017) and their value (based on the excess of the merger consideration over the applicable exercise price) are set out in the table below as applicable.

Director	Number of Unvested Options	Value of Unvested Options
M. Ashton Hudson	13,500	$76,275
William Powers, Jr.*	—	—
James A. Rubright	—	—
Daniel B. Silvers	7,000	$1,190
Richard M. Smith	—	—
Richard D. Squires	13,500	$76,275

*
Mr. Powers retired from the Company's board of directors effective May 9, 2017.

        In addition, each named executive officer holds market-leveraged stock units, and each of our named executive officers other than Mr. Dickson hold unvested stock options and time-based restricted stock units. The value of those various awards is reflected in the Golden Parachute Compensation table in the "—Merger-Related Compensation for the Company's Named Executive Officers" section below.

Change in Control/Severance Agreements with Current Executive Officers

        Each of our current executive officers is a party to a Change in Control/Severance Agreement with the Company that provides certain payments and benefits upon a qualifying termination of the executive officer's employment by the Company without "cause" (as defined below) or by the executive for "good reason" (as defined below) within two years following a "change in control" of the Company (which would include consummation of the merger). Upon such a qualifying termination of employment, the executives would be entitled to:

  •
  a prorated current cycle annual incentive bonus if the termination is before the end of the first half of the cycle or a full annual incentive bonus if termination is during the second half of the cycle (in each case, assuming achievement of performance goals at the target level);

  •
  any earned but unpaid incentive compensation that has been allocated or awarded to the executive for a completed bonus cycle preceding the date of termination (presently $0);

  •
  lump sum cash severance payment equal to two times their highest base salary during the three-year period prior to the change in control plus two times the target annual bonus during the year of the termination, or if higher, the actual bonus in any of the three fiscal years preceding the termination;

  •
  health and welfare benefits for two years at no greater cost to the executive;

  •
  full acceleration of vesting of all unvested or restricted equity or equity-based awards, including stock options, stock appreciation rights, restricted shares, restricted stock units, market-leveraged stock units, and performance stock units (though, in regard to awards outstanding immediately before consummation of the merger, such acceleration will occur by reason of the consummation of the merger without regard to any subsequent employment termination);

  •
  a lump sum payment equal to two years' match and contributions under the Company's 401(k) plan plus two years' contributions under the Company's Supplemental Executive Retirement Plan ("SERP"), assuming, in each case, that the executive made the maximum permissible contributions and earned compensation at the highest rate of compensation during the three-year period prior to the termination;

  •
  three years (two years in the case of Mr. Jehl) of additional service credit under the SERP (though no such additional service credit will increase the executives' benefit under that plan);

  •
  reimbursement for outplacement services for one year not to exceed 15% of the sum of the applicable executive's highest base salary during the three years preceding the termination and his target bonus for the year of the termination, or if higher, the actual bonus in any of the three fiscal years before the termination; and

  •
  two years' continuation of current perquisites.

        The agreements with Messrs. Jehl and Quinley include gross-up provisions in the event the executive is required to pay excise tax on these amounts, but only if their value exceeds 110% of the amount that would not be subject to excise tax; otherwise the amount would be reduced to the maximum amount that would not trigger the excise tax. Mr. Weber is not entitled to any excise tax gross-up; however, if any amounts payable to him would be subject to excise tax, the amount payable to him would be reduced to the extent such reduction would provide him with a greater after-tax benefit.

        For purposes of the Change in Control/Severance Agreement, "cause" generally means (i) the willful and continued failure by the executive officer to substantially perform his or her duties with the Company after a written demand for substantial performance is delivered by the board of directors of the Company or (ii) the willful engaging by the executive officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

        For purposes of the Change in Control/Severance Agreement, "good reason" generally means (i) a material reduction in the executive officer's authority, duties, or responsibilities, which for purposes of the Change in Control/Severance Agreement, shall include only the assignment to the executive officer of any duties substantially inconsistent with the executive officer's status as a senior executive officer of the Company or a material adverse alteration in the nature or status of the executive officer's responsibilities from those in effect immediately prior to the change in control (including, as applicable and without limitation, the executive officer ceasing to be an executive officer of a public company), (ii) a material diminution in base salary as in effect immediately prior to the change in control, (iii) relocation of the executive officer's principal place of employment to a location more than fifty miles from the Company's headquarters immediately prior to the change in control or (iv) any other action of inaction that constitutes a material breach of certain successor employer obligations or employee benefits continuation provisions of the Change in Control/ Severance Agreement. Any such "good reason" must be asserted by the executive officer in a notice of termination given within ninety days following the date of the first act or failure to act constituting such "good reason."

        The Golden Parachute Compensation table in the "—Merger-Related Compensation for the Company's Named Executive Officers" section below quantifies the payments and benefits that may be provided under the Change in Control/Severance Agreements upon a qualifying termination of employment following consummation of the merger. In addition, pursuant to the terms of a separate employment agreement with the Company, upon a termination of employment for any reason before October 21, 2017, Mr. Weber would be subject to a two-year noncompetition and employee/customer nonsolicitation restrictive covenant.

Separation and Release Agreement with Mr. Grimm

        On April 13, 2017, the Company and Mr. Grimm entered into a Separation Agreement and Release pursuant to which Mr. Grimm's employment with the Company terminated effective April 14, 2017. Pursuant to that agreement, Mr. Grimm provided a release of claims against the Company, agreed to certain other restrictive covenants and cooperation undertakings, and also agreed to provide consulting services to the Company on an as-needed basis during the 90-day period following his departure (or if earlier, through consummation of the merger) in consideration for a monthly consulting fee of $25,000, pro-rated if applicable for any partial month of service.

        Upon and by reason of his employment termination, the Company agreed to provide Mr. Grimm termination benefits in the form of a lump-sum cash payment of $550,000, reimbursement for medical continuation costs for one year and for the cost of converting his Company-provided life and AD&D insurance to a personal policy (provided that such reimbursement obligations will cease to the extent he acquires other employer-provided coverage), and reimbursement for outplacement expenses of up to $25,000 to the extent incurred not more than six months following his termination.

        Upon consummation of the merger, the Company will provide to Mr. Grimm the payments and benefits that would have been provided to him (based on his compensation levels in effect upon his employment termination) pursuant to the Change in Control/Severance Agreement that was in effect between him and the Company immediately before his termination as if he had experienced a qualifying termination of employment thereunder immediately following consummation of the merger, less the termination benefits provided to him under the Separation Agreement and Release. Mr. Grimm's Change in Control/Severance Agreement was substantially identical to the Change in Control Severance Agreement applicable to Mr. Jehl, as described above under "—Change in Control/Severance Agreements with Current Executive Officers." The amounts that would become payable to Mr. Grimm under his Separation Agreement and Release by reason of the consummation of the merger are set out in the Golden Parachute Compensation table in the "—Merger-Related Compensation for the Company's Named Executive Officers" section below.

Indemnification and Insurance

        Pursuant to the terms of the merger agreement, members of the Forestar board of directors and executive officers of Forestar will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Indemnification and Insurance."

Merger-Related Compensation for the Company's Named Executive Officers

        In accordance with Item 402(t) of Regulation S-K, the Golden Parachute Compensation table below sets forth the estimated amount of compensation that is based on or that otherwise relates to the merger and that may be payable to the Company's "named executive officers" identified above, who are those individuals listed in the "Summary Compensation Table" that is part of the Company's most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (its proxy statement for the 2017 annual meeting). These amounts have been calculated assuming the merger was consummated on May 15, 2017 (the latest practicable date prior to the filing of this proxy statement), equity incentive compensation award holdings as of such date and, for purposes of determining equity award values, the per-share merger consideration (a per-share cash value of $14.25). The amounts in the table below do not include amounts that are already vested without regard to the merger (such as vested equity awards and benefits under the Company's Supplemental Executive Retirement Plan) or amounts that may be granted following the date of this proxy statement.

        Other than the amounts shown in the "Equity" column of the table and the amounts shown for Mr. Grimm, which amounts will become payable upon and solely by reason of consummation of the merger, the amounts set out in the table below are payable only if there shall occur a qualifying termination of employment within two years following consummation of the merger (a termination of Messrs. Weber, Jehl or Quinley by the Company without "cause" or by such executive for "good reason") and were determined as if such executive experienced a qualifying termination of employment as of the date of the merger's consummation.

        See the section above captioned "—Interests of the Company's Directors and Executive Officers in the Merger" for further information about the compensation disclosed in the table below. The amounts indicated below are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct, including assumptions that are based on information not currently available. Accordingly, the actual amounts, if any, received by a named executive officer (other than Mr. Dickson) may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Phillip J. Weber	$2,281,995	$742,464	$184,923	$3,209,382
Charles D. Jehl	$1,520,775	$866,324	$136,105	$2,523,204
Michael Quinley	$1,195,409	$817,831	$115,105	$2,128,345
David M. Grimm*	$708,320	$489,174	$110,497	$1,307,991
Bruce F. Dickson**	—	$146,091	—	$146,091

*
Mr. Grimm's employment with the Company terminated April 14, 2017. As explained more fully above in "—Separation and Release Agreement with Mr. Grimm," the amounts shown for him (in other than the "Equity" column) represent amounts that would have been provided to him (based on his compensation levels in effect upon his actual termination of employment) pursuant to the Change in Control/Severance Agreement that was in effect between him and the Company immediately before his termination as if he had experienced a qualifying termination of employment thereunder immediately following consummation of the merger, less the $550,000 already paid to him upon his termination of employment and less certain medical cost amounts described in footnote 2 to this table.

**
Mr. Dickson's employment with the Company terminated March 31, 2016. The amount shown for him represents payment in respect of market-leveraged stock units that were prorated upon his retirement and otherwise would have settled on February 10, 2018 based on the Company's stock price at that time.

(1)
Represents lump-sum severance payable upon a qualifying termination of employment (a termination of employment by the Company without "cause" or by the executive for "good reason" within two years following consummation of the merger)—i.e., on a "double-trigger" basis—except for Mr. Grimm, who would be paid such amount in a lump sum upon and by reason of the consummation of the merger—i.e., on a "single-trigger" basis. As described in greater detail above in "—Interests of the Company's Directors and Executive Officers in the Merger," the payments would consist of the following (in the case of Mr. Grimm, less the $550,000 already paid under his Separation and Release Agreement): (i) two times their respective highest base salary during the three-year period prior to the merger plus two times the target annual bonus during the year of the termination, or if higher, the actual bonus in any of the three fiscal years preceding the termination, (ii) a pro-rated short-term incentive bonus based on the number of months in the year of termination that the individual was employed prior to the termination date if the termination date occurred in the first half of the bonus cycle or the full incentive bonus if the termination date occurred during the second half of the cycle, in each case assuming achievement of performance goals at the target level, and (iii) a lump sum payment equal to two years' match and contributions under the Company's 401(k) plan plus two years' contributions under the Company's SERP, assuming, in each case, that the executive made the maximum permissible contributions and earned compensation at the highest rate of compensation during the three-year period prior to termination. The following table sets out these various components as reflected in the "Cash" column in the "Golden Parachute Compensation" table above:

Name	Salary and Bonus Severance ($)		Pro Rated Bonus ($)	401(k) and SERP Payment ($)	Total ($)
Phillip J. Weber	$2,000,000		$187,500	$94,495	$2,281,995
Charles D. Jehl	$1,350,000		$97,500	$73,275	$1,520,775
Michael Quinley	$1,070,000		$61,875	$63,534	$1,195,409
David M. Grimm	$580,000	*	$61,875	$66,445	$708,320
Bruce F. Dickson	—		—	—	—

*
The $550,000 previously paid to Mr. Grimm under his Separation and Release Agreement has been deducted from the amount that otherwise would have been reflected for him in this column.

  If, as is expected, the consummation of the merger were to occur during 2017 and on or after July 1, 2017, the payment amount reflected in the "Cash" column in the "Golden Parachute Compensation" table above (and in the "Pro-Rated Bonus" column in the table immediately above) would be increased as follows by reason of additional amounts payable in respect of the 2017 annual bonus cycle: $312,500 for Mr. Weber, $162,500 for Mr. Jehl, $103,125 for Mr. Quinley and $103,125 for Mr. Grimm.

(2)
As described in greater detail above in the section entitled "—Interests of the Company's Directors and Executive Officers in the Merger," each named executive officer holds market-leveraged stock units, and each of our named executive officers other than Mr. Dickson hold unvested stock options and time-based restricted stock units. The payment amount reflected in the "Equity" column in the "Golden Parachute Compensation" table above reflects the value of accelerated vesting of those awards based on the number of such equity-based awards held by each named executive officer on May 15, 2017, and the following table sets out the various components of those respective amounts (in the case of stock options, net of the aggregate exercise price and, in the case of market-leveraged stock units pursuant to the terms thereof, performance attainment based on the per-share merger consideration of $14.25):

Name	Forestar Stock Options ($)	Forestar Restricted Stock Units ($)	Market-Leveraged Stock Units ($)	Total ($)
Phillip J. Weber	$2,148	$386,631	$353,685	$742,464
Charles D. Jehl	$1,562	$607,549	$257,213	$866,324
Michael Quinley	$1,562	$559,056	$257,213	$817,831
David M. Grimm	$1,952	$165,699	$321,523	$489,174
Bruce F. Dickson	—	—	$146,091	$146,091

  Each of the awards will vest on a "single-trigger" basis upon and by reason of the consummation of the merger, whether or not employment is terminated. Depending on when the merger is consummated, certain stock options held by Mr. Weber may vest pursuant to their terms before the merger closing date; no such option has an exercise price of less than $14.25, however, and accordingly no such option is reflected in the "Golden Parachute Table" in any event.

(3)
Represents the value of: (i) for Messrs. Weber, Jehl and Quinley, two years of continued medical/welfare benefits ($33,070, $33,002 and $33,002, respectively) and, for Mr. Grimm, two years of continued medical/welfare benefits less the medical continuation coverage amount already provided to him in respect of the period beginning May 1, 2017 and ending upon consummation of the merger ($23,894); and (ii) one year of outplacement assistance ($150,000 for Mr. Weber, $101,250 for Mr. Jehl, $80,250 for Mr. Quinley and, assuming that he will not have incurred any other outplacement expense before consummation of the merger, $84,750 for Mr. Grimm); and (iii) the value of two years of continued perquisites ($1,853). Continued medical coverage amounts reflect actual Company costs for 2017 and assume an annual 15% cost increase. These benefits and payments are "double-trigger" in nature as they will be provided only in the event of a termination of employment by the Company without "cause" or by the executive for "good reason" within two years following consummation of the merger, except in the case of Mr. Grimm, who becomes eligible for them upon and by reason of the consummation of the merger—i.e., on a "single-trigger" basis.

Financing

        Merger Parent and Merger Sub have represented to the Company that Parent will have sufficient funds at the closing of the merger, taken together with our cash on hand, to pay all cash amounts required to be paid by Merger Parent and Merger Sub under the merger agreement.

        Merger Parent anticipates that the funds needed to close the merger will be funded through a combination of equity financing from SOF-X U.S. Holdings, L.P., an affiliate of Starwood, which we refer to as "SOF-X U.S. Holdings," in an amount up to $476.48 million and our cash on hand.

        The consummation of the merger is not subject to any financing conditions, although funding of the equity financing is subject to the satisfaction of the conditions set forth in the commitment letter under which the equity financing will be provided.

Equity Financing

        Merger Parent has entered into an equity commitment letter with SOF-X U.S. Holdings, dated April 13, 2017, pursuant to which SOF-X U.S. Holdings has committed to contribute to Merger Parent, at or prior to the closing of the merger, up to $476.48 million.

        The obligation of SOF-X U.S. Holdings to fund the equity financing contemplated by the equity commitment letter is subject to (i) the satisfaction or waiver in writing by Merger Parent and Merger Sub of all conditions to the obligations of Merger Parent and Merger Sub to consummate the transactions contemplated by the merger agreement and (ii) the contemporaneous consummation of the closing of the merger.

        The obligation of SOF-X U.S. Holdings to fund the equity financing commitment generally will terminate upon the earliest to occur of (a) the valid termination of the merger agreement in accordance with its terms; (b) the closing of the merger; (c) the funding of the equity financing commitment by SOF-X U.S. Holdings or its assigns; and (d) the Company or any of its equityholders, affiliates or subsidiaries, directly or indirectly, asserting any claim against SOF-X U.S. Holdings or any related party other than a claim against any related party under the merger agreement or against SOF-X U.S. Holdings under the limited guarantee.

Limited Guarantee and Remedies

        In connection with the merger agreement, SOF-X US Holdings has agreed to, subject to the terms and conditions of a limited guarantee, absolutely, unconditionally and irrevocably guarantee to Forestar the payment of certain amounts required under the merger agreement by Merger Parent including with respect to: (i) the payment of the $40 million Parent termination fee in accordance with the terms of the merger agreement; and (ii) certain indemnification and reimbursement obligations in accordance with the merger agreement, in each case, as, when and to the extent due under the merger agreement. The limited guarantee will terminate on the earlier of (a) the closing of the merger, (b) the payment in full of the guaranteed obligations (as specified in the limited guarantee) and (c) 120 days following a termination of the merger agreement in accordance with its terms (except as to payments for which a claim has been made prior to such termination).

        We cannot seek specific performance to require Merger Parent and Merger Sub to perform their respective obligations under the merger agreement, including to complete the merger, and our exclusive remedy for the failure of Merger Parent and Merger Sub to complete the merger is to seek payment of the $40 million Parent termination fee and certain indemnification and reimbursement obligations, as supported by the limited guarantee described above. See "The Merger Agreement—Termination—Termination Fees—Merger Parent Termination Fee."

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger to holders of shares of Forestar common stock that are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury regulations promulgated thereunder, court decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the conclusions set forth herein. This discussion is limited to holders who hold their shares of Forestar common stock as "capital assets" within the meaning of the Code (generally, property held for investment purposes). This summary does not describe any tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" is a U.S. Holder, a Non-U.S. Holder or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein), insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, certain expatriates or former long-term residents of the United States or holders subject to the alternative minimum tax;

  •
  holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  holders who received their shares of Forestar common stock in a compensatory transaction; and

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Forestar common stock, the tax treatment of a person treated as a partner in such partnership for U.S. Federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Forestar common stock and partners therein should consult their tax advisors regarding the tax consequences of the merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Forestar common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

        The receipt of cash by a U.S. Holder in exchange for shares of Forestar common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holders will recognize gain or loss equal to the difference, if any, between the amount of cash received and such U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis in its shares of Forestar common stock will generally equal the amount that such U.S. Holder paid for the shares. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares exceeds one year at the time of the completion of the merger. A reduced tax rate on capital gain will generally apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of shares at different times and different prices, such U.S. Holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of shares.

Non-U.S. Holders

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of shares of Forestar common stock that is not a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

        Any gain recognized by a Non-U.S. Holder as a result of the merger will generally not be subject to U.S. federal income tax unless:

  •
  such gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax at rates applicable to U.S. Holders, and if such Non-U.S. Holder is a corporation, such gain may also be subject to a branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty) and may be offset by certain U.S. source capital losses (provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

  •
  we are or have been a U.S. real property holding corporation ("USRPHC") at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period (the "Relevant Period") with respect to such holder's shares of Forestar common stock. We believe that we are currently a USRPHC for U.S. federal income tax purposes. As such, as long as our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the merger if such Non-U.S. Holder has not held (actually or constructively) more than 5% of our outstanding common stock at any time within the Relevant Period. If a Non-U.S. Holder has held (actually or constructively) more than 5% of our outstanding common stock at any time within the Relevant Period, any gain recognized as a result of the merger will generally be subject to U.S. federal income tax at rates applicable to U.S. Holders.

        HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Regulatory Matters

Required Approvals

        We are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the filing of a Certificate of Merger with respect to the merger with, and the acceptance of such Certificate of Merger for record by, the Secretary of State of the State of Delaware.

Commitments to Obtain Approvals

        Forestar and Merger Parent have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger as promptly as practicable, including using reasonable best efforts to obtain any requisite approvals, consents, authorizations, orders, exemptions or waivers by any governmental entity or other third party (provided that in respect of contracts with third parties, neither Forestar nor Merger Parent will be required to make or agree to make any payment or accept any material conditions) in connection with the merger and to fulfill the conditions to the merger. However, under no circumstances is Merger Parent or Merger Sub obligated to propose or agree to accept any undertaking or condition, to enter into any consent decrees, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Merger Parent, could be expected to limit the right of Merger Parent or its subsidiaries to own or operate all or any portion of their respective businesses or assets, including those of the Company.

Closing and Effective Time of the Merger

        Unless another date is agreed by Forestar and Merger Parent, the closing of the merger will take place on the third business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing (as described under "The Merger Agreement—Conditions to the Completion of the Merger"), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. Pursuant to the terms of the merger agreement, in no event will the closing occur prior to July 1, 2017. Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"). The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Delisting and Deregistration of Forestar Common Stock

        If the merger is completed, Forestar common stock will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER AGREEMENT

        Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Forestar or modify or supplement any factual disclosures about Forestar in its public reports filed with the SEC. Any material facts in Forestar's public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual disclosures about Forestar contained in the representations and warranties in the merger agreement shall modify such factual disclosures. In particular, the merger agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Forestar. The merger agreement contains representations and warranties by, and covenants of, Forestar, Merger Parent and Merger Sub that were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Forestar's public disclosures. Investors are not third party beneficiaries under the merger agreement.

        Additional information about Forestar may be found elsewhere in this proxy statement and Forestar's other public filings. See "Where You Can Find Additional Information."

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, Forestar will merge with and into Merger Sub and the separate corporate existence of Forestar will cease. Merger Sub will be the surviving entity (sometimes referred to herein as the "surviving entity") in the merger and will continue its corporate existence as a wholly owned subsidiary of Merger Parent. At the effective time of the merger, all of the property, rights, privileges, powers and franchises of Forestar and Merger Sub shall vest in the surviving entity, and all debts, liabilities and duties of Forestar and Merger Sub shall become the debts, liabilities and duties of the surviving entity, all as provided under the DGCL and the DRULPA. The limited partnership agreement of Merger Sub that is in effect immediately prior to the effective time of the merger will become the limited partnership agreement of the surviving entity until thereafter amended in accordance with its terms and the DRULPA, except for changes to reflect any changes to the name of the surviving entity or, if necessary, to reflect the indemnification provisions in the current certificate of incorporation and bylaws of Forestar.

        Subject to applicable law, the general partner of Merger Sub immediately prior to the effective time shall be the general partner of the surviving entity immediately following the effective time. The officers of Merger Sub immediately prior to the effective time shall be the initial officers of the surviving entity until the earlier of their resignation or removal or until their respective successors are duly designated.

When the Merger Becomes Effective

        The closing of the merger will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue NW, Washington, District of Columbia 20005 on the third business day after the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), unless another time, date or place is agreed to in writing by Forestar and Merger Parent.

        On the closing date of the merger, the parties will cause a certificate of merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and the DRULPA. The merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as shall be agreed to by the parties and specified in the certificate of merger.

Effect of the Merger on Forestar Common Stock

        As of the effective time of the merger, each share of Forestar common stock outstanding immediately prior to the effective time of the merger (other than shares owned or held in treasury by Forestar or any direct or indirect wholly owned subsidiary of Forestar and shares owned by Merger Parent or any direct or indirect wholly owned subsidiary of Merger Parent (including Merger Sub) and other than shares with respect to which a Forestar stockholder has properly exercised its appraisal rights) will be cancelled and automatically converted into the right to receive $14.25 in cash, without interest, and subject to any applicable withholding taxes.

        As of the effective time of the merger, each share held by Merger Parent, Merger Sub, Forestar (including shares held in treasury by Forestar) or any of their respective wholly owned subsidiaries immediately prior to the effective time of the merger shall be cancelled without any conversion thereof and no consideration shall be delivered with respect thereto.

        As of the effective time of the merger, all of the partnership interests of Merger Sub that are outstanding immediately prior to the effective time shall remain outstanding and unchanged by virtue of the merger as outstanding partnership interests of the surviving entity, and such partnership interests shall continue to be owned by Merger Parent.

Treatment of Company Equity Awards

        The merger agreement provides that each equity incentive compensation award denominated in shares of Forestar common stock (an "Equity Award") that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time. In exchange for such cancellation, the holders of Equity Awards will receive the merger consideration for each share of common stock underlying the Equity Award (plus payment in cash of all accrued dividend equivalents, if any, with respect thereto and, in the case of equity awards that are stock options or stock appreciation rights, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not such Equity Award was vested as of the effective time of the merger, with such payment subject to applicable tax withholding.

        With respect to Equity Awards that vest upon the achievement of performance-based metrics, the number of shares of Forestar common stock subject to such Equity Awards will be determined according to the terms set forth in the applicable award agreements. The only such performance-based Equity Awards presently outstanding are market-leveraged stock units, whose underlying share number generally depends on the Company's stock price at the end of the applicable performance period, which by reason of the merger will be deemed to be the merger consideration.

Exchange of Shares and Certificates

        Prior to the effective time of the merger, Merger Parent will engage a paying agent reasonably satisfactory to Forestar. Prior to the effective time of the merger, Merger Parent will deposit with the paying agent cash equal to the aggregate merger consideration to be paid in respect of the shares of Forestar common stock pursuant to the merger agreement. Promptly after the effective time of the merger, Merger Parent will cause the paying agent to transmit to each record holder of shares of Forestar common stock that were converted into the right to receive the merger consideration, a letter of transmittal and instructions for use in such payment.

        Upon surrender of a certificate or book-entry share, as applicable, to the paying agent together with the letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry share will be entitled to receive the merger consideration (less any amount that may be withheld with respect to any applicable withholding taxes) for each share of Forestar common stock formerly represented by the certificate or book-entry share. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate.

Representations and Warranties

        The merger agreement contains representations and warranties of Forestar, Merger Parent and Merger Sub.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "Company material adverse effect" qualification with respect to Forestar or a "Parent material adverse effect" qualification with respect to Merger Parent. For purposes of the merger agreement, a "Company material adverse effect" with respect to Forestar means any change, effect, event, occurrence, circumstance, condition, development or combination of the foregoing that, individually or in the aggregate, (i) results in any change that is materially adverse to the business of Forestar and its subsidiaries, taken as a whole or (ii) has or would reasonably be expected to prevent or delay the consummation of the merger, provided, however, that, in the case of clause (i), "Company material adverse effect" shall not be deemed to include the impact of:

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  changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets;

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  changes generally affecting the real estate industry in the United States;

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  changes or proposed changes in any applicable law or changes in GAAP or its interpretation;

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  changes in political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to natural disasters, in each case, occurring after the date of the merger agreement;

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  the effects of the actions or omissions specifically required of Forestar in connection with the merger agreement;

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  the effects of any material breach, violation or non-performance of any provision of the merger agreement by Merger Parent or Merger Sub;

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  the negotiation, execution, announcement or pendency of the merger agreement, or the consummation of the merger, including the identity of Merger Parent or any of its affiliates, or any communication by Merger Parent or any of its affiliates regarding plans with respect to Forestar, its subsidiaries or their employees;

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  the taking of any action at the written request of Merger Parent or its affiliates;

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  changes in the trading price or volume of shares of Forestar common stock or change in the credit rating of Forestar or its subsidiaries; or

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  any failure by Forestar or its subsidiaries to meet any financial forecasts, although the underlying cause of such changes may be taken into account in determining whether a Company material adverse effect has occurred to the extent not otherwise excluded by another exception.

        However, with respect to the matters described in the first, second, third and fourth bullet points above, any such effect shall be taken into account if and only to the extent it, individually or in the aggregate with any other effect, disproportionately affects Forestar and its subsidiaries compared to other companies operating in the real estate industry in the United States.

        For the purpose of the merger agreement, a "material adverse effect" with respect to Merger Parent, which we refer to as a "Parent material adverse effect" means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate prevents or materially impairs or delays the consummation by Merger Parent or Merger Sub of the merger.

        Subject to certain exceptions in the merger agreement, in the disclosure letter delivered by Forestar to Merger Parent in connection with the merger agreement (referred to as the "Company disclosure letter") and in reports filed with or furnished to the SEC by Forestar and publicly available in the two years prior to the date of the merger agreement, the merger agreement contains representations and warranties of Forestar as to, among other things:

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  organization, good standing and corporate power to do business;

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  Forestar's capitalization;

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  corporate authority, consents, conflicts and approvals relating to the execution, delivery and performance of the merger agreement and the consummation of the merger;

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  Forestar subsidiaries and joint ventures;

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  forms, reports, statements, documents and financial statements of Forestar required by the SEC;

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  establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

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  absence of certain events or changes in the business of Forestar, including that there has not been a Company material adverse effect;

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  compliance with applicable laws, orders and data security requirements;

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  certain details pertaining to Forestar's tax returns, filings and other tax matters;

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  permits, licenses, authorizations, consents, approvals and franchises from governmental entities required to conduct Forestar's business as currently conducted;

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  certain details with respect to litigation involving Forestar;

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  certain details pertaining to Forestar's material contracts;

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  certain details pertaining to the real estate owned and leased by Forestar and its subsidiaries and agreements related to such real estate;

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  certain details with respect to Forestar's employee benefit plans, employee relations and labor matters;

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  absence of undisclosed liabilities;

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  certain details pertaining to pertaining to environmental laws and Forestar's compliance with such laws;

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  certain details pertaining to Forestar's intellectual property;

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  compliance with labor laws and absence of any labor agreements;

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  insurance;

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  accuracy and completion of the information supplied by Forestar for inclusion in this proxy statement;

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  certain details pertaining to Forestar's existing indebtedness;

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  certain actions in respect of potentially applicable state anti-takeover statutes or regulations;

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  broker's and finder's fees;

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  opinion of financial advisor;

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  affiliate transactions; and

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  certain actions in respect of potentially applicable state anti-takeover statutes or regulations and Forestar's Tax Benefits Preservation Plan.

        Subject to certain exceptions in the merger agreement, the merger agreement also contains representations and warranties of Merger Parent and Merger Sub as to, among other things:

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  organization and good standing;

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  power and authority, consents, conflicts and approvals relating to the execution, delivery and performance of the merger agreement and the consummation of the merger;

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  absence of litigation or order from a governmental entity or arbitrator that might, if adversely determined, be expected to have a Parent material adverse effect;

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  sufficient funds to consummate the transaction and delivery of an executed equity financing commitment letter;

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  ownership and operations of Merger Sub;

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  Merger Parent and Merger Sub not being an "interested stockholder" as defined in Section 203 of the DGCL;

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  solvency of Merger Parent and its consolidated subsidiaries;

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  accuracy and completion of the information supplied by Merger Parent or Merger Sub for inclusion in this proxy statement;

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  compliance with applicable law;

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  broker's and finder's fees; and

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  Merger Parent's delivery of a limited guarantee to Forestar, in favor of Forestar with respect to certain of Merger Parent's payment obligations under the merger agreement.

Conduct of Business Pending the Merger

        The merger agreement provides that, during the period commencing on the signing of the merger agreement and ending on the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger, except (i) with the prior written consent of Merger Parent or (ii) as set forth in the Company disclosure letter, Forestar must, and must cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to keep available the services of its current officers and employees, preserve, in all material respects, the current relationships with customers, suppliers, licensors, licensees, distributors and other persons with which Forestar has business dealings. Further, the merger agreement also provides that, from the signing date of the merger agreement through the effective time of the merger, except (A) as required by applicable law or the terms of any Forestar employee benefit plan, (B) as otherwise contemplated, required or permitted pursuant to the merger agreement, (C) with the prior written consent of Merger Parent, which consent will not be unreasonably withheld, conditioned or delayed, or (D) as set forth in the Company disclosure letter, subject to certain exceptions, Forestar must, and must cause its subsidiaries, not to (among other prohibitions):

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  amend its certificate of incorporation, bylaws or comparable organizational documents;

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  authorize for issuance, issue, sell, deliver, or commit to issue, sell, or deliver (including options) any securities;

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  acquire, redeem or amend any securities in respect of Forestar capital stock except to the extent required pursuant to the terms of any benefit plan;

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  set any record or payment dates for the payment of any dividends or distributions on any equity interests of Forestar or any of its subsidiaries, or split, combine, or reclassify any shares of any equity interests, or make any distribution in respect of shares of capital stock or other equity interests, other than distributions made to Forestar or any wholly owned subsidiary of Forestar;

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  propose or adopt a plan of complete or partial liquidation or other reorganization of Forestar or any of its subsidiaries;

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  incur any indebtedness, issue any debt securities, assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, make any capital contributions to or investments in any person, mortgage or pledge any assets, prepay any indebtedness or amend the terms of any debt securities;

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  adopt, modify or terminate any compensation, severance, equity award or employee benefit arrangement, take any action to cause the acceleration of or increases in any benefits, hire or terminate without cause a person with aggregate annual compensation of $100,000 or more, or appoint any person as an executive officer or director;

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  grant or modify the terms of any options or other rights to acquire, or rights denominated in, any of Forestar's or any of its subsidiaries' equity interests;

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  with specified exceptions, acquire, sell, lease (as lessor or lessee), or license (as licensor or licensee) any property or assets with an individual value greater than $100,000;

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  make any change in any accounting principles or practices or fail to maintain books and records in accordance with GAAP;

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  modify any material tax election, change any material tax accounting method, settle any tax liability or consent to extend or waive any limitation period with respect to any claim or assessment for taxes, file any amended return or surrender any material tax refund;

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  enter into, renew, extend, or terminate any "material contract" (as defined in the merger agreement) or make any material amendment to any such material contract, in each case subject to specified exceptions;

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  recognize or certify any labor organization or group of employees of Forestar or its subsidiaries as the bargaining representative for any employees of Forestar or its subsidiaries;

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  settle any pending or threatened litigation, or satisfy or agree to satisfy any claim, liability or obligation, absolute or accrued, asserted or unasserted, contingent or otherwise, in each case subject to specified exceptions;

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  enter into any contract between Forestar or any of its subsidiaries and any affiliate of Forestar (other than its subsidiaries);

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  fail to use reasonable best efforts to maintain existing insurance policies or to replace those policies with reasonably comparable policies, covering Forestar, its subsidiaries, and their respective assets;

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  form any new joint ventures or materially modify the terms of any existing joint ventures with third parties;

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  amend the compensation terms or other obligations of Forestar contained in the engagement letter with JMP in a manner adverse to Forestar, any of its subsidiaries, or the surviving entity, or engage any other financial advisers in connection with the transactions contemplated by the merger agreement;

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  other than in the ordinary course of business, initiate or consent to material zoning reclassification of any owned or leased real property, and not initiate or consent to any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any such property;

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  other than in the ordinary course of business, enter into, renew, amend, terminate, waive, compromise or assign any material rights or claims under any material real property lease or enter into any other lease of real property with a term in excess of one year;

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  other than in the ordinary course of business, sell, license, mortgage or otherwise encumber any owned real property or other assets with an individual value greater than $100,000 (or in the case of intellectual property, that is material to Forestar);

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  enter into any new line of business;

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  purchase any "non-core" assets or rights or any other asset or right not purchased in furtherance of Forestar's and its subsidiaries' core community development business, or invest or commit to invest any amounts with respect to such "non-core" assets;

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  with specified exceptions, make any new non-budgeted capital expenditures; or

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  enter into a contract to do any of the foregoing or make any formal or informal arrangement, whether or not binding, with respect to the foregoing.

Non-Solicitation; Acquisition Proposals

        Except as expressly permitted by the merger agreement, Forestar has agreed that it shall, and shall cause each of its subsidiaries and its and their respective directors, officers, employees, auditors, attorneys financial advisors and other agents (referred to as "representatives") to, (i) immediately cease and terminate all existing activities, discussions or negotiations with any person with respect to an acquisition proposal, (ii) cease providing information with respect to Forestar, its subsidiaries or any acquisition proposal, (iii) terminate access to physical or electronic data rooms for such persons, (iv) request that persons in possession of confidential information about Forestar, furnished by Forestar in connection with previous discussions, to destroy such information, and (v) not, directly or indirectly:

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  solicit, request, initiate, or knowingly facilitate or encourage any proposal, offer or inquiry that constitutes or could reasonably be expected to lead to an acquisition proposal;

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  participate in discussions with, furnish any information to, or afford access to the business of the Company to, any third persons in connection with an acquisition proposal;

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  grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of Forestar or any of its subsidiaries, unless the Forestar board of directors decides that the failure to grant such waiver or release would be inconsistent with its fiduciary duties;

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  approve any third person becoming an "interested stockholder" under Section 203 of the DGCL;

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  enter into any agreement in principle, letter of intent or other agreement relating to an acquisition proposal; or

  •
  propose publicly to do any of the foregoing.

        Under the merger agreement, an "acquisition proposal" means any proposal by any third person, (i) to acquire, directly or indirectly, Forestar common stock (or securities exercisable, convertible, redeemable or exchangeable for common stock) that, if consummated in accordance with its terms, would result in such third person beneficially owning, directly or indirectly, more than 15% of the combined voting power of Forestar common stock outstanding after giving effect to the consummation of such transaction, (ii) to acquire (including by joint venture), directly or indirectly, more than 15% of the consolidated tangible assets of Forestar and its subsidiaries taken as a whole (measured by fair market value), (iii) to effect any merger, consolidation, recapitalization, business combination or other similar transaction involving Forestar pursuant to which any third person would hold, directly or indirectly, more than 15% of the combined voting power of the shares of outstanding Forestar common stock or of the surviving or resulting entity of such transaction or (iv) to effect any combination of the foregoing.

Receipt of an Acquisition Proposal

        Prior to obtaining the Company stockholder approval, Forestar and its subsidiaries may participate in discussions regarding, and furnish information in response to, an unsolicited, bona fide written acquisition proposal made after the date of the merger agreement and not resulting from any breach of the no solicitation section of the merger agreement, provided that: (i) the board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, (ii) the board of directors determines in good faith, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, (iii) Forestar receives an executed confidentiality agreement containing terms not less favorable to the Company than the terms of the confidentiality agreement between the Company and Starwood, and (iv) promptly (and in any event within 48 hours) after furnishing any non-public information concerning Forestar or its subsidiaries, Forestar furnishes such information to Merger Parent, if such information had not been previously furnished.

        Under the merger agreement, a "superior proposal" means a bona fide, unsolicited written acquisition proposal (substituting the term "50%" for the term "15%" in each instance where such term appears in that definition) by any third person, that the board of directors determines in good faith would be reasonably likely to be consummated if accepted, and more favorable to Forestar stockholders from a financial point of view than the merger (including any adjustments to the terms hereof that Merger Parent might offer pursuant to the no solicitation section of the merger agreement), after taking into account all circumstances that the board of directors determines are relevant, including the legal, financial and regulatory aspects of such acquisition proposal, the identity of the person making the acquisition proposal, and the anticipated timing, conditions and ability of the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

Notice of Acquisition Proposal

        Under the terms of the merger agreement, Forestar must notify Merger Parent in writing promptly (and in any event within 24 hours) after receipt by Forestar or its representatives of any acquisition proposal, any bona fide written indication that a third person intends to make an acquisition proposal or certain written requests for information, in each case by any third person that intends to make an acquisition proposal. Forestar must identify the third person making, and the material terms and conditions of, any such acquisition proposal, indication or request. Forestar must keep Merger Parent reasonably informed of any material developments, discussions or negotiations regarding any such acquisition proposal, indication or request and shall promptly (and in any event within 24 hours) provide to Merger Parent copies of all written materials provided to Forestar or any of its subsidiaries that describe any terms of any acquisition proposal as well as written summaries of any material oral communications addressing such matters.

The Company Recommendation; Change in Company Recommendation; Fiduciary Exception

        As described above, and subject to the provisions described below, the Forestar board of directors has made the recommendation that the Forestar stockholders vote "FOR" the proposal to adopt the merger agreement, which recommendation we refer to as the "Company recommendation." The merger agreement provides that the board of directors will not effect a change in the Company recommendation except as described below.

        Under the merger agreement, generally, the Forestar board of directors may not: (i) withdraw, modify, or propose publicly or resolve to withhold or modify, in any manner adverse to Merger Parent or Merger Sub, the Company recommendation (a "change in Company recommendation"), (ii) adopt, approve, authorize, recommend or declare advisable any acquisition proposal, (iii) take or fail to take any formal action or make or fail to make any public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the board of directors to Forestar's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) enter into an agreement relating to an acquisition proposal.

        If, prior to obtaining the Company stockholder approval, Forestar receives an acquisition proposal that the board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal, the board of directors may effect a change in Company recommendation or terminate the merger agreement to enter into a definitive, written agreement concerning such superior proposal, if:

  •
  Forestar shall have provided prior written notice to Merger Parent, at least four business days in advance, of its intention to effect a change in Company recommendation or to terminate the merger agreement to enter into a definitive, written agreement concerning a superior proposal, which notice shall contain certain information regarding the acquisition proposal specified in the merger agreement, including the material terms and conditions and the identity of the person making the acquisition proposal;

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  the board of directors shall have determined in good faith, after consultation with its outside legal counsel, that failure to effect a change in Company recommendation or terminate the merger agreement to enter into a superior proposal, as applicable, would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law and the Company shall have complied with its obligations under the applicable provisions of the merger agreement;

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  after providing the required notice, Forestar and its representatives shall have discussed and negotiated with Merger Parent in good faith (to the extent Merger Parent has requested that Forestar discuss and negotiate with Merger Parent and its representatives) during the notice period such adjustments in the terms and conditions of the merger agreement as would permit the board of directors not to effect a change in Company recommendation or terminate the merger agreement, as applicable; and

  •
  the board of directors shall have considered any proposed changes to the merger agreement offered in writing by Merger Parent no later than 5:00 p.m. (Eastern Time) on the last day of the notice period, and, taking into account any such proposed changes, shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the superior proposal would continue to constitute a superior proposal if such changes were to be given effect and the failure to take such action would continue to be inconsistent with the board of directors' fiduciary duties to the Forestar stockholders under applicable law, and, in the case of any termination of the merger agreement in order to cause or permit Forestar to enter into an agreement concerning a superior proposal, Forestar shall have validly terminated the merger agreement, including paying the required Company termination fee.

        The merger agreement does not prohibit the board of directors from complying with Rule 14e-2(a) under the Exchange Act with respect to any acquisition proposal or making a "stop, look and listen" disclosure of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        In addition, the board of directors may effect a change in Company recommendation in response to certain intervening events that do not relate to Merger Parent or Merger Sub and were not known and not reasonable foreseeable (or the implications and effects of which were not fully known) to the Forestar board of directors as of the date of the merger agreement (or if known, the consequences of which were not known or reasonable foreseeable) which event becomes known to the board of directors prior to the closing, if the board of directors shall have determined that the failure to take such action would be inconsistent with its fiduciary duties; provided, that, (i) Forestar promptly notified Merger Parent in writing at least four business days before taking such action, of its intention to do so, attaching a reasonably detailed description of the facts relating to such adverse recommendation change, (ii) during such period, if requested by Merger Parent, Forestar negotiated with Merger Parent regarding any proposal by Merger Parent to amend the terms of the merger agreement in response to such potential adverse recommendation change; and (iii) after such period, the board of directors determined that the failure to take such action would still be inconsistent with its fiduciary duties.

Other Covenants and Agreements

Access to Information

        Subject to certain exceptions and limitations, Forestar must afford to Merger Parent reasonable access at reasonable times on reasonable notice to all of its properties, books, contracts, commitments, personnel and records, and Forestar must furnish promptly to Merger Parent a copy of every document it files pursuant to federal or state securities laws, and all other information concerning its business, properties, litigation and personnel as Merger Parent may reasonably request (subject to Forestar's right to restrict access if such access would violate applicable law or its confidentiality obligations, would result in the loss of attorney-client privilege, or, with respect to environmental investigations, would unreasonably intrude upon the operations of Forestar or its subsidiaries).

        No review by Merger Parent or its representatives will affect or be deemed to modify any representation or warranty, covenant, or condition set forth in the merger agreement.

Indemnification and Insurance

        Merger Parent is required to cause the surviving entity to indemnify the present and former directors and officers of Forestar and its subsidiaries (the "indemnified persons") against all expenses paid in settlement in connection with any actual or threatened claim alleged to occur at or prior to the closing, whether asserted or claimed prior to, at or after the closing.

        The surviving entity must purchase as of the closing a tail endorsement to the current policies of directors' and officers' liability insurance maintained by Forestar which tail endorsement shall be effective for a period of six years after the closing with respect to claims arising from facts or events that occurred at or prior to the closing, and the tail endorsement shall contain coverage at least as favorable to the indemnified persons as the current coverage; provided, that in no event shall the surviving entity be required to pay annual premiums for insurance that exceed 300% of the most recent annual premiums paid by Forestar prior to the date of the merger agreement. If the annual premiums of such insurance coverage exceed that amount, the surviving entity shall be obligated to provide such coverage as may be obtained for such 300% amount.

        The limited partnership agreement of the surviving entity must include provisions for indemnification of the indemnified persons and employees on the same basis as set forth in Forestar's current organizational documents. Following the closing, the surviving entity must maintain in effect such provisions in its limited partnership agreement providing for such indemnification with respect to the facts occurring at or prior to the closing. After the closing, Merger Parent shall not amend the indemnification provisions of certain agreements listed in the Company disclosure letter between Forestar or any of its subsidiaries and any of the indemnified persons or employees.

Efforts to Complete the Merger; Approvals

        The merger agreement provides that Forestar, Merger Parent and Merger Sub will each use their respective reasonable best efforts to:

  •
  take all actions necessary under applicable laws to consummate the merger as promptly as practicable, including using their reasonable best efforts to obtain any requisite approvals by any governmental entity or other third party in connection with the merger and to fulfill the conditions to the merger; and

  •
  not take any action that would materially delay or prevent consummation of the merger.

        Each of Forestar, on the one hand, and Merger Parent and Merger Sub, on the other hand, are required to:

  •
  promptly notify the other of any substantive communications with any governmental entity with respect to the merger;

  •
  permit the other to review in advance, and consider in good faith the views of the other in connection with, any proposed substantive communication with any such governmental entity with respect to the merger;

  •
  not participate in any substantive meeting or have any substantive communication with any such governmental entity with respect to the merger unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such governmental entity, give the other the opportunity to attend and participate; and

  •
  furnish the other with copies of all filings and communications between it and any such governmental entity with respect to the merger; provided, however, that materials may be redacted to remove reference concerning valuation, as necessary to comply with contractual arrangements and as necessary to address reasonable attorney-client or other privilege or confidentiality concern.

        In no event will Merger Parent or Merger Sub be obligated to agree to accept, and the Company shall not discuss, propose or commit to without Merger Parent's consent, any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Merger Parent, could be expected to limit the right of Merger Parent or its subsidiaries to own or operate all or any portion of their respective businesses or assets, including those of Forestar.

Employee Matters

        From and after the closing, Merger Parent shall honor all employment agreements and Forestar employee benefit plans in accordance with their current terms, except as otherwise specifically provided in the merger agreement.

        Merger Parent shall provide each Forestar employee who incurs a termination of employment during the twelve month period following the closing with severance benefits that are no less favorable than the severance benefits described in the Company disclosure letter, which are generally consistent with the Company's existing severance benefits. These severance benefits apply to employees at or below the senior vice president level immediately before the closing date, and so will not apply to any of the Company's named executive officers. Severance benefits for the Company's named executive officers are described in "The Merger (Proposal 1)—Interests of the Company's Directors and Executive Officers in the Merger".

Forestar Special Meeting

        Forestar has agreed to duly give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of the merger agreement as promptly as practicable following the date of the merger agreement.

Pre-Merger Transactions

        Upon Merger Parent's written request at least 10 business days prior to the closing, at or prior to the closing, Forestar shall cause each subsidiary that is treated as a corporation for U.S. federal income tax purposes (each, a "converted entity") to:

  •
  convert into, at Merger Parent's election, a limited liability company or limited partnership (or other entity that is disregarded as an entity separate from Forestar for U.S. federal income tax purposes) (a "disregarded entity");

  •
  merge with and into a disregarded entity; and/or

  •
  make an election under Treasury Regulations Section 301.7701-3(c) to be disregarded as an entity separate from its owner for U.S. federal income tax purposes, as applicable, in each case, such that, at or prior to the closing, for U.S. federal income tax purposes, each such converted entity is a disregarded entity;

provided that:

  •
  Forestar shall not be required to take any such action that would reasonably be expected to result in the failure of, or materially delay the satisfaction of, any of the conditions set forth in Article VII of the merger agreement;

  •
  Forestar and its subsidiaries shall not be required to take any such actions unless such actions are conditioned upon the occurrence of the closing; and

  •
  Forestar and its subsidiaries shall not take any of the actions contemplated above if, prior to the time specified for the taking of any such action by Merger Parent, Merger Parent provides written notice to Forestar of its withdrawal of such direction.

        In all cases, the determination of the type of disregarded entity (e.g., limited partnership, limited liability company, etc.) shall be at the direction of Merger Parent. In the event the closing does not occur, Merger Parent must reimburse Forestar for all filing fees and reasonable and documented out-of-pocket fees and expenses to the extent relating to the actions taken pursuant to the section of the merger agreement dealing with the conversion of Forestar's corporate subsidiaries. Merger Parent also agrees to indemnify and hold harmless Forestar and its subsidiaries and their representatives from and against any and all liabilities incurred by them in connection with taking such actions (including any tax consequences).

Senior Secured Notes and Convertible Senior Notes

8.500% Senior Secured Notes Due 2022

        With respect to the Company's 8.500% senior secured notes due 2022, if reasonably requested by Merger Parent or Merger Sub, Forestar shall use its reasonable best efforts to:

  •
  issue a notice of redemption at least 30 days but not more than 60 days before the redemption date agreed with Merger Parent for all of the outstanding aggregate principal amount of the senior secured notes pursuant to the requisite provisions of the indenture applicable thereto; and

  •
  take any actions reasonably requested by Merger Parent (which shall not require any payment by Forestar or its subsidiaries) that are customary or necessary to facilitate the redemption and/or satisfaction and discharge of the notes pursuant to the indenture, and redeem and/or satisfy and discharge, as applicable, the notes in accordance with the indenture at the time at which the merger becomes effective;

provided, that any such redemption and/or satisfaction and discharge must be conditioned on the occurrence of the closing and shall only be conducted in compliance with the indenture and applicable securities laws.

3.75% Convertible Senior Notes

        As soon as reasonably practicable after the request by Merger Parent or Merger Sub to do so, Forestar shall use its reasonable best efforts to effect amendments and/or commence consent solicitations related to its 3.75% convertible senior notes regarding the noteholders' conversion and repurchase rights and related timing and the payment of any fee or change in interest rate on such terms and conditions that are specified and requested by Merger Parent. Merger Parent shall assist Forestar in connection with the foregoing (including entering into related supplemental indentures); provided that:

  •
  Merger Parent will only request that Forestar conduct any convertible notes amendment in compliance with the applicable indenture and applicable securities laws;

  •
  any supplemental indentures will become operative only concurrently with the closing; and

  •
  Forestar is not obligated to enter into any supplemental indenture related to a convertible notes amendment if Forestar reasonably determines that such convertible notes amendment requires the consent of all note holders and such consent has not been obtained or such amendment violates applicable securities laws.

        In addition, Forestar is required to take all actions as and when reasonably necessary to satisfy its obligations under the indenture with respect to the convertible notes in connection with the merger, including entering into a supplemental indenture in accordance with the terms of the indenture.

Certain Additional Covenants

        The merger agreement also contains additional covenants, including covenants relating to events requiring the parties to give notice to one another, stockholder litigation, public announcements, reporting requirements under Section 16 of the Exchange Act, the potential applicability of state takeover laws, the delisting of Forestar common stock from the NYSE, the obligations of Merger Sub, financing cooperation, and cooperation relating to joint ventures.

Conditions to Completion of the Merger

        The obligation of each party to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  no applicable law, temporary restraining order, injunction or other judgment, order or decree of a governmental entity shall be in effect which has the effect of prohibiting the consummation of the merger or making consummation of the merger illegal; and

  •
  the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock.

        The obligations of Merger Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Forestar:

  •
  regarding authorized, issued and outstanding capital stock and preferred stock and the lack of any shares of any equity interests or voting securities being issued, reserved or outstanding, with certain exceptions, being true and correct, subject only to de minimis exceptions, as of the date of the merger agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct, subject only to de minimis exceptions, as of such earlier date);

  •
  regarding Forestar's corporate organization, outstanding Forestar options and other equity awards, Forestar's interests in certain entities, Forestar's corporate power and authority, the absence of any conflict with Forestar's organizational documents, Forestar's subsidiaries, Forestar's existing debt, Forestar's actions to exempt the merger from Section 203 of the DGCL, the lack of any fee payable to a broker or other advisor (besides that which is payable to JMP), the receipt of the fairness opinion of JMP Securities, dated April 13, 2017, and certain representations related to Forestar's Tax Benefits Preservation Plan, being true and correct in all material respects as of the date of the merger agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct in all material respects on and as of such earlier date);

  •
  regarding the absence of a Company material adverse effect, being true and correct as of the date of the merger agreement and as of the closing as though made as of the closing (without disregarding the Company material adverse effect qualification set forth in the merger agreement); and

  •
  other than representations and warranties described in the three preceding bullets, being true and correct (disregarding all materiality qualifications) as of the date of the merger agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct on and as of such earlier date), except, in the case of this bullet, where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company material adverse effect.

  •
  Forestar having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing;

  •
  Forestar having delivered to Merger Parent a certificate, signed by an executive officer of Forestar, confirming the satisfaction of the foregoing two conditions;

  •
  the number of shares for which appraisal rights are properly exercised representing less than 20% of the shares of Forestar common stock outstanding immediately prior to the closing;

  •
  certain specified asset divestiture transactions having been consummated or the minimum proceeds related thereto having been received by Forestar (which condition has been satisfied as of the date of this proxy statement); and

  •
  since the date of the merger agreement, a Company material adverse effect shall not have occurred and be continuing.

        The obligation of Forestar to consummate the merger is also subject to the satisfaction or waiver of the following conditions:

  •
  The representations and warranties of Merger Parent and Merger Sub:

  •
  regarding the organization and standing of Merger Parent and Merger Sub, the power and authority of Merger Parent and Merger Sub, that Merger Parent will have sufficient funds at closing, that no broker or other person is entitled to any broker's or similar fee based upon arrangements made by Merger Parent, and the guarantee delivered by Merger Parent, being true and correct in all material respects as of the date of the merger agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they must be true and correct in all material respects on and as of such earlier date); and

  •
  other than the representations and warranties described in the bullet above, being true and correct (disregarding all materiality qualifications) as of the date of the merger agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct on and as of such earlier date), except where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent material adverse effect.

  •
  Merger Parent having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing; and

  •
  Merger Parent having delivered to Forestar a certificate, signed by an executive officer of Forestar, confirming the satisfaction of the foregoing two conditions.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by mutual written consent of Forestar and Merger Parent;

  •
  by either Forestar or Merger Parent:

  •
  if the effective time shall not have occurred by 5:00 p.m. (Eastern Time) on October 10, 2017 (the "outside date"); provided, however, that the right to terminate the merger agreement on this basis shall not be available to any party whose failure to fulfill any covenant contained in the merger agreement has been a principal cause of the failure of the effective time to have occurred by such date;

  •
  if any judgment shall have become final that permanently restrains, prior to the closing, the consummation of the merger; provided that the party terminating the merger agreement shall have used its reasonable best efforts to resist such judgment, and shall have complied in all material respects with the covenant requiring reasonable best efforts in obtaining requisite approvals by applicable governmental entities or other third parties; or

    •
    if the Company stockholder approval shall not have been obtained at the Forestar stockholders' meeting; or

  •
  by Forestar:

  •
  if there shall have been a material breach by Merger Parent or Merger Sub of any of its representations, warranties or covenants set forth in the merger agreement, such that either of the conditions relating to the truth and correctness of Merger Parent's representations and warranties and Merger Parent's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured within 10 business days after Merger Parent receives written notice of such breach from Forestar;

  •
  at any time prior to obtaining the Company stockholder approval, in order to enter into a definitive, written agreement for a superior proposal, and prior to or concurrently with such termination, Forestar pays to Merger Parent the Company termination fee;

  •
  if certain conditions are satisfied or waived, Forestar has confirmed by written notice its intention to terminate the merger agreement if Merger Parent and Merger Sub fail to consummate the closing when required, Merger Parent has failed to consummate the closing within two business days of the date the closing should have occurred, and Forestar stood ready to consummate the closing on the date following such two business days, and Forestar shall have given Merger Parent a written notice on or prior to such date confirming such fact; or

  •
  if the equity commitment letter from SOF-X U.S. Holdings, L.P. to Merger Parent shall have been terminated or shall have been amended in a manner materially adverse to Forestar; or

  •
  by Merger Parent:

  •
  at any time prior to the closing, if there shall have been a material breach by Forestar of any of its representations, warranties or covenants set forth in the merger agreement, such that either of the conditions relating to the truth and correctness of Forestar's representations and warranties and Forestar's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured by Forestar within 10 business days after Forestar receives written notice of such breach from Merger Parent or Merger Sub; or

  •
  at any time prior to obtaining the Company stockholder approval, if the board of directors shall effect a change in Company recommendation or fail to publicly reaffirm the board of directors' recommendation within 10 business days after Merger Parent or Merger Sub so requests in writing.

Termination Fees

Company Termination Fee

        If the merger agreement is terminated in specified circumstances, Forestar will be required to pay Merger Parent a termination fee of $20 million, which we refer to as the "Company termination fee."

        Forestar will be required to pay the Company termination fee if the merger agreement is terminated:

  •
  by Forestar, in order to enter into a definitive, written agreement for a superior proposal;

  •
  by Merger Parent, if the board of directors effects a change in Company recommendation or fails to reaffirm the board of directors' recommendation within 10 business days after Merger Parent or Merger Sub so requests; or

  •
  (i) (A) by either Merger Parent or Forestar, if the merger has not closed by the outside date, (B) by either Merger Parent or Forestar, if the Company stockholder approval has not been obtained, or (C) by Merger Parent, if there has been a material breach by Forestar of any of its representations, warranties or covenants, (ii) there has been publicly disclosed or proposed a Company acquisition proposal that remains outstanding as of the date of termination of the merger agreement, and (iii) if within 12 months after such termination, Forestar enters into a definitive agreement with respect to a Company acquisition proposal (provided that references to "15%" in the definition of "Company acquisition proposal" shall be deemed to be references to "50%")

Merger Parent Termination Fee

        If the merger agreement is terminated in other specified circumstances, Merger Parent will be required to pay Forestar a termination fee of $40 million, which we refer to as the "Parent termination fee."

        Merger Parent will be required to pay the Parent termination fee if the merger agreement is terminated:

  •
  by Forestar, if there has been a material breach by Merger Parent or Merger Sub of any of their representations, warranties or covenants, such that certain conditions would not be satisfied;

  •
  by Forestar, pursuant to the clause allowing Forestar to terminate the merger agreement for Merger Parent's failure to consummate the closing within two business days of the date on which the closing should have occurred; or

  •
  by Forestar, if the equity commitment letter shall have been terminated or shall have been amended in a manner materially adverse to Forestar.

Expense Reimbursement

        If the merger agreement is terminated:

  •
  by either party if the merger has not closed by the outside date due solely to the failure of the asset divestiture condition (which condition has been satisfied as of the date of this proxy statement);

  •
  by either party if the Company stockholder approval is not been obtained, or

  •
  by Merger Parent if there has been a material breach by Forestar of any of its representations, warranties or covenants such that certain conditions are not satisfied,

then Forestar shall reimburse Merger Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,000,000 (provided, with respect to the circumstances described in the first bullet above, such amount is not to exceed $3,000,000). In no event shall Forestar be required to reimburse Merger Parent's expenses on more than one occasion and in no event shall the sum of the amount reimbursed and Company termination fee payable by Forestar exceed the amount of the Company termination fee.

Amendment; Waivers

        The merger agreement may be amended at any time before or after receipt of the Company stockholder approval and prior to the effective time; provided, however, that after the Company stockholder approval has been obtained, there shall not be (i) any amendment that changes the amount or the form of the consideration to be delivered to the holders of Forestar common stock, or which by applicable law requires the further approval of the stockholders of Forestar without such further approval of such stockholders, or (ii) any amendment not permitted under applicable law.

        At any time prior to the effective time, any party may (i) extend the time for the performance of any of the covenants, agreements, obligations or other acts of any other party, or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the covenants or conditions of any other party or with any conditions to its own obligations.

Expenses

        Except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Jurisdiction

        Each party submits to the exclusive jurisdiction of the Delaware Court of Chancery, including any appellate courts, for any dispute arising out of or relating to the merger agreement. Each party waives any objection that it may have to the laying of the venue of any such proceedings brought in Delaware courts. With respect to any such proceeding, each of the parties waives and agrees not to claim in any such court that (i) it is not personally subject to the jurisdiction of the Delaware courts for any reason other than the failure to serve process in accordance with applicable law, (ii) it or its property is exempt from jurisdiction of the Delaware courts or (iii) the suit in the Delaware courts is brought in an inconvenient forum, the venue of such suit, action or proceeding is improper or the merger agreement may not be enforced by the Delaware courts.

Specific Performance

        Except when the merger agreement is properly terminated, Merger Parent and Merger Sub are entitled to seek an injunction to prevent breaches or threatened breaches of the merger agreement and to specifically enforce the terms of the merger agreement. Forestar is not entitled to any injunction to prevent breaches of the merger agreement by Parent or Merger Sub or to enforce specifically the terms and conditions of the merger agreement (other than the covenant related to confidentiality) or the equity commitment letter and the sole and exclusive remedy of Forestar relating to a breach of the merger agreement by Parent or Merger Parent will be the remedies set forth above under "—Termination of Merger Agreement—Terminations Fees—Merger Parent Termination Fee."

Governing Law

        The merger agreement is governed by Delaware law.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION (PROPOSAL 2)

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Merger-Related Compensation for the Company's Named Executive Officers" beginning on page [    •    ] of this proxy statement. This non-binding advisory proposal gives Forestar stockholders the opportunity to express their views on the merger-related compensation of Forestar's named executive officers.

        The Forestar board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Forestar board of directors unanimously recommends that you vote "FOR" the following resolution:

  "RESOLVED, that the stockholders of Forestar approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Merger-Related Compensation for the Company's Named Executive Officers" in Forestar's proxy statement for the special meeting."

        Company stockholders should note that this proposal is not a condition to completion of the merger and, as an advisory vote, the result will not be binding on the Company or the Forestar board of directors. Further, the underlying plans and arrangements are contractual in nature and payments under them are, by their terms, not subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or that otherwise relates to the merger subject to and in accordance with the terms and conditions applicable to those payments.

        The Forestar board of directors unanimously recommends that you vote "FOR" the proposal to approve, by a non-binding advisory vote, specified compensation that may be paid or become payable to the Company's named executive officers in connection with the merger.

 ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)

        Company stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        The Company does not intend to call a vote on this proposal if Proposal No. 1 is approved by holders of the requisite number of shares of Forestar common stock at the special meeting.

        The Forestar board of directors unanimously recommends that stockholders vote "FOR" the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

 MARKET PRICES AND DIVIDEND DATA

        Forestar common stock is traded on the NYSE under the symbol "FOR."

        As of the close of business on the record date for the special meeting, there were [    •    ] shares of Forestar common stock outstanding and entitled to vote, held by approximately [    •    ] holders of record of Forestar common stock. The following table sets forth during the periods indicated the high and low sales prices of Forestar common stock as reported on the NYSE for the periods indicated:

Quarter	Trade High	Trade Low
Q1 2015	$16.15	$12.91
Q2 2015	$16.35	$13.03
Q3 2015	$13.84	$11.45
Q4 2015	$14.87	$10.42
Q1 2016	$13.12	$7.95
Q2 2016	$13.98	$11.10
Q3 2016	$12.97	$11.28
Q4 2016	$14.05	$10.60
Q1 2017	$13.90	$12.30
Q2 2017(1)	$14.40	$13.63

(1)
Provided through May 17, 2017

        We have never declared or paid any cash dividends on our common stock. Under our current dividend policy, we intend to retain any future earnings to support our business. The declaration and payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, earnings, capital requirements of our business, the terms of any credit agreements or indentures to which we may be a party at the time, legal requirements, industry practice, and other factors that our Board of Directors deems relevant. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay any dividends on Forestar common stock without Merger Parent's written consent.

        The closing sale price of Forestar common stock on April 13, 2017, which was the last trading day prior to announcement of the merger agreement, was $14.15 per share. On [    •    ], 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Forestar common stock was $[    •    ] per share. You are encouraged to obtain current market quotations for Forestar common stock in connection with voting your shares of Forestar common stock.

        Following the merger, there will be no further market for Forestar common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we would no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Forestar common stock as of May 15, 2017 (except as otherwise noted below) for (i) each named executive officer of Forestar, (ii) each director of Forestar and (iii) all such executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746. We determined beneficial ownership as reported in the table in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Even though SEC rules require reporting of all the shares listed in the table, the directors and executive officers may not claim beneficial ownership of all of these shares. For example, a director or executive officer might not claim beneficial ownership of shares owned by a relative. Unless otherwise indicated, the table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

	BENEFICIAL OWNERSHIP
BENEFICIAL OWNER	AMOUNT AND NATURE(1)(2)(3)	PERCENT OF CLASS
Non-Employee Directors
M. Ashton Hudson	53,288	*
William C. Powers, Jr.(4)	97,239	*
James A. Rubright	117,467	*
Daniel B. Silvers	59,930	*
Richard M. Smith	98,245	*
Richard D. Squires	33,297	*
Named Executive Officers
Phillip J. Weber	215,647	*
Charles D. Jehl	183,045	*
Michael Quinley	162,830	*
David M. Grimm(5)	208,295	*
Bruce F. Dickson(6)	91,676	*
Group
All directors and executive officers (11 persons) as a group	1,320,959	3.2%

*
Less than one percent based upon a total of 41,934,751 shares of Forestar common stock outstanding on May 15, 2017.

(1)
Includes shares of our common stock issuable upon exercise of options exercisable within 60 days from May 15, 2017: Mr. Hudson—6,500; Mr. Powers—20,000; Mr. Rubright—20,000; Mr. Silvers—13,000; Mr. Smith—20,000; Mr. Squires—6,500; Mr. Weber—109,570; Mr. Jehl—105,042; Mr. Quinley—95,329; Mr. Grimm—113,822; Mr. Dickson—91,676; and all directors and executive officers (11 persons) as a group—601,439.

(2)
Includes 1,200 shares of our common stock owned by relatives of all directors and executive officers (11 persons) as a group. SEC rules consider these shares to be beneficially owned, but the individuals disclaim any beneficial interest in such shares.

(3)
Includes shares of our common stock underlying restricted stock units granted to directors under our director compensation program and to executive officers who are retirement eligible for which the director or executive officer has the unilateral right to cause the Company to pay out common stock within 60 days from May 15, 2017: Mr. Hudson—21,788; Mr. Powers—77,239; Mr. Rubright—97,257; Mr. Silvers—37,530; Mr. Smith—78,245; Mr. Squires—21,797; Mr. Weber—27,132; Mr. Quinley—27,132; Mr. Grimm—11,628; and all directors and executive officers as a group (11 persons)—399,748. The restricted stock units held by directors are payable upon the director's retirement from the Board of Directors.

(4)
Mr. Powers retired from the board of directors effective on May 9, 2017.

(5)
Mr. Grimm retired as Chief Administrative Officer, Executive Vice President, General Counsel and Secretary effective on April 14, 2017.

(6)
Mr. Dickson retired as Chief Real Estate Officer effective on March 31, 2016.

        The following table sets forth information regarding each person who we believe, based on such person's SEC filings, beneficially owned more than 5% of Forestar's outstanding common stock as of May 15, 2017.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
BlackRock, Inc.(2)	3,753,668	9.0%
55 East 52nd Street New York, New York 10022
NWQ Investment Management Company, LLC(3)	2,801,627	6.7%
2049 Century Park East, 16th Floor Los Angeles, California 90067
The Vanguard Group, Inc.(4)	2,720,435	6.5%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP(5)	2,123,557	5.1%
Building One, 6300 Bee Cave Road Austin, Texas 78746

(1)
Based upon a total of 41,934,751 shares of Forestar common stock outstanding on May 15, 2017.

(2)
Based solely on information reported on Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has the sole voting power over 3,654,051 shares and has the sole dispositive power over 3,753,668 shares.

(3)
Based solely on information reported on Schedule 13G/A filed with the SEC on May 5, 2017 by NWQ Investment Management Company, LLC. According to the Schedule 13G/A, NWQ Investment Management Company, LLC has the sole voting power over 2,801,627 shares and has the sole dispositive power over 2,801,627 shares.

(4)
Based solely on information reported on Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group, Inc. According to the Schedule 13G/A, The Vanguard Group, Inc. has the sole voting power over 40,979 shares, the sole dispositive power over 2,669,227 shares, the shared voting power over 12,317 shares, and the shared dispositive power over 51,208 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company ("VFTC"), a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 38,891 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,405 shares as a result of its serving as investment manager of Australian investment offerings.

(5)
Based solely on information reported on Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP has the sole voting power over 2,000,237 shares and has the sole dispositive power over 2,123,557 shares. According to the Schedule 13G/A, Dimensional Funds Advisor LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of our shares of common stock held by the Funds. However, according to the Schedule 13G/A, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.

APPRAISAL RIGHTS

        If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Forestar common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Forestar common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Forestar common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of Forestar common stock who (1) do not vote in favor of the merger proposal; (2) continuously hold such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the "fair value" of the shares of Forestar common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving entity pursuant to subsection (h) of Section 262 of the DGCL). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $14.25 per share consideration payable pursuant to the merger agreement.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Forestar's notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of Forestar's common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Forestar stockholders who assert appraisal rights unless (x) the total number of shares of common stock for which appraisal rights have been pursued and perfected exceeds 1% of Forestar outstanding shares of common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the merger consideration in respect of the shares of common stock for which appraisal rights have been pursued and perfected exceeds $1 million.

        Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Forestar common stock, Forestar believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Forestar common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

  •
  the stockholder must not vote in favor of the merger proposal;

  •
  the stockholder must deliver to Forestar a written demand for appraisal before the vote on the merger proposal at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

  •
  the stockholder or the surviving entity must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving entity is under no obligation to file any petition.

Filing Written Demand

        Any holder of shares of Forestar common stock wishing to exercise appraisal rights must deliver to Forestar at the address below, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Forestar common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder's right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Forestar of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Attn: General Counsel

        Any holder of shares of Forestar common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Forestar a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving entity. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.

Notice by the Surviving Entity

        If the merger is completed, within ten days after the Effective Time, the surviving entity will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving entity or any holder of shares of Forestar common stock who has demanded appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving entity in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. None of Starwood, Merger Parent or the surviving entity is under any obligation, and has no present intention, to file such a petition, and holders should not assume that Starwood, Merger Parent, or the surviving entity will file a petition. Accordingly, any holders of shares of Forestar common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Forestar common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of shares of Forestar common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Forestar received demands for appraisal, and the aggregate number of holders of such shares. The surviving entity must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is duly filed by a holder of shares of Forestar common stock and a copy thereof is served upon the surviving entity, the surviving entity will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of Forestar common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Forestar believes that the merger consideration is fair, no representation is made by Forestar, Starwood, SOF-X U.S. Holdings, the surviving entity or Merger Parent as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Forestar, Starwood, SOF-X U.S. Holdings, the surviving entity and Merger Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Forestar common stock is less than the $14.25 per share consideration.

        Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving entity may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of Forestar's common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Forestar common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Forestar common stock, if any, payable to stockholders as of a time prior to the effective time of the merger.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, Forestar will have no public stockholders and there will be no public participation in any of our future stockholder meetings. Forestar intends to hold its 2018 annual meeting of stockholders only if the merger is not completed by that time. If the merger is not completed, the Company's stockholders will continue to be entitled to attend and participate in our stockholder meetings. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present appropriate proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting, the proposal must be received by our Secretary by November 28, 2017 and must comply with the requirements of Rule 14a-8. Any stockholder proposal received after November 28, 2017 will not be considered for inclusion in our 2018 proxy statement.

        Our bylaws contain an advance notice procedure with regard to items of business and director nominations to be brought before an annual meeting of stockholders by a stockholder. These procedures require that notice be made in writing to our Secretary and the item of business must otherwise be a proper matter for stockholder action. The notice must be received at our executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to stockholders or made public, whichever occurs first. Stockholder proposals to be brought before our 2018 annual meeting and submitted outside the processes of Rule 14a-8 will be considered untimely if they are submitted before January 29, 2018 or after February 23, 2018. Our bylaws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal or director nominee.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, on its website at www.forestargroup.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. Information included on this website is not incorporated by reference into this proxy statement. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at the following address and phone number: Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, Attention: Corporate Secretary, telephone (512) 433-5200. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Forestar common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to the Company. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing the exhibit) to Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, Attention: Corporate Secretary, telephone (512) 433-5200.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

  •
  Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2016, filed March 3, 2017;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017;

  •
  Definitive Proxy Statement for the Company's 2017 Annual Meeting, filed March 28, 2017; and

  •
  Current Reports on Form 8-K, filed January 5, 2017, February 23, 2017, April 14, 2017, April 28, 2017, and May 12, 2017.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [    •    ], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

ANNEX A
AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TERRA FIRMA MERGER PARENT, L.P.,

TERRA FIRMA MERGER SUB, L.P.

AND

FORESTAR GROUP INC.

DATED AS OF APRIL 13, 2017

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Page
Acquisition Agreement	A-35
Acquisition Proposal	A-58
Affiliate	A-58
Agreement	A-1
Awards	A-8
Business Day	A-58
Capital Expenditures	A-32
Certificate of Merger	A-2
Certificates	A-4
Change in Company Recommendation	A-36
Closing	A-2
Closing Date	A-2
Code	A-4
Collective Bargaining Agreement	A-14
Company	A-1
Company Benefit Plans	A-19
Company Board	A-1
Company Certificate of Incorporation	A-7
Company Common Stock	A-7
Company Disclosure Letter	A-6
Company Employee	A-58
Company Financial Statements	A-11
Company Liability Limitation	A-52
Company Material Adverse Effect	A-58
Company Organizational Documents	A-7
Company Permits	A-13
Company Preferred Stock	A-7
Company Recommendation	A-1
Company Related Parties	A-52
Company SEC Reports	A-10
Company Stock Rights	A-8
Company Stockholder Approval	A-9
Company Stockholders Meeting	A-59
Company Termination Fee	A-51
Company Title Insurance Policy	A-16
Confidentiality Agreement	A-32
Consents	A-9
Contract	A-59
Converted Entity	A-47
Data Security Requirements	A-59
Debt Financing	A-44
Delaware Courts	A-56
DGCL	A-1
Disregarded Entity	A-47
Dissenting Shares	A-6
DRULPA	A-1
Effective Time	A-2
Encumbered Properties	A-23

A-iv

Page
Environmental Laws	A-59
Equity Award	A-4
Equity Financing	A-26
ERISA	A-19
Exchange Act	A-9
Exchange Fund	A-4
Existing Indebtedness	A-23
Existing Loan Documents	A-23
Financing Commitment	A-26
Fundamental Representations	A-48
GAAP	A-11
Governmental Entity	A-59
Guarantee	A-28
Guarantor	A-28
Hazardous Materials	A-60
Indebtedness	A-60
Indemnified Person	A-38
Intellectual Property	A-60
Intervening Event	A-60
Joint Venture	A-60
Joint Venture Consents and Amendments	A-47
Joint Venture Organizational Documents	A-10
Judgments	A-48
JV Owned Real Property	A-15
Law	A-60
Leased Real Property	A-17
Liability	A-60
Liens	A-61
Litigation	A-13
made available	A-61
Material Construction Agreements	A-61
Material Contract	A-14
Material Management Agreements	A-61
Material Real Property Leases	A-61
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Notice Period	A-36
NYSE	A-61
Order	A-61
Outside Date	A-50
Owned Real Property	A-15
Parent	A-1
Parent Expense Reimbursement	A-53
Parent Liability Limitation	A-53
Parent Material Adverse Effect	A-61
Parent Related Parties	A-52
Parent Termination Fee	A-52
Parties	A-1
Paying Agent	A-4

A-v

Page
Permitted Lien	A-61
Person	A-62
Proxy Statement	A-42
Real Property Leases	A-17
Reporting Tail Endorsement	A-39
Representatives	A-62
Sarbanes-Oxley Act	A-11
SEC	A-6
Securities Act	A-9
Senior Secured Notes	A-46
Solvent	A-27
Subsidiary	A-62
Superior Proposal	A-62
Surviving Entity	A-2
Tax Benefits Preservation Plan	A-24
Tax Return	A-62
Taxes	A-62
Tenant Leases	A-16
Third Person	A-62
to the knowledge of Parent	A-62
to the knowledge of the Company	A-62
Uncertificated Shares	A-4

A-vi

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 13, 2017, is by and among Terra Firma Merger Parent, L.P., a Delaware limited partnership ("Parent"), Terra Firma Merger Sub, L.P., a Delaware limited partnership and a wholly owned subsidiary of Parent ("Merger Sub"), and Forestar Group Inc., a Delaware corporation (the "Company" and together with the Parent and the Merger Sub, the "Parties").

W I T N E S S E T H:

        WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, the Company shall, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), merge with and into Merger Sub, and Merger Sub shall continue as the surviving entity following the merger (the "Merger"), pursuant to which each share of Company Common Stock, other than (i) shares of Company Common Stock directly or indirectly owned by Parent, Merger Sub or the Company and (ii) Dissenting Shares, will be converted into the right to receive the Merger Consideration (less any applicable withholding Taxes as provided herein);

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and this Agreement and to prescribe various conditions to the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (i) determined that the Merger, this Agreement and the other transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (ii) adopted and approved this Agreement and determined the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interest of the stockholders of the Company, (iii) directed that this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of the Company's stockholders and (iv) resolved to recommend that the Company's stockholders approve the adoption of this Agreement (collectively, the "Company Recommendation");

        WHEREAS, Parent, in its capacity as the sole member of the general partner of Merger Sub, has approved this Agreement and the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

        WHEREAS, the general partner of Parent has approved, adopted and declared advisable this Agreement and the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

RESERVED

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL and the DRULPA, at the Effective Time, the Company shall be merged with and into Merger Sub and as a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue its existence under the DRULPA as the surviving entity in the Merger (sometimes referred to herein as the "Surviving Entity").

        Section 2.2    Closing; Effective Time.

          (a)   The closing of the Merger (the "Closing") shall take place on the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue NW, Washington, District of Columbia 20005, unless another time, date or place is agreed to in writing by the Parties; provided that, in no event shall the Closing take place prior to July 1, 2017. The date on which the Closing occurs is referred to herein as the "Closing Date."

          (b)   Upon the terms and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by the relevant provisions of the DGCL and the DRULPA, and shall make all other deliveries, filings or recordings required by the DGCL and the DRULPA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company may agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

        Section 2.3    Effect of the Merger.

          (a)   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, the DRULPA, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

          (b)   If at any time after the Effective Time the Surviving Entity shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger and the other transactions contemplated by this Agreement, then the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation, company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such assets in the Surviving Entity or otherwise to carry out this Agreement.

        Section 2.4    Organizational Documents of the Surviving Entity.     Subject to Section 6.7, the limited partnership agreement of Merger Sub, as in effect immediately prior to the Effective Time, except for such changes as may be necessary to reflect any change of name of the Surviving Entity, shall be the limited partnership agreement of the Surviving Entity, until thereafter changed or amended as provided therein or by applicable Law.

        Section 2.5    General Partner and Officers of the Surviving Entity.     The general partner of Merger Sub immediately prior to the Effective Time shall be the general partner of the Surviving Entity immediately following the Effective Time. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be.

        Section 2.6    Tax Treatment of the Merger.     It is the intent of the parties that for U.S. federal income tax purposes, the Merger will be treated as a taxable sale by the Company of all of the Company's assets to Parent in exchange for the Merger Consideration (less any applicable withholding Taxes as provided herein) provided for herein to be provided to the holders of Company Common Stock and the assumption of all of the Company's other liabilities, followed by a distribution of such consideration to the holders of Company Common Stock in liquidation pursuant to Section 331 of the Code.

ARTICLE III

EFFECTS OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Capital Stock.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of Company Common Stock or of any partnership interests in Merger Sub:

          (a)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but not including shares to be cancelled pursuant to Section 3.1(c) and Dissenting Shares) shall be converted into the right to receive an amount in cash, payable to the holder thereof, equal to $14.25 (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of any Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (less any applicable withholding Taxes as provided herein), to be issued or paid in consideration therefor in accordance with Section 3.2, without interest.

          (b)    Conversion of Merger Sub Partnership Interests.    All of the partnership interests of Merger Sub that are outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger as an outstanding partnership interest of the Surviving Entity, and such partnership interests shall continue to be owned by Parent.

          (c)    Cancellation of Certain Shares.    Each share, if any, of Company Common Stock that is held by the Company as a treasury share and each share of Company Common Stock that is owned by the Company or Parent or by any direct or indirect wholly-owned Subsidiary of the Company or Parent shall be cancelled without any conversion, and no consideration shall be delivered in respect thereof.

          (d)    Company Equity Awards.    As of the Effective Time, (i) each award made or otherwise denominated in shares of Company Common Stock (an "Equity Award") that is outstanding immediately prior to the Effective Time under the Company Benefit Plans shall be cancelled and of no further force or effect as of the Effective Time and (ii) in exchange for the cancellation of such Equity Award, the holder of such Equity Award shall receive the Merger Consideration for each share of Company Common Stock underlying such Equity Award (plus payment of cash of all accrued dividend equivalents, if any, with respect to such Equity Awards and, in the case of Equity Awards that are stock options or stock appreciation rights, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not otherwise vested as of the Effective Time (with such payment to be subject to any applicable Tax withholding in accordance with Section 3.1(e)), provided that with respect to any such Equity Awards that vest upon the achievement of performance-based metrics, the number of shares of Company Common Stock subject to such Equity Awards shall be determined pursuant to the terms set forth in the applicable award agreements. The payments described in this Section 3.1(d) shall be made upon the earliest date upon which such payments may be made without resulting in the imposition of Taxes upon the recipient pursuant to the operation of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the "Code"). The Company and, as necessary, the Surviving Entity will take all actions necessary to effect this Section 3.1(d).

          (e)    Withholding.    Parent, the Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Equity Awards such amounts as Parent, the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Entity or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Equity Awards in respect of which such deduction and withholding was made by Parent, the Surviving Entity or the Paying Agent.

        Section 3.2    Exchange of Shares and Certificates.

          (a)    Paying Agent.    Prior to the Closing, Parent shall engage a nationally-recognized financial institution reasonably satisfactory to the Company to act as paying agent in connection with the Merger (the "Paying Agent"). At or prior to the Closing, Parent shall deposit with the Paying Agent, in trust for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time, cash equal to the aggregate amount of Merger Consideration to be paid in respect of the Company Common Stock. All cash deposited with the Paying Agent shall hereinafter be referred to as the "Exchange Fund." If for any reason (including losses) the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Paying Agent hereunder, Parent will, or will cause Merger Sub (or after the Effective Time, the Surviving Entity) to, promptly deposit cash with the Paying Agent in an amount which is equal to the deficiency required to fully satisfy such cash payment obligations.

          (b)    Exchange Procedures.    Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of (i) a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") or (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares"), in each case, which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (A) a letter of transmittal (which, in the case of Certificates, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates or Uncertificated Shares in exchange for the Merger Consideration. Upon (1) surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto or (2) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Uncertificated Shares shall be entitled to receive in exchange the Merger Consideration (less applicable withholding Taxes) to which such holder is entitled pursuant to Section 3.1, and any Certificates so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (I) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (II) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of Parent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 3.2(b), each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (less any applicable withholding Taxes as provided herein), without interest, upon such surrender.

          (c)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration issued and paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Uncertificated Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Entity or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Entity for payment of their claim for the Merger Consideration, and Parent and the Surviving Entity shall remain jointly and severally liable for, payment of the Merger Consideration in respect thereof.

          (e)    No Liability.    None of Parent, the Surviving Entity, Merger Sub, the Company or the Paying Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Uncertificated Share shall not have been surrendered prior to two years after the Effective Time, or immediately prior to such earlier date on which any cash would otherwise escheat to or become the property of any Governmental Entity, any such cash shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interests of any Person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or loss thereon shall affect the amounts payable to former stockholders of the Company after the Effective Time pursuant to this Article III. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article III shall promptly be paid to Parent.

          (g)    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such portion of the Merger Consideration (less any applicable withholding Taxes as provided herein) as may be required pursuant to Section 3.1(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent against any claim that may be made against Parent or the Paying Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

        Section 3.3    Dissenting Shares.     Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who properly exercise appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration pursuant to this Article III, and holders of such Dissenting Shares will be entitled only to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section of such disclosure letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is readily apparent on its face from a reading of such disclosure and the section or subsection of this Agreement to which the disclosure relates) delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter"); provided, however, that no such disclosure shall be deemed to qualify Section 4.8 of the Company Disclosure Letter (except to the extent set forth on Section 4.8 of the Company Disclosure Letter, including by cross-reference to another section of the Company Disclosure Letter) or (ii) as disclosed in the Company SEC Reports filed with or furnished to the Securities and Exchange Commission (the "SEC") by the Company and publicly available in the two years prior to the date hereof (other than any "forward-looking statements" disclaimer or any other general statements regarding risks or uncertainties that are predictive or forward-looking in nature) provided that nothing disclosed in any such Company SEC Report shall in any case qualify or apply to the representations and warranties set forth in the Fundamental Representations and Sections 4.2(a) and 4.2(b), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization, Standing and Corporate Power.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties requires it to be so qualified, licensed or in good standing, except for such jurisdictions where the failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company has furnished or made available to Parent true and complete copies of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the "Company Certificate of Incorporation") and (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (together with the Company Certificate of Incorporation, "Company Organizational Documents"). The Company Organizational Documents are in full force and effect and have not been amended or otherwise modified. The Company is not in violation of any provision of the Company Organizational Documents.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 200,000,000 shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock"), 200,000 shares of which Company Preferred Stock have been designated Series B Junior Participating Preferred Stock and reserved for issuance in accordance with the Tax Benefits Preservation Plan pursuant to which the Company has issued rights to purchase Series B Junior Participating Preferred Stock. At the close of business on April 12, 2017, (1) 41,857,512 shares of Company Common Stock were issued and outstanding, (2) 2,946,091 shares of Company Common Stock were held by the Company in its treasury, (3) no shares of Company Preferred Stock were issued and outstanding, (4) 2,401,988 shares of Company Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Benefit Plans, including (A) 1,777,151 shares of Company Common Stock subject to outstanding options to purchase shares of Company Common Stock (with a weighted average exercise price of $19.72); (B) no shares of Company Common Stock subject to outstanding stock appreciation rights in respect of shares of Company Common Stock; (C) 458,524 shares of Company Common Stock subject to outstanding time-vesting restricted stock units in respect of shares of Company Common Stock; (D) 166,313 shares of Company Common Stock subject to outstanding market-leveraged stock units in respect of shares of Company Common Stock (assuming achievement of all applicable performance goals at target levels, it being understood that an additional 83,158 shares of Company Common Stock could become subject to such awards upon maximum performance); and (E) no shares of Company Common Stock subject to outstanding Company restricted stock awards.

          (b)   Except as set forth in Section 4.2(a) and for issuances since April 12, 2017 resulting solely from the exercise of options, or vesting of stock appreciation rights, time-vesting restricted stock units, market-leveraged stock units, performance stock units and restricted stock awards in respect of shares of Company Common Stock outstanding on such date and in accordance with their existing terms, no shares of capital stock or other equity interests or voting securities of the Company are issued, reserved for issuance or outstanding. Except as set forth in Section 4.2(a) or in Section 4.2(b) of the Company Disclosure Letter, there are no options, warrants, convertible, exchangeable or exercisable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company (i) relating to any issued or unissued capital stock or other equity interest or voting securities of the Company, (ii) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible, exchangeable or exercisable securities, subscriptions or other equity interests or voting securities in the Company or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company (each of (i), (ii) and (iii), collectively, the "Company Stock Rights"). All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest or voting securities of the Company (including any shares of Company Common Stock) or any Company Stock Rights or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, other than pursuant to the Company Benefit Plans.

          (c)   Section 4.2(c)(i) of the Company Disclosure Letter sets forth, as of the close of business on April 12, 2017, an accurate and complete list of each outstanding Company option, stock appreciation right, restricted stock unit award, restricted stock award, market-based stock unit award and performance stock unit award (together, the "Awards") and, with respect to each such Award, (i) the date of grant, (ii) the number of shares of Company Common Stock subject thereto, including, as applicable, the number of shares of Company Common Stock that could vest upon maximum achievement of any applicable performance metrics, and (iii) the exercise or purchase price thereof, if applicable. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of Company Common Stock or other securities of the Company; and (ii) obligations or binding commitments of any character restricting the transfer of any share of Company Common Stock or other securities of the Company to which the Company is a party or by which it is bound. Other than the Tax Benefits Preservation Plan, the Company does not have a stockholders' rights plan in effect.

          (d)   The Company does not directly or indirectly own any interest or investment (whether equity or debt) in any Person (other than the Subsidiaries of the Company and the Joint Ventures) or have any right or obligation to subscribe for or otherwise acquire any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

        Section 4.3    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than the filing of the Certificate of Merger and any other documents as required by the DGCL), subject to the receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (b)   The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions, which as of the date hereof have not been modified or withdrawn, (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that this Agreement is advisable and that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote of the Company's stockholders and (iv) recommending that the Company's stockholders vote in favor of the adoption of this Agreement.

          (c)   The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of holders of securities of the Company necessary to adopt this Agreement.

        Section 4.4    No Conflict.     The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby will not, (a) assuming the Company Stockholder Approval is obtained, conflict with or violate the Company Organizational Documents, (b) assuming the receipt of the Consents contemplated by Section 4.5, conflict with or violate any Law or Order or any rule or regulation of any securities exchange on which shares of Company Common Stock are listed for trading, in each case applicable to the Company or by which any property or asset of the Company is bound or affected, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected (including any Material Contract and any Company Permit), except, in the case of clauses (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.5    Required Filings and Consents.     The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby by the Company and the performance by the Company of this Agreement will not, require any consent, approval, order, authorization or permit of, or declaration, registration, filing with, or notification to (collectively, "Consents"), any Governmental Entity, except for (a) applicable requirements, if any, of (i) the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), including the filing with the SEC of the Proxy Statement, (ii) state securities or "blue sky" Laws, (iii) the DGCL to file the Certificate of Merger or other appropriate documentation and (iv) the NYSE and (b) such Consents, the failure of which to obtain, would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.6    Subsidiaries.

          (a)   A complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company, together with (i) the type and percentage of interest held, directly or indirectly, by the Company or each Subsidiary of the Company, in each such Subsidiary, (ii) the names of and the type of and percentage of interest held by any Person other than the Company or a Subsidiary of the Company in each such Subsidiary and (iii) the classification for United

  States federal income tax purposes of each such Subsidiary as of the date hereof, is set forth in Section 4.6(a) of the Company Disclosure Letter.

          (b)   Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture has the requisite corporate or other applicable power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company and, to the knowledge of the Company, each Joint Venture (i) have been duly authorized and validly issued and are fully paid, nonassessable and, except as set forth in the articles of incorporation, by-laws, shareholders agreement, limited liability company agreement or other similar organizational or governing document of any Joint Venture ("Joint Venture Organizational Documents") are free of preemptive rights and (ii) except as set forth in Section 4.6(a) of the Company Disclosure Letter, are owned, directly or indirectly, by the Company (and with respect to each Joint Venture, to the extent of the Company's interest therein), free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Entity of such Subsidiary's or Joint Venture's business in substantially the same manner as such businesses are presently conducted. There are no options, warrants, convertible, exchangeable or exercisable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by any Subsidiary of the Company or, to the knowledge of the Company and except as set forth in any Joint Venture Organizational Document, any Joint Venture (i) relating to any issued or unissued capital stock or other equity interest or voting securities of any Subsidiary of the Company, (ii) obligating any Subsidiary of the Company or Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible, exchangeable or exercisable securities, subscriptions or other equity interests or voting securities in any Subsidiary of the Company or Joint Venture, as applicable or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of any Subsidiary of the Company or any Joint Venture.

          (d)   The Company has made available to Parent copies of the articles of incorporation, by-laws, shareholders agreement, limited liability company agreement or similar organizational or governing document of each Subsidiary of the Company and each Joint Venture.

        Section 4.7    SEC Filings; Financial Statements.

          (a)   The Company has filed all forms, reports, statements and documents required to be filed by it with the SEC since January 1, 2014 (the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of the Agreement. None of the Company SEC Reports (excluding any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report.

          (b)   Except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of this Agreement, all of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Company Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Regulation S-X or Regulation S-K promulgated by the SEC, as applicable, and subject, in the case of the unaudited statements, to the absence of notes and to normal, recurring year-end audit adjustments which were not material). The consolidated balance sheets (including the related notes) included in such Company Financial Statements (if applicable, as updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of this Agreement) fairly present, in all material respects, the consolidated financial position of the Company at the respective dates thereof, and the consolidated statements of operations, stockholders' equity and cash flows (in each case, including the related notes) included in such Company Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Company SEC Report) fairly present, in all material respects, the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods indicated, subject, in the case of the unaudited statements, to the absence of notes and to normal, recurring year-end audit adjustments which were not material.

          (c)   With respect to the Company SEC Reports, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC or the NYSE, and the statements contained in any such certifications are complete and correct. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (d)   The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes.

          (e)   Based solely on the Company's management's most recently completed evaluation of Company's internal control over financial reporting, the Company's auditors (to the knowledge of the Company) and the Company Board have not been advised of and the Company has not identified any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

          (f)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of Company's filings with the SEC and other public disclosure documents.

          (g)   To the knowledge of the Company as of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Reports and none of the Company SEC Reports is the subject of ongoing SEC review.

          (h)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any "off balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K under the Exchange Act). Neither the Company nor any of its Subsidiaries is a party to any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's audited financial statements or other Company SEC Reports.

          (i)    Since January 1, 2014 through the date hereof, none of the Company, its Subsidiaries, the Company Board or the audit committee of the Company Board has received any notification of any fraud or alleged fraud, whether or not material that resulted in an internal investigation or that otherwise involved management or other employees of the Company or its Subsidiaries who have a significant role in financial reporting or the internal controls over financial reporting of the Company or its Subsidiaries or any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries, or their respective internal accounting controls.

        Section 4.8    Absence of Certain Changes or Events.     Since December 31, 2016 through the date hereof and except as set forth on Section 4.8 of the Company Disclosure Letter, (a) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of clause (i), (ii), (iii), (iv), (v), (viii), (x), (xi), (xiii), (xiv), (xvi), (xvii), (xviii) or (xxiii) of Section 6.1(b), (b) there has not been any Company Material Adverse Effect or any event, fact, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect, and (c) there has not been any material change in any method of accounting or accounting practice or material change in any tax method or election by the Company or any of its Subsidiaries.

        Section 4.9    Compliance with Laws and Orders.     The Company and each of its Subsidiaries are, and since January 1, 2015 have been, in compliance with all Laws, Orders and Data Security Requirements applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and, to the knowledge of the Company, is not, and since January 1, 2015 has not been, under investigation with respect to, and has not been threatened to be charged with, or given notice of, any violation or breach of any such Laws, Orders or Data Security Requirements, except for failures to comply with or violation of such Laws, Orders or Data Security Requirements as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.10    Taxes.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have timely filed (giving effect to all applicable extensions) all Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct and complete in accordance with applicable Law; (ii) the Company and each of its Subsidiaries have paid (or withheld and paid over to the appropriate Governmental Entity), or have reserved for the payment of in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Reports, all Taxes required to be paid (or withheld and paid over), whether or not reflected on any Tax Return; (iii) no deficiencies for Taxes have been asserted, assessed, or proposed in writing against the Company or any of its Subsidiaries that have not been paid or reserved for in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Reports; (iv) except as set forth on Section 4.10(iv) of the Company Disclosure Letter, no audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination; (v) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens for Taxes; and (vi) during the past seven years, neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return; (B) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law; (C) is a party to or bound by or has any obligation under any Tax sharing or similar agreement or arrangement with any third parties; (D) has engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2); or (E) has been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code. It is agreed and understood that the only representations and warranties made in this Agreement by the Company with respect to Tax matters are those set forth in this Section 4.10, Section 4.6(a)(iii) and Section 4.15.

        Section 4.11    Company Permits.     The Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted ("Company Permits"), and no suspension or cancellation of any such Company Permits is pending or, to the knowledge of the Company, threatened, except for such failure to have, noncompliance, suspension or cancellation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits have been filed on a timely basis with the appropriate Governmental Entity, expect where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Entity, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.12    Litigation; Orders.     Other than as set forth on Section 4.12 of the Company Disclosure Letter, since January 1, 2014 through the date hereof:

          (a)   there has been no claim, suit, action or information, administrative, arbitration or other proceeding by or before any Governmental Entity ("Litigation") pending or, to the knowledge of the Company, threatened against or affecting the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures which would, individually or in the aggregate, reasonably be expected to be material to have a Company Material Adverse Effect;

          (b)   there has been no Order of any Governmental Entity or arbitrator outstanding against the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

          (c)   there have been no Litigation proceedings threatened, made or brought by the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures before any Governmental Entity or arbitrator that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.13    Material Contracts.

          (a)   For purposes of this Agreement, a "Material Contract" shall mean any Contract by which the Company or any of its Subsidiaries is a party or is bound as of the date hereof which (i) is required to be disclosed in the Company SEC Reports pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, (ii) restricts the ability of the Company or any of its Subsidiaries to pay dividends or make distributions, (iii) (A) restricts in any material respect the Company's or any of its Subsidiaries' ability to engage in any business or compete with other entities in any geographic area in favor of any Person other than the Company or any of its Subsidiaries, (B) contains any covenant granting "most favored nation" or similar status to any Person that, following consummation of the Merger, would restrict actions in any material respect taken by Parent, the Surviving Entity or their respective Subsidiaries or Affiliates or (C) following the consummation of the Merger, would obligate Parent, the Surviving Entity or their respective Subsidiaries or Affiliates to conduct business on an exclusive or preferential basis with any Person, (iv) obligates the Company or any of its Subsidiaries to make non-contingent, aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $200,000 (but specifically excluding any leases of real property), which Contract is not cancelable within ninety (90) days without material penalty to the Company or any of its Subsidiaries, (v) contains (A) an option, right of first offer, right of first refusal or otherwise requires the Company or its Subsidiaries to dispose of or acquire any individual asset (or assets) with a value in excess of $100,000 or (B) any takedown or profit participation agreements, (vi) requires material commission payments or royalty payments (including with respect to mineral and water rights) other than brokerage fees in the ordinary course of business consistent with past practice, (vii) contains put, call or similar rights pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell equity interests of any Person or assets that have a fair market value or purchase price in excess of $200,000, (viii) contains a license or other right granted by or to the Company or any of its Subsidiaries with respect to any Intellectual Property that is material to the conduct of their business (excluding license of commercially available, non-customized software granted to the Company or any of its Subsidiaries and used for internal purposes only), (ix) constitutes a joint venture, partnership, limited liability company agreement or other similar Contract between the Company or any of its Subsidiaries, on the one hand, and any third party, on the other hand, (x) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or any other Contract related to Indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case having an outstanding principal amount in excess of $250,000, individually, other than any such Contract between or among the Company and any of its Subsidiaries, (xi) constitutes a loan to any Person by the Company or its Subsidiaries (other than to a wholly-owned Subsidiary of the Company) other than in the ordinary course of business consistent with past practice, (xii) is a Contract between the Company or any of its Subsidiaries with any labor union, works council, or labor-related organization (a "Collective Bargaining Agreement"), (xiii) is a Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement, (xiv) constitutes a regulatory agreement or similar Contract that requires that any portion of any Owned Real Property be leased or sold to any Persons set forth in such agreement or on specified terms and conditions, (xv) is a Contract that is for the employment or engagement of any Person on a full-time or part-time basis, including directors, employees, and independent contractors at annual compensation in excess of $100,000 (other than offer letters for at-will employment that can be terminated by the Company at any time with no liability), (xvi) obligates the Company or any of its Subsidiaries to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any of its Subsidiaries or, except in the ordinary course of business, any other Person, (xvii) contains a standstill or similar provision pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of the other Person or any of its Affiliates, (xviii) is a Material Real Property Lease or (xix) relates to (A) the acquisition, directly or indirectly, of assets or capital stock or other securities (by merger, capital contribution or otherwise) of any Person or (B) the disposition, directly or indirectly, of assets of the Company or its Subsidiaries, in each case with a total consideration in excess of $250,000 since January 1, 2014.

          (b)   Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any violation or default under any Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of termination of any Material Contract except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.14    Properties.

          (a)

              (i)  Section 4.14(a)(i) of the Company Disclosure Letter sets forth a complete list, as of March 31, 2017, of the real property owned, directly or indirectly, by the Company or any of its Subsidiaries (or any entity in which the Company or its Subsidiary, directly or indirectly, owns an equity interest) which summary sets forth (A) a list of each residential and mixed-use project, along with the name of the Subsidiary that owns each such project, (B) a list of properties currently in the entitlement process, along with the name of the Subsidiary that owns each such property, (C) the acreage by category of non-core timberland and undeveloped land and (D) a list of non-core multifamily projects and sites, along with the name of the Subsidiary that owns each such project. Except for the Owned Real Property and the JV Owned Real Property set forth on Section 4.14(a)(i) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any Joint Venture, owns, directly or indirectly, any other real property (or direct or indirect interest therein). The Company or one of its Subsidiaries, as applicable, has good, valid and marketable fee simple title to all real property owned by the Company or any of its Subsidiaries as of the date hereof (but specifically excluding any water or riparian rights and reservations owned by the Company and/or any of its Subsidiaries, the "Owned Real Property") and, to the knowledge of the Company, the Joint Ventures have good, valid and marketable fee simple title to all real property owned by the Joint Ventures as of the date hereof (but specifically excluding any water or riparian rights and reservations owned by the Joint Ventures, the "JV Owned Real Property"), which Owned Real Property and, to the knowledge of the Company, JV Owned Real Property is free and clear of all Liens other than Permitted Liens; provided that, "Liens" shall not be deemed to include any pledges, claims, liens, charges, encumbrances or security interests which encumber, are secured by or relate to (x) any entity in which the Company or its Subsidiaries holds an equity interest which entity is not consolidated with the Company's financial statements in accordance with GAAP, or (y) any such entity's assets. Neither the Company, any of its Subsidiaries, the Owned Real Property nor, to the knowledge of the Company, any Joint Venture of JV Owned Real Property, is a party to, the subject of or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Owned Real Property or JV Owned Real Property or any portion thereof or direct or indirect interest therein to any Person (other than pursuant to this Agreement) other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Joint Venture is a party to any agreement or option to purchase any real property or interest therein other than in the ordinary course of business.

             (ii)  Section 4.14(a)(ii) of the Company Disclosure Letter sets forth a list of each real property which, as of the date of this Agreement, is under contract for purchase or for sale by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any Joint Venture.

            (iii)  Except as set forth on Section 4.14(a)(iii) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Joint Venture, has subleased, licensed or otherwise granted any person the right to use or occupy any Owned Real Property or JV Owned Real Property or any portion thereof ("Tenant Leases"). To the knowledge of the Company, neither the Company nor any Subsidiary nor Joint Venture is in breach or default under any Tenant Lease.

            (iv)  The Company and/or the applicable Subsidiaries have made available to Parent and Merger Sub, copies of all of the most recent policies of owner's title insurance insuring the Owned Real Property or JV Owned Real Property (individually each, a "Company Title Insurance Policy"), which, in each case, the Company and its Subsidiaries have in their possession, and to the knowledge of the Company each such Company Title Insurance Policy is valid and in full force and effect with respect to the Person to which the policy was issued. Since January 1, 2014, no written claim has been made against any Company Title Insurance Policy insuring any Owned Real Property, nor, to the knowledge of the Company, insuring any JV Owned Real Property, which, individually or in the aggregate, would be material to any Owned Real Property or JV Owned Real Property.

             (v)  As of the date hereof, except for assessments by municipal utility or other similar districts in regard to all or substantially all property within district boundaries, neither the Company nor any of its Subsidiaries have received written notice of any pending or proposed special assessments affecting the Owned Real Property, JV Owned Real Property, or any portion thereof. As of the date hereof, except for assessments by municipal utility or other similar districts in regard to all or substantially all property within district boundaries, no assessments for public improvements have been made against any Owned Real Property, or, to the knowledge of the Company, any JV Owned Real Property which, individually or in the aggregate, would be material to any Owned Real Property or JV Owned Real Property.

          (b)   Section 4.14(b) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all Material Real Property Leases to which the Company or any of its Subsidiaries is a named tenant or licensee (or a successor or assignee thereof) or otherwise has the right to occupy real property, along with the address (other than with respect to groundwater leases) of all such real property leased pursuant to the Material Real Property Leases and the Subsidiary which is a party to such Material Real Property Leases. The Company has made available to Parent materially true, correct and complete copies of such Material Real Property Leases on or prior to the date hereof. To the knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with the terms of the real property leases, ground leases, subleases or real property licenses to which the Company or any of its Subsidiaries is a named tenant, subtenant or licensee (or successor or assignee thereof) (the "Real Property Leases" and such real property, the "Leased Real Property"). As of the date hereof, neither the Company nor any of the Subsidiaries has received a written notice of any material default under any Real Property Lease, and all such Real Property Leases are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and except for such noncompliance or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.14(b) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any person the right to use or occupy any Leased Real Property or any portion thereof.

          (c)   Section 4.14(c) of the Company Disclosure Letter sets forth a list of all Material Management Agreements and Material Construction Agreements. The Company has made available to Parent materially true, correct and complete copies of such Material Management Agreements and Material Construction Agreements on or prior to the date hereof. As of the date hereof, neither the Company nor any of the Subsidiaries has received a written notice of any material default under any Material Management Agreement or Material Construction Agreement, and all such agreements are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and except for such defaults or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any Subsidiary is a party to any agreement pursuant to which the Company or any Subsidiary manages or manages the development of any real property for any third party.

          (d)   As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture has received written notice of any existing or pending appropriation, condemnation, eminent domain or like proceedings or similar actions that affect any Owned Real Property, Leased Real Property or JV Owned Real Property, (ii) to the knowledge of the Company, no condemnation, eminent domain or like proceeding or similar action is currently threatened in writing and (iii) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture has received any written notice of the intention of any Governmental Entity or other Person to take or use any Owned Real Property or Leased Real Property.

          (e)   Except as set forth on Section 4.14(e) of the Company Disclosure Letter, no certificate, variance, permit or license from any Governmental Entity having jurisdiction over any of the Owned Real Properties or, to the knowledge of the Company, the JV Owned Real Properties or any agreement, easement or other right that is necessary to permit the current use by the Company of the Owned Real Properties or, to the knowledge of the Company, the JV Owned

  Real Properties has failed to be obtained or is not in full force and effect, except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.15(e) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture, has received written notice of any existing zoning or land use violations with respect to any Owned Real Property, Leased Real Property or JV Owned Real Property; (ii) there are no pending actions initiated by or on behalf of the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture to change or redefine the zoning classification or land use approvals of all or any portion of any Owned Real Property, Leased Real Property or JV Owned Real Property, except for actions which may be initiated in the ordinary course of business and pursuant to a plan of development or redevelopment prepared by the Company and/or its Subsidiaries or a Joint Venture, a true and correct copy of which has been provided to Parent; and (iii) to the knowledge of Company, each Owned Real Property, Leased Real Property and JV Owned Real Property has adequate access available to operate as it is currently being operated.

          (f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect on the Company and except as set forth on Section 4.14(f) of the Company Disclosure Letter, and except for work performed at or materials furnished to Owned Real Property, Leased Real Property or JV Owned Real Property in the ordinary course of business within 120 days (or such longer period to the extent that the applicable underlying agreement for services and/or materials allows a payment period in excess of 120 days) prior to the date hereof, all material work performed or materials furnished to the Owned Real Property, Leased Real Property and, to the knowledge of the Company, JV Owned Real Property prior to the date hereof has (i) been paid for in full, (ii) will be paid in the ordinary course of business or (iii) is being contested in good faith by appropriate proceedings and with adequate reserves established for payment in accordance with GAAP.

          (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has good and valid title to all their respective personal property and assets (but excluding the Owned Real Property and Leased Real Property), except for Permitted Liens and such personal property is in reasonably good working order and condition, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All such personal property and assets, are free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for (A) Permitted Liens and (B) such other conditions, encroachments, easements, rights of way, restrictions and Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (h)   To the knowledge of the Company, there are no material geotechnical or soil conditions adversely affecting any portion of the Owned Real Property or JV Owned Real Property which would preclude development thereof or render development thereof in accordance with the current business plan of the Company uneconomic such that the Company's management would be reasonably likely to determine not to proceed with such development. To the knowledge of the Company, no portion of the Owned Real Property or JV Owned Real Property includes any archeological sites, paleontological sites, historical sites, artifacts or burial grounds of historical or cultural significance that would preclude development thereof or render development thereof in accordance with the current business plan of the Company uneconomic such that the Company's management would be reasonably likely to determine not to proceed with such development.

        Section 4.15    Employee Benefit Plans.

          (a)   Each compensation or benefit plan, program, policy, agreement, Contract, practice or other arrangement, whether or not an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including bonus, cash- or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, severance, change of control, retention, employment, separation, retirement, pension, savings, or other material benefit or compensation plan, program, policy, agreement, Contract, practice or arrangement maintained, sponsored or contributed to or required to be contributed by the Company or any Subsidiary of the Company, or otherwise with respect to which the Company or any Subsidiary of the Company has or could reasonably be expected to have any material Liability (the "Company Benefit Plans") and each related funding arrangement has been established, funded, maintained and administered in material compliance with its terms and with applicable Law, and nothing has occurred with respect to such Company Benefit Plans that would result in a payment or assessment by or against the Company or any Subsidiary of the Company of any Taxes, Liabilities or penalties (civil or otherwise) that would result in a material Liability. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has timely received a favorable determination, advisory or opinion letter from the Internal Revenue Service, and to the knowledge of the Company there are no circumstances that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. With respect to each Company Benefit Plan, the Company has provided Parent complete and correct copies, to the extent applicable, of (i) the plan and trust documents (with all amendments thereto) and the most recent summary plan description (and any summaries of material modifications), (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements and actuarial reports and (iv) the most recent Internal Revenue Service determination, opinion or advisory letter.

          (b)   None of the Company Benefit Plans is, and none of the Company, any Subsidiary of the Company, or any Person that together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code, during the preceding six years, has sponsored, maintained, participated in, contributed to or had any obligation to contribute to, or has any Liability under or with respect to, any defined benefit plan (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Section 412 of the Code or Title IV of ERISA, a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), a "multiple employer plan" (as defined in Section 413(c) of the Code) or a "multiemployer plan" (within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA).

          (c)   As of the date hereof, there are no material pending or, to the knowledge of the Company, threatened claims, proceedings, audits, investigations, suits or actions by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits). All required contributions, payments, reimbursements, accruals and premiums for all periods ending prior to or as of the date hereof have been made or properly accrued, except as would result in a material Liability to the Company or any Subsidiary of the Company. Except as set forth on Section 4.15(c) of the Company Disclosure Letter, no Company Benefit Plan provides and neither the Company nor any Subsidiary of the Company has any Liability in respect of post-employment or retiree health, medical or life insurance or other welfare benefits to any Person, except as required to comply with Section 4980B of the Code or any similar state Law.

          (d)   Except as set forth on Section 4.15(d) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in or cause the vesting, exercisability, acceleration of payment, funding or delivery of, or forfeiture of or increase in the amount or value of, any payment, right or other benefit or compensation otherwise due to any current or former employee, officer, director or other natural person service provider of the Company or its Subsidiaries; (ii) entitle any current or former employee, officer, director or other natural person service provider of the Company or its Subsidiaries to severance pay, unemployment compensation or any other similar termination payment; or (iii) trigger any other material obligation under, or result in the breach or violation of, any Company Benefit Plan.

          (e)   Except as set forth on Section 4.15(e) of the Company Disclosure Letter, (i) no payment or benefit that could be made by the Company or its Subsidiaries will be characterized as a parachute payment within the meaning of Section 280G of the Code by reason of the Merger (either alone or in conjunction with any other event) or the other transactions contemplated by this Agreement, and (ii) neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

          (f)    (i) Each Company Benefit Plan has been maintained, in form and operation, in all material respects in material compliance with Section 409A of the Code, and (ii) neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 409A of the Code.

        Section 4.16    No Undisclosed Liabilities.     The Company does not have any Liabilities that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with GAAP except for (i) Liabilities that are reflected, or for which reserves were established, on the audited consolidated balance sheet of the Company as of December 31, 2016, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2016, (iii) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby and (iv) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.17    Environmental Matters.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company, any Subsidiary of the Company nor, to the knowledge of the Company, any Joint Venture has received any written notice, demand, complaint, or other written communication alleging that the Company, any Subsidiary of the Company or any Joint Venture is in violation of or subject to Liability under any applicable Environmental Law; (ii) no suit, claim, action, legal or administrative proceeding or request for information is pending or threatened in writing by any Governmental Entity or Person against the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture under any applicable Environmental Laws; (iii) the Company, each Subsidiary of the Company and, to the knowledge of the Company, each Joint Venture are, and since January 1, 2014 have been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for the conduct of their respective businesses or the occupation of their respective properties or facilities; (iv) neither the Company, any Subsidiary of the Company nor, to the knowledge of the Company, any Joint Venture is a party to any order, judgment, decree or other judicial or administrative demand that imposes any obligations under any Environmental Law on the Company, any Subsidiary of the Company or any Joint Venture; (v) there has been no disposal, release or threatened release of any Hazardous Materials by the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture, or on, in, or under, or migrating from, any Owned Real Property, Leased Real Property, JV Owned Real Property or to the knowledge of the Company, formerly owned or leased real property, in each case that requires investigation, remediation, removal, mitigation, abatement, monitoring or maintenance by, or that could result in a material liability of, the Company, any Subsidiary of the Company or any Joint Venture; (vi) to the knowledge of the Company, neither the Company, any Subsidiary of the Company nor any Joint Venture has entered into any agreement in connection with the sale of any property or business pursuant to which it has assumed, retained or provided an indemnity with respect to, any Liabilities arising under Environmental Law of any other Person, excluding such assumptions or indemnities that have expired or terminated; and (vii) the Company has made available all environmental reports or other information in its possession materially bearing upon environmental matters related to the Company, any Subsidiary of the Company, any Owned Real Property or Leased Real Property and, to the extent in the possession of the Company or its Subsidiaries, any JV Owned Real Property, provided, that this representation only requires that the Company provide sufficient documentation in its possession to accurately characterize the information relating to such environmental matters. It is agreed and understood that the only representations and warranties made in this Agreement by the Company with respect to Environmental Laws and environmental matters are those set forth in Sections 4.5, 4.7, 4.8, 4.16, and this Section 4.17.

        Section 4.18    Intellectual Property.

          (a)   Section 4.18(a) of the Company Disclosure Letter sets forth all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned by or registered to the Company or any of its Subsidiaries as of the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or are licensed or otherwise possess valid rights to use, free and clear of all Liens other than Permitted Liens, all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as it is currently conducted.

          (b)   The conduct of the business of the Company and its Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened claims with respect to any of the Intellectual Property rights owned by the Company or any of its Subsidiaries, and since January 1, 2014, neither the Company nor any of its Subsidiaries have received any written notice, charge, complaint, claim or other alleging any infringement, misappropriation, or other violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no third party is currently infringing or misappropriating Intellectual Property owned by the Company or any of its Subsidiaries and since January 1, 2014, neither the Company nor any of its Subsidiaries has provided any written notice to any Person claiming that such third Person is infringing, misappropriating or otherwise violating, any such Intellectual Property, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are taking all actions that are necessary to maintain and protect each item of Intellectual Property that they own.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014, there has not been any (i) to the knowledge of the Company, breach of the security of, or other unauthorized access to, any computer systems of the Company or any of its Subsidiaries (including any personal or sensitive information contained there) or (ii) failure of any such computer systems.

        Section 4.19    Labor and Employment Matters.

          (a)   Except as set forth in Section 4.19(a) of the Company Disclosure Letter, as of the date hereof, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any Collective Bargaining Agreement, (ii) no union, works council, labor-related organization or group of employees represents or has filed a petition to represent any employees of the Company or its Subsidiaries, and (iii) there are not, to the knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries, other than any such activities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no and, since January 1, 2014, there have been no, labor strikes, slowdowns, work stoppages, lockouts, material grievances, material arbitrations, unfair labor practice charges or any other material labor-related disputes against or affecting the Company or any of its Subsidiaries and, to the knowledge of the Company, none are threatened against the Company or any of its Subsidiaries, other than any such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries are, and since January 1, 2014 have been, in compliance with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non- exempt employees), immigration (including the verification of I-9s for all employees and the proper confirmation of employee visas), employment discrimination, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers' compensation, labor relations, employee leave issues, and unemployment insurance; except for failures to comply with or violation of such Laws as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.20    Insurance.     Except for failures to maintain insurance or self-insurance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014 the Company and each of its Subsidiaries has been continuously insured with reputable insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as the Company reasonably believes are adequate for the business and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance).

        Section 4.21    Disclosure Documents.

          (a)   The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (b)   The Proxy Statement, at the time of mailing thereof and at the time of Company Stockholders Meeting, will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (c)   The representations and warranties contained in this Section 4.21 do not apply to statements or omissions in the Proxy Statement based upon information furnished or caused to be furnished to the Company in writing by Parent or Merger Sub specifically for inclusion therein.

        Section 4.22    Existing Indebtedness.

          (a)   There are no material agreements, documents or other instruments evidencing or securing Indebtedness of the Company, any of its Subsidiaries or, to the knowledge of the Company, any

  Joint Venture, including outstanding commitments under any lines of credit, to which the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture is a party or by which the Company, any of its Subsidiaries, to the knowledge of the Company, any Joint Venture or any of their respective properties or assets is bound, including loans secured by Liens encumbering the Owned Real Property or JV Owned Real Property as of the date hereof (the "Existing Indebtedness") other than as set forth on Section 4.22(a) of the Company Disclosure Letter (the "Existing Loan Documents"). Except as set forth on Section 4.22(a) of the Company Disclosure Letter, the Company has made available to Parent true, correct and complete copies in all material respects of all Existing Loan Documents together with all material amendments and other material modifications thereto.

          (b)   Section 4.22(b) of the Company Disclosure Letter indicates whether an Existing Loan Document is in respect of Owned Real Property, JV Owned Real Property or Leased Real Property and lists the outstanding principal balance due, maturity date, interest rate, outstanding principal and accrued interest balances in respect of each loan comprising the Existing Indebtedness as of the date indicated thereon. As of the date hereof, there is no material Indebtedness of the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures other than as set forth on Section 4.22(b) of the Company Disclosure Letter. Except as set forth on Section 4.22(b) of the Company Disclosure Letter, as of the date hereof, there are no escrows, reserves or deposits or letters of credits held or established in connection with the Existing Indebtedness. The Existing Indebtedness is not secured by any Lien encumbering any real property other than the Owned Real Property, JV Owned Real Property and Leased Real Property set forth on Section 4.22(b) of the Company Disclosure Letter (the "Encumbered Properties").

          (c)   The Existing Loan Documents are in full force and effect with respect to the Company, its applicable Subsidiaries and, to the knowledge of the Company, the Joint Ventures, as applicable, and, to the knowledge of the Company, with respect to the other parties thereto, except for such failures to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture is in default in any material respect, nor has it received written notice that it is in default in any material respect, under the Existing Loan Documents that remains uncured, and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Existing Loan Document, except for such defaults, violations or breaches that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company, each of its Subsidiaries and, to the knowledge of the Company, each Joint Venture, as to the applicable Encumbered Property, is current in all payments of principal and interest due under each Existing Loan Document applicable to it through the most recent scheduled payment date, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No event has occurred which would result in a breach or violation of, or a default under, any Existing Loan Document by the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), except for such breaches, violations or that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 4.23    Takeover Statutes.     Assuming the accuracy of Parent's and Merger Sub's representations and warranties in Section 5.8, the Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL, and, accordingly, neither such section nor any other antitakeover or similar statute or regulation applies to any such transactions. Assuming the accuracy of Parent's and Merger Sub's representations and warranties in Section 5.8, no other "control share acquisition," "fair price," "moratorium" or other antitakeover Laws enacted under U.S. state or federal Laws apply to this Agreement or the transactions contemplated hereby.

        Section 4.24    Brokers.     No broker, investment banker, financial advisor or other Person, other than JMP Securities LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all Contracts between the Company and JMP Securities LLC related to the Merger or the other transactions contemplated by this Agreement.

        Section 4.25    Fairness Opinion.     JMP Securities LLC has delivered to the Company Board its opinion to the effect that, as of the date of such opinion and based on the assumptions, qualifications and limitations contained therein, the consideration to be paid to the holders (other than Parent and its Affiliates) of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The Company will make available to Parent a correct and complete copy of the form of such opinion solely for informational purposes after receipt thereof by the Company.

        Section 4.26    Affiliate Transactions.     Since January 1, 2014, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.27    Tax Benefits Preservation Plan.     The Company has delivered or made available to Parent a correct and complete copy of the Tax Benefits Preservation Plan (the "Tax Benefits Preservation Plan"), dated as of January 5, 2017, entered into between the Company and Computershare Trust Company, N.A., as rights agent, including all exhibits thereto. The Company has taken all necessary action so that neither the execution and delivery of this Agreement nor the consummation of the Merger and the other transactions contemplated hereby will (a) cause the Rights (as defined in the Tax Benefits Preservation Plan) to become exercisable, (b) cause any Person to become an Acquiring Person (as defined in the Tax Benefits Preservation Plan) or (c) give rise to a Distribution Date or a Stock Acquisition Date (as defined in the Tax Benefits Preservation Plan).

        Section 4.28    No Other Representations and Warranties.     Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Company in this Article IV, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Parent, Merger Sub or any of their Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including the accuracy, completeness or currency thereof, and neither the Company nor any other Person will have any liability to Parent, Merger Sub or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent, Merger Sub nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Parent and Merger Sub in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub represents and warrants to the Company as follows:

        Section 5.1    Organization and Good Standing.     Each of Parent and Merger Sub is a limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Parent is the legal and beneficial owner of all of the outstanding limited partnership interests of Merger Sub. Terra Firma Merger Sub GP, L.L.C., a Delaware limited liability company, is the general partner of Merger Sub and Terra Firma Merger Parent GP, L.L.C., a Delaware limited liability company, is the general partner of Parent. Merger Sub was formed at the direction of Parent solely for the purposes of effecting the Merger and the other transactions contemplated hereby.

        Section 5.2    Authority.

          (a)   Each of Parent and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary partnership action on the part of each of Parent and Merger Sub and no other corporate or similar proceedings on the part of each of Parent or Merger Sub, respectively, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than the filing and recordation of the Certificate of Merger and any other documents required by the DGCL and the DRULPA). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (b)   The general partner of Parent has approved, adopted and declared advisable this Agreement and the Merger and the other transactions contemplated hereby.

          (c)   Parent, in its capacity as the sole member of the general partner of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub, and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated hereby.

        Section 5.3    No Conflict.     The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby will not (a) conflict with or violate the organizational documents of Parent or Merger Sub, (b) assuming receipt of the Consents contemplated by Section 5.4, conflict with or violate any Law or Order, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of any of them is bound or affected except, in the case of clauses (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Required Filings and Consents.     The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of this Agreement will not, require any Consent, except for (i) applicable requirements, if any, of (A) the Securities Act or the Exchange Act, (B) state securities or "blue sky" Laws, and (C) the DGCL to file the Certificate of Merger or other appropriate documentation and (ii) such Consents, the failure of which to obtain, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.5    Litigation; Orders.     As of the date hereof:

          (a)   there is no Litigation pending or, to the knowledge of Parent, threatened against or affecting Parent, Merger Sub or any Subsidiary of Parent or Merger Sub or any of their respective assets which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and

          (b)   there is no Order of any Governmental Entity or arbitrator outstanding against Parent, Merger Sub or any of their respective Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.6    Sufficient Funds; Financing Commitment.

          (a)   Parent shall have available at the Closing, and will cause Merger Sub to have at the Closing, sufficient cash, marketable securities and other sources of immediately available funds necessary, taken together with the Company and its Subsidiaries' cash on hand, to pay the aggregate Merger Consideration to be paid in respect of the shares of Company Common Stock, and to pay any other amounts incurred or otherwise payable by Parent, Merger Sub or the Surviving Entity in connection with the Merger and the other transactions contemplated by this Agreement, and there is no restriction on the use of such cash for such purposes. Parent will cause Merger Sub to have at the Closing, the financial resources and capabilities to fully perform its obligations under this Agreement. Parent and Merger Sub acknowledge and agree that their obligations hereunder are not subject to any conditions regarding Parent's, Merger Sub's or any other Person's ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement.

          (b)   On or prior to the date hereof, Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter (the "Financing Commitment") from the Guarantor to provide Parent with equity financing (the "Equity Financing"). The Financing Commitment is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, each of the other parties thereto. The Financing Commitment has not been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitment have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitment is in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than as set forth in or contemplated by the Financing Commitment. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, and to the knowledge of Parent, any other parties thereto, under the Financing Commitment. As of the date hereof, Parent reasonably believes that it will be able to satisfy the conditions to the Equity Financing contemplated by the Financing Commitment and that the Equity Financing will be made available to Parent on the Closing Date. Parent will provide to the Company any amendments to the Financing Commitment, or any notices given in connection therewith, or any termination thereof, as promptly as possible (but in any event within 24 hours following such amendment or termination or receipt of such notices).

        Section 5.7    Merger Sub's Operations.     Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and has not owned any assets, engaged in any business activities or conducted any operations, and will not at any time prior to the Effective Time own any assets, engage in any business activities or conduct any operations, in each case, other than in connection with the Merger and the other transactions contemplated hereby.

        Section 5.8    Section 203 Matters.     Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        Section 5.9    Solvency.     Assuming the accuracy of the representations and warranties of the Company in Article IV that relate to the subject matter of clauses (i) - (iii) of this Section 5.9 (including Section 4.7), after giving effect to the Merger and the other transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection with the consummation of the transactions contemplated in this Agreement (including payment of all amounts payable under Article I and Article III in connection with or as a result of the Merger) and the payment of all related fees and expenses, Parent and its consolidated Subsidiaries (including the Company and its Subsidiaries) will be Solvent as of the Closing Date immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, shall mean that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the sum of the value of all "liabilities of such Person, including contingent and other liabilities" as of such date, and the capital of such Person as computed in accordance with applicable Law as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due. Parent is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

        Section 5.10    Disclosure Documents.     The information with respect to Parent or any of its Subsidiaries that Parent or Merger Sub furnishes, or causes to be furnished, to the Company in writing specifically for inclusion in the Proxy Statement will not, at the time of the mailing thereof or at the time the Company Stockholders Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.11    Compliance with Laws and Orders.     Parent and each of its Subsidiaries are in compliance in all respects with all Laws and Orders applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or any of its Subsidiaries is bound or affected and has not been given written notice of any violation of any such Laws or Orders, except for failures to comply with or violation of such Laws or Orders as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.12    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

        Section 5.13    Guarantee.     Concurrently with the execution of this Agreement, Parent has delivered to Company a guarantee (the "Guarantee") executed by SOF-X U.S. Holdings, L.P., a Delaware limited partnership (the "Guarantor"), in favor of Company with respect to certain obligations of the Parent and Merger Sub in connection with this Agreement. The Guarantee is in full force and effect and constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.

        Section 5.14    No Other Representations and Warranties.     Except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of its Representatives in the course of its due diligence investigation of Parent, the negotiation of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including the accuracy, completeness or currency thereof, and neither Parent, Merger Sub nor any other Person will have any liability to the Company or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or Merger Sub or any of their respective Representatives.

ARTICLE VI

COVENANTS

        Section 6.1    Conduct of Business Pending the Merger.

          (a)   From the date hereof until the earlier of (i) the Effective Time and (ii) the date of any termination of this Agreement pursuant to Section 8.1, except as otherwise consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), and except as otherwise contemplated, required or permitted by this Agreement, (A) the Company shall conduct business only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (B) the Company shall use its commercially reasonable efforts to keep available the services of its current officers and employees and preserve, in all material respects, the current relationships of the Company with customers, suppliers, licensors, licensees, distributors and other Persons with which the Company has business dealings.

          (b)   Without limiting the generality of the foregoing, except as set forth in Section 6.1(b) of the Company Disclosure Letter or as otherwise contemplated, required or permitted by this Agreement, applicable Law or the terms of any Company Benefit Plan or as consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of (i) the Effective Time and (ii) the date of any termination of this Agreement pursuant to Section 8.1, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

              (i)  amend, or propose to adopt any amendments to, the Company's or its Subsidiaries' respective certificate of incorporation or bylaws or comparable organizational documents;

             (ii)  authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible, exchangeable or exercisable securities, rights of any kind to purchase or otherwise) any securities in respect of, in lieu of or in substitution for shares of its capital stock, voting securities or any other equity interests or Company Stock Rights or other interests or securities in Subsidiaries that would be Company Stock Rights if they were interests or securities in the Company;

            (iii)  acquire or redeem, directly or indirectly, or amend any securities in respect of, in lieu of or in substitution for shares of its capital stock, except to the extent that such acquisition or redemption is required pursuant to the terms of any Company Benefit Plan (as then in effect) or any agreement subject to any such Company Benefit Plan (as then in effect);

            (iv)  other than dividends or distributions made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries, set any record or payment dates for the payment of any dividends or distributions on capital stock or other equity interests, split, combine or reclassify any shares of capital stock or other equity interests of the Company or its Subsidiaries, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any such shares of capital stock or other equity interests, or make any other distribution in respect of such shares of capital stock or other equity interests;

             (v)  propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

            (vi)  (A) except as reasonably necessary or appropriate in order to comply with municipal platting, planning, construction and development codes or requirements in the ordinary course of business (but in no event for an amount that exceeds $100,000), incur Indebtedness for borrowed money or issue any debt securities, except for loans or advances to or from Subsidiaries, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, in each case, other than the incurrence of Indebtedness under, and in accordance with, the Existing Loan Documents secured solely by Owned Real Property, Leased Real Property or JV Owned Real Property in the ordinary course of business consistent with past practice (provided that, in the event that any borrowing will exceed $500,000 under any Existing Loan Document, the Company shall give Parent reasonable advance notice prior to the incurrence of any such Indebtedness), (B) make any loans or advances to any Person, make any material change in its existing borrowing or lending arrangements for or on behalf of any Person or enter into any

    "keep well" or similar agreement to maintain the financial condition of another entity, (C) acquire, or make any capital contributions to or investments in any other Person (other than direct or indirect wholly-owned Subsidiaries of the Company), by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business consistent with past practice), whether by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; (D) mortgage or pledge any of its or its Subsidiaries assets, tangible or intangible, or create or suffer to exist any material Lien (other than Permitted Liens) thereupon; or (E) prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of the Company or any of its Subsidiaries;

           (vii)  (A) enter into, adopt, amend, modify or terminate any employment, bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, severance or other Company Benefit Plan or employee benefit arrangement, agreement, trust, plan, fund, Contract or other arrangement for the compensation, benefit, or welfare of any current or former employee, director or consultant of the Company or any of its Subsidiaries, (B) otherwise take any action to cause to accelerate the payment, funding, right to payment or vesting of any compensation or benefits (except as required pursuant to this Agreement) or grant any increases to the compensation, severance or benefits of any current or former employee, director or consultant of the Company or any of its Subsidiaries or pay any bonus or special remuneration (whether in cash, equity or otherwise) to any current or former employee, consultant, independent contractor or director; (C) hire or terminate (without cause) any employee or service provider of the Company or its Subsidiaries with an aggregate annual compensation opportunity of $100,000 or more; or (D) appoint any Person to a position of executive officer or director of the Company or its Subsidiaries;

          (viii)  except as may be specifically required under a Company Benefit Plan, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Company's or any of its Subsidiaries' capital stock or other voting securities or equity interests (except as may be required by the terms of any unexercisable options or other equity awards outstanding on the date of this Agreement);

            (ix)  other than as contemplated by the forecast set forth in Section 6.1(b)(ix) of the Company Disclosure Letter or transactions required pursuant to existing Contracts as in effect on the date hereof and disclosed in the Company Disclosure Letter, (A) acquire, lease (as lessee) or license (as licensee) any property or assets; or (B) sell, lease (as lessor), license (as licensor) or dispose of any property or assets (including, for the avoidance of doubt, any Owned Real Property), in each case, with an individual value greater than $100,000 (provided that, with respect to the sale of lots in the ordinary course of business consistent with past practice which would otherwise require the consent of Parent pursuant to this clause (ix), the Company shall only be required to provide Parent with 48 hours' advance notice of any such sale and, in the event Parent fails to respond within such period, Parent's consent shall be deemed to have been granted);

             (x)  except as may be required as a result of a change in applicable Laws or in GAAP, make any change in any of the accounting principles or practices used by it or fail to maintain all financial books and records in all material respects in accordance with GAAP;

            (xi)  (A) make, change or revoke any Tax election that would be reasonably expected to adversely affect in any material respect the Tax liability of the Company or any of its Subsidiaries, (B) change any material Tax accounting method, (C) settle or compromise any material U.S. federal, state, local or non-U.S. Tax liability, (D) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (E) file any amended material Tax Return with respect to any Tax, or (F) surrender any right to a refund of material Taxes;

           (xii)  (A) enter into, renew, extend or terminate (other than the termination or expiration of a Material Contract as in effect as of the date hereof pursuant to its terms) any Material Contract (or any Contract that would have been a Material Contract if it had been in effect on the date hereof, but specifically excluding any Material Real Property Leases), except in the ordinary course of business consistent with past practice with respect to (1) any such Material Contract described solely in clause (iv) of the definition of "Material Contract" that does not involve payments to or from the Company or any of its Subsidiaries of more than $200,000 during any twelve-month period or (2) subject to clauses (ix) and (xxi) of this Section 6.1(b), any sale agreement; or (B) make any material amendment or change to any such Material Contract (including any waiver, release, compromise or assignment of material rights or claims thereunder, but specifically excluding any Material Real Property Leases), except in the ordinary course of business consistent with past practice with respect to any amendment or change that would not itself alone result in such Contract being a Material Contract (other than pursuant to clause (iv) of the definition of "Material Contract") and which amendment or change does not involve payments to or from the Company or any of its Subsidiaries of more than $200,000 during any twelve-month period;

          (xiii)  except as required by applicable Law, recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

          (xiv)  except for the Litigation referred to in Section 6.6, settle or compromise any pending or threatened Litigation or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation, absolute or accrued, asserted or unasserted, contingent or otherwise, other than the settlement, compromise, payment, discharge or satisfaction of Litigation, claims and other liabilities that (A) are reflected or reserved against in full in the Company Financial Statements, (B) are covered by insurance policies or (C) otherwise do not involve the payment of money in excess of $150,000 in the aggregate, in each case where the settlement, compromise, discharge or satisfaction of which does not include any obligation to be performed by the Company or its Subsidiaries following the Effective Time;

            (xv)  enter into any Contract or arrangement between the Company or any of its Subsidiaries, on the one hand, and any Affiliates of Company (other than its Subsidiaries), on the other hand;

          (xvi)  fail to use reasonable best efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies, to the extent available on commercially reasonable terms, covering the Company, its Subsidiaries and their respective properties, assets and businesses;

         (xvii)  form any new joint ventures or materially modify the terms of any existing joint ventures with third parties;

        (xviii)  amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with JMP Securities LLC in a manner adverse to Company or any of its Subsidiaries or the Surviving Entity or engage other financial advisers in connection with the transactions contemplated by this Agreement;

          (xix)  other than in the ordinary course of business consistent with past practice, initiate or consent to (A) any material zoning reclassification of any Owned Real Property or Leased Real Property or (B) any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Owned Real Property or Leased Real Property;

            (xx)  other than in the ordinary course of business consistent with past practice, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any Material Real Property Lease (or any lease for real property that, if existing as of the date of this Agreement, would be a Material Real Property Lease) or enter into any other lease of real property with a term in excess of one year;

          (xxi)  other than in the ordinary course of business consistent with past practice, sell, license, mortgage, pledge, assign, transfer, dispose of, abandon, or encumber, or effect a deed in lieu of foreclosure with respect to, any Owned Real Property or other property or assets (except for Permitted Liens), in each case, with an individual value greater than $100,000 (or, in the case of Intellectual Property, that is material to the Company);

         (xxii)  enter into any new line of business;

        (xxiii)  (A) purchase any "non-core" asset or right (e.g., mineral rights, surface rights, multifamily or other developed residential or commercial property, real property held primarily for the purpose of resource extraction, groundwater leases or timberland assets) or any other asset or right not purchased in furtherance of the Company and its Subsidiaries' core community development business or (B) invest or spend or commit to invest or spend any amounts with respect to such "non-core" assets other than as may reasonably be required in the ordinary course of business consistent with past practice or to preserve the value of such assets or to prepare them for sale;

         (xxiv)  make, authorize, enter into any commitment for, or make a capital contribution to any Joint Venture for, any new capital expenditure (such new capital expenditures being referred to hereinafter as the "Capital Expenditures"), other than Capital Expenditures in the ordinary course of business consistent with past practice for continuation of development of existing phases of Owned Real Property and JV Owned Real Property currently under construction and in an amount not to exceed, in each case, 110% of the aggregate budgeted amount for the applicable quarter as reflected in the applicable property level budget of the Company, copies of which are attached as Section 6.1(b)(xxiv) of the Company Disclosure Letter; or

          (xxv)  enter into a Contract to do any of the foregoing or make any formal or informal arrangement or understanding, whether or not binding, with respect to any of the foregoing.

        Section 6.2    Access to Information; Confidentiality.

          (a)   Subject to the confidentiality agreement between Starwood Land Ventures L.L.C. and Forestar (USA) Real Estate Group Inc., dated October 24, 2016 (the "Confidentiality Agreement") and applicable Law, the Company shall afford to Parent and its officers, employees, accountants, counsel, financial advisors, partners, investors and other Representatives, reasonable access at reasonable times on reasonable notice during the period between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 to all of its properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of the Company) and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (b) all other information concerning its business, properties, litigation matters and personnel as Parent may reasonably request; provided, that nothing in this Section 6.2 shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (x) violate applicable Law, (y) violate any of its obligations with respect to confidentiality (provided, that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (z) result in the loss of attorney-client privilege (provided, that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); and provided further, that Parent shall have no right and the Company shall not be obligated to provide any access for purposes of conducting any investigations relating to environmental matters that would unreasonably intrude upon, in or under, or unreasonably interfere with, any operations or properties of the Company or its Subsidiaries. No review pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. All information provided pursuant to this Section 6.2 shall be subject to the terms of the Confidentiality Agreement.

          (b)   Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the Merger. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than senior executives), customers, suppliers, distributors, engineers, land planners, contractors and subcontractors, landlords, lessors, banks or other lenders of the Company and its Subsidiaries, or, except as required pursuant to Section 6.4, any Governmental Entity, regarding the business of the Company, this Agreement or the Merger without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 6.3    Notification of Certain Matters.     From and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 8.1, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause (a) (i) any representation or warranty of such Party contained in this Agreement that is qualified as to "materiality", "Company Material Adverse Effect" or "Parent Material Adverse Effect" to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date hereof until the Closing or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, from and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 8.1, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of (x) any change or event having, or which would be reasonably expected to have, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or which would be reasonably expected to result in the failure of, or material delay of the satisfaction of, any of the conditions set forth in Sections 7.1, 7.2 or 7.3 or (y) any written notice or other written communication from any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby, or from any Person alleging that the consent of such Person is required in connection with the Merger or the other transactions contemplated hereby. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.3 will not limit or otherwise affect the representations, warranties, covenants or agreements of the Parties, the remedies available hereunder to the Party receiving such notice or the conditions to such Party's obligation to consummate the Merger. This Section 6.3 shall not constitute a covenant, agreement or obligation of the Company for purposes of Section 8.1(d)(i) or Section 7.2(b).

        Section 6.4    Approvals.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to obtain any requisite approvals, consents, authorizations, orders, exemptions or waivers by any Governmental Entity or other third party (provided that in respect of Contracts between the Company or any of its Subsidiaries with any third party, none of the Parties shall be required to make or agree to make any payment or accept any material conditions or obligations) in connection with the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions to the Merger and (ii) not take any action that would materially delay or prevent consummation of the Merger and the other transactions contemplated by this Agreement.

          (b)   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall (i) promptly notify the other of and, if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any substantive communications from or with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed substantive written or oral communication with any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, (iii) not participate in any substantive meeting or have any substantive communication with any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other the opportunity to attend and participate therein and (iv) furnish the other with copies of all filings and communications between it and any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement; provided, however, that, notwithstanding the foregoing, the rights of the Parties under this Section 6.4(b) may be exercised on their behalf by their respective outside counsel and that materials may be redacted (x) to remove reference concerning valuation, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concern.

          (c)   Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to limit the right of Parent or its Subsidiaries to own or operate all or any portion of their respective businesses or assets, including those of the Company. With regard to any Governmental Entity, neither the Company nor any of its respective affiliates shall, without Parent's written consent, in Parent's sole discretion, discuss, propose or commit to any divestiture transaction, or discuss, propose or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent's freedom of action with respect to, or Parent's ability to retain any of the businesses, product lines or assets of, the Company or otherwise receive the full benefits of this Agreement; provided that the Company and its Subsidiaries shall not be required to take any such action unless such action is conditioned upon the occurrence of the Closing.

        Section 6.5    No Solicitation.

          (a)   The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Person and its Representatives concerning any Acquisition Proposal or discussion that could lead to an Acquisition Proposal, cease providing any further information with respect to the Company, its Subsidiaries or any Acquisition Proposal to any such Third Person or its Representatives, terminate access for any such Third Persons and their Representatives to any physical or electronic data room, and request that any such Third Person and its Representatives in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company to such Persons in connection with such activities, discussions or negotiations return or destroy all such information in accordance with any confidentiality agreement or similar agreement between the Company and such Third Person. From and after the date of this Agreement, except as expressly permitted by this Section 6.5, the Company and its Subsidiaries shall not (and the Company shall direct its and their respective Representatives not to), directly or indirectly, (i) solicit, request, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any proposal, offer or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal, or take any other action to facilitate or initiate the making of any Acquisition Proposal, (ii) enter into, continue or otherwise participate in discussions or negotiations with, furnish or make available any information, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Person in connection with any Acquisition Proposal or any proposal, offer or inquiry that could reasonably be expected to lead to, an Acquisition Proposal, (iii) amend or grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, unless the Company Board after considering advice from outside legal counsel to the Company that the failure to waive or release or fail to enforce such provision would reasonably be expected to be inconsistent with its fiduciary duties under applicable Laws of the State of Delaware, (iv) approve any Third Person becoming an "interested stockholder" under Section 203 of the DGCL, (v) enter into any agreement in principle, memorandum of understanding, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar Contract relating to an Acquisition Proposal (other than the confidentiality agreements permitted under Section 6.5(b)(iii)) (each, an "Acquisition Agreement") or (vi) propose publicly to do any of the foregoing. Nothing in this Section 6.5 shall prohibit the Company, its Subsidiaries and its and their respective Representatives from informing any Person of the existence of the provisions contained in this Section 6.5 or clarifying the terms and conditions thereof. It is understood that any violation of the restrictions on the Company set forth in this Section 6.5 by any Subsidiary of the Company or any of their respective Representatives shall be deemed a breach of this Section 6.5 by the Company.

          (b)   Notwithstanding Section 6.5(a), at any time prior to obtaining the Company Stockholder Approval, the Company, its Subsidiaries and its and their respective Representatives may participate in discussions or negotiations regarding, and furnish or disclose information (including non-public information) in response to, an unsolicited, bona fide written Acquisition Proposal which was made after the date of this Agreement and did not result from any breach of this Section 6.5 that is submitted to the Company, any of its Subsidiaries or its or their respective Representatives; provided that (i) the Company Board determines in good faith, based on the information then available and after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, (ii) the Company Board determines in good faith, based on the information then available and after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law, (iii) prior to participating in discussions or negotiations with, or furnishing or disclosing any non-public information to, a Third Person with respect to such Acquisition Proposal, the Company receives from such Third Person an executed confidentiality agreement containing terms not less favorable to the Company than the terms then applicable under the Confidentiality Agreement and (iv) promptly (and in any event within 48 hours) after furnishing or making available any non-public information concerning the Company and its Subsidiaries to any such Third Person, the Company furnishes or makes available such information to Parent or its Representatives (to the extent such information has not been previously furnished or made available by the Company to Parent or its Representatives).

          (c)   The Company shall notify Parent in writing promptly (but in no event later than 24 hours) after receipt by the Company, its Subsidiaries or any of their respective Representatives of any Acquisition Proposal, any bona fide written indication that a Third Person intends to make an Acquisition Proposal or any written request for information relating to the Company and its Subsidiaries or for access to the business, books or records of the Company or any of its Subsidiaries, in each case by any Third Person that intends to make an Acquisition Proposal in connection therewith. The Company shall identify the Third Person making, and the material terms and conditions of, any such Acquisition Proposal, indication or request (including any material changes thereto). The Company shall keep Parent reasonably informed on a current basis of any material developments, discussions or negotiations regarding any such Acquisition Proposal, indication or request (including any changes thereto), and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

          (d)   Except as expressly permitted by this Section 6.5, the Company Board shall not (i) withhold, withdraw, modify, amend or qualify, or propose publicly or resolve to withhold, withdraw, modify, amend or qualify, in any manner adverse to Parent or Merger Sub, the Company Recommendation (a "Change in Company Recommendation") (it being understood that the Company Board may refrain from taking a position with respect to an Acquisition Proposal until the close of business of the tenth Business Day following a written request by Parent to the Company Board to affirm the Company Recommendation after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered an adverse modification), (ii) adopt, approve, authorize or recommend or otherwise declare advisable, or propose publicly to adopt, approve, authorize or recommend or otherwise declare advisable, any Acquisition Proposal, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Company Board (or a committee thereof) to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (iv) enter into any Acquisition Agreement.

          (e)   If, prior to obtaining the Company Stockholder Approval, the Company receives an Acquisition Proposal that the Company Board concludes in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, constitutes a Superior Proposal, the Company Board may effect a Change in Company Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive, written agreement concerning such Superior Proposal, if, and only if:

              (i)  the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the "Notice Period"), of its intention to effect a Change in Company Recommendation pursuant to this Section 6.5(e) or to terminate this Agreement to enter into a definitive, written agreement concerning a Superior Proposal pursuant to Section 8.1(c)(ii), which notice shall specify the basis for such Change in Company Recommendation or termination and the identity of the party making such Superior Proposal, the material terms and conditions thereof and all material documents relating to such Acquisition Proposal; provided that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.5(e) with respect to such new written notice (it being understood that the "Notice Period" in respect of such new written notice shall be two Business Days);

             (ii)  the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to effect a Change in Company Recommendation or terminate this Agreement to enter into a Superior Proposal, as applicable, would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and the Company shall have complied in all material respects with all of its obligations under this Section 6.5;

            (iii)  after providing the notice contemplated by Section 6.5(e)(i), the Company shall have discussed and negotiated, and shall have caused its Representatives to discuss and negotiate, with Parent and its Representatives in good faith (to the extent Parent has requested that the Company discuss and negotiate with Parent and its Representatives) during the Notice Period such adjustments in the terms and conditions of this Agreement as would permit the Company Board not to effect a Change in Company Recommendation or terminate this Agreement to enter into a Superior Proposal, as applicable; and

            (iv)  (A) the Company Board shall have considered in good faith any proposed changes to this Agreement offered in writing by Parent no later than 5:00 p.m. (Eastern Time) on the last day of the Notice Period, and, taking into account any such proposed changes, shall have determined in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and the failure to take such action would continue to be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable Law and (B) in the case of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Acquisition Agreement concerning a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c), including paying the Company Termination Fee in accordance with Section 8.2(h).

          (f)    Nothing contained in this Section 6.5 shall prohibit the Company Board, directly or indirectly through its Representatives, from (i) complying with Rule 14e-2(a) under the Exchange Act with respect to any Acquisition Proposal; provided that any such position taken or disclosed that relates to an Acquisition Proposal shall be deemed to be a Change in Company Recommendation unless the Company Board reaffirms the Company Recommendation in such statement or in connection with such Acquisition Proposal requiring compliance with Rule 14e-2(a) no later than the ten business day deadline set forth in Rule 14e-2(a) or (ii) making a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any Acquisition Proposal or an express reaffirmation of the Company Recommendation.

          (g)   Notwithstanding anything to the contrary set forth in this Agreement, other than in connection with an Acquisition Proposal received by the Company or its Subsidiaries, the Company Board may effect a Change in Company Recommendation (and the Company shall not be required to include the Company Recommendation in the Proxy Statement) in response to an Intervening Event if the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, that, (i) the Company promptly notified Parent in writing at least four Business Days before taking such action, of its intention to do so, attaching a reasonably detailed description of the facts relating to such Change in Company Recommendation, (ii) during such four Business Day period, if requested by Parent, the Company and its Representatives shall have discussed and negotiated in good faith (to the extent that Parent has requested that the Company discuss and negotiate) with Parent and its Representatives regarding any proposal by Parent to amend the terms of this Agreement in response to such potential Change in Company Recommendation; and (iii) after such four Business Day period, the Company Board shall have determined in good faith, after considering advice from its outside legal counsel, and taking into account any proposal by Parent to amend the terms of this Agreement made during such period, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law.

        Section 6.6    Stockholder Litigation.     The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company or its directors and threatened stockholder litigation of which the Company has knowledge, in each case relating to this Agreement, the Merger or the transactions contemplated hereby and shall keep Parent fully informed regarding any such stockholder litigation. Without limiting the preceding sentence, the Company shall give Parent the opportunity to review and comment on all filings or responses to be made by the Company in connection with any such stockholder litigation (and the Company will in good faith take such comments into account), the opportunity to consult on any settlement, understanding or other agreement with respect to such stockholder litigation; provided, however that without Parent's prior written consent the Company shall only be permitted to offer to make or make any payment with respect to any such stockholder litigation and to enter into any settlement, understanding or other agreement relating to any such stockholder litigation if the terms thereof, in the aggregate, are no less favorable to the Company than those described in Section 6.6 of the Company Disclosure Letter.

        Section 6.7    Indemnification; Director and Officer Insurance.

          (a)   Parent shall cause the Surviving Entity to indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former directors and officers of the Company and its Subsidiaries (each such director or officer an "Indemnified Person"), in each case to the fullest extent a Delaware corporation would be permitted by Law to indemnify such individuals, including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date hereof that increase the extent to which a corporation may indemnify its officers and directors, from and against any and all costs or expenses (including attorneys' fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur at or prior to the Effective Time (including, throughout this Section 6.7, for acts or omissions occurring in connection with the negotiation, execution, delivery and approval of this Agreement, the performance of the Company's obligations hereunder and the consummation of the transactions contemplated hereby or arising out of or pertaining to the Merger and the other transactions contemplated hereby and any other transaction considered by the Company in lieu of the Merger and the other transactions contemplated hereby) whether asserted or claimed prior to, at or after the Effective Time.

          (b)   The Surviving Entity shall, and Parent shall cause the Surviving Entity to, at no expense to the beneficiaries, purchase as of the Effective Time a tail endorsement to the current policies of directors' and officers' liability insurance maintained by the Company which tail endorsement shall be effective for a period from the Effective Time through and including the date six years after the Closing Date (a "Reporting Tail Endorsement") with respect to claims arising from facts or events that occurred at or prior to the Effective Time, and which Reporting Tail Endorsement shall contain coverage and amounts at least as favorable to the Indemnified Persons as the coverage currently provided by Company's current directors' and officers' liability insurance policies (in the aggregate); provided, that in no event shall the Surviving Entity and Parent be required to pay annual premiums for insurance under this Section 6.7(b) that exceed 300% of the most recent annual premiums paid by Company or any of its Subsidiaries, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity and Parent, as applicable, shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount. Such Reporting Tail Endorsement shall be placed through such broker(s) as may be specified by Parent and as is reasonably acceptable to the Company. Notwithstanding the first and second sentences of this Section 6.7(b), the Company shall be permitted at its sole and exclusive option to purchase the Reporting Tail Endorsement (in lieu of the Surviving Entity) prior to the Effective Time, subject to the proviso of the first sentence of this Section 6.7(b).

          (c)   The limited partnership agreement of the Surviving Entity shall include provisions for indemnification, advancement and reimbursement of expenses and exculpation of the Indemnified Persons and employees of the Company and any of its Subsidiaries on the same basis as set forth in the Company Organizational Documents in effect on the date hereof with such changes as may be reasonably necessary as a result of the Surviving Entity's organization as a limited partnership and which will not adversely impact the Indemnified Persons' or employees' rights to indemnification, advancement and reimbursement of expenses or exculpation in any material respects. Following the Effective Time, the Surviving Entity shall, and Parent shall cause the Surviving Entity to, maintain in effect such provisions in its limited partnership agreement providing for such indemnification, advancement and reimbursement of expenses and exculpation of Indemnified Persons and employees, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, in the case of the Indemnified Persons, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law.

          (d)   From and after the Effective Time, Parent and the Surviving Entity shall not, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement and reimbursement of expenses and exculpation provisions of the agreements listed in Section 6.7(d) of the Company Disclosure Letter between the Company or any Subsidiary of the Company and any of the Indemnified Persons or employees, or any such provisions contained in the Surviving Entity's organizational documents to the extent such provisions apply to Indemnified Persons or employees.

          (e)   Any Indemnified Person wishing to claim indemnification under Section 6.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Entity thereof, but the failure to so notify shall not relieve the Surviving Entity of any liability it may have to such Indemnified Person to the extent such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), as of the Effective Time, Parent or the Surviving Entity shall have the right to assume the defense thereof through counsel (i) with recognized competence and experience in connection with claims, actions, suits, proceedings or investigations of the type involved, and (ii) reasonably acceptable to the Indemnified Persons, and neither Parent nor the Surviving Entity shall be liable to such Indemnified Persons for any legal expenses of other counsel or any other expense subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if Parent or the Surviving Entity elects not to assume such defense or counsel or the Indemnified Persons advise that there are issues which raise conflicts of interest between Parent or the Surviving Entity and the Indemnified Persons or between the Indemnified Persons, the Indemnified Persons may retain counsel satisfactory to them, and Parent shall, and shall cause the Surviving Entity to, pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received; provided, however, pursuant to this Section 6.7(e), (x) the Indemnified Persons will cooperate in the defense of any such matter and (y) neither Parent nor the Surviving Entity shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that neither Parent nor the Surviving Entity shall have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Person in the manner contemplated by Section 6.7(a) is prohibited by applicable Law. Neither Parent nor the Surviving Entity, as applicable, shall settle, compromise or consent to the entry of any judgment in any such claim, action, suit, proceeding or investigation in respect of which indemnification has been sought by an Indemnified Person hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Person from all liability arising out of such claim, action, suit, proceeding or investigation, or such Indemnified Person otherwise consents thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Parent and the Surviving Entity may not replace any counsel engaged by any Indemnified Person prior to the Effective Time without the prior written consent of such Indemnified Person.

          (f)    Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Persons or employee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final and non-appealable disposition of such claim, action, suit, proceeding or investigation.

          (g)   The covenants and agreements contained in this Section 6.7 are intended to be for the irrevocable benefit of and to grant third-party rights to, and shall be enforceable by, each of the Indemnified Persons or employees and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Person or employee is entitled, whether pursuant to Law, Contract or otherwise and shall be binding on all successors and assigns of Parent and the Surviving Entity. The obligations of Parent and the Surviving Entity under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person or employee unless the affected Indemnified Person or employee shall have consented in writing to such termination or modification. It is expressly agreed that each Indemnified Person and or employee shall be a third-party beneficiary of this Section 6.7, and entitled to enforce the covenants and agreements contained in this Section 6.7. If any Indemnified Person or employee makes any claim for indemnification or advancement of expenses under this Section 6.7 that is denied by Parent and/or the Surviving Entity, and a court of competent jurisdiction determines that the Indemnified Person or employee is entitled to such indemnification, then Parent or the Surviving Entity shall pay such Indemnified Person's or employee's costs and expenses, including legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Entity. The rights of the Indemnified Persons and employees under this Section 6.7 shall be in addition to, and not in substitution for, any rights such Indemnified Persons or employees may have under the Company Organizational Documents, the certificate of incorporation and bylaws (or comparable organizational documents) of any of the Company's Subsidiaries or the certificate of incorporation and bylaws of the Surviving Entity or under any applicable Contracts, insurance policies or Laws and Parent shall, and shall cause the Surviving Entity to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.

          (h)   In the event that Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall, and shall cause the Surviving Entity to, cause proper provision to be made prior to consummation of any transaction of the type described in clauses (i) and (ii) of this sentence so that the successors or assigns of Parent or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 6.7. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its respective Subsidiaries for any of their respective directors, officers, employees or other Indemnified Person, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.

        Section 6.8    Public Announcements.     The initial press release relating to the Merger and the other transactions contemplated by this Agreement shall be a joint press release and thereafter, during the period between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, the Company and Parent each shall obtain the prior consent of the other prior to issuing any press releases or making other public statements and communications with respect to the Merger and the other transactions contemplated hereby (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by obligations pursuant to any listing agreement with or rules of the NYSE. In addition to the foregoing, except to the extent disclosed in the Proxy Statement in accordance with the provisions of this Agreement, neither Parent nor the Company shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party's business, financial condition or results of operations without the consent of the other Party. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 6.8 shall not apply to any release or public statement made or proposed to be made by the Company in accordance with Section 6.5 or in connection with any dispute between the Parties regarding this Agreement, the Merger or the other transactions contemplated hereby.

        Section 6.9    Employees.

          (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Entity and its Subsidiaries to, honor all employment agreements and Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, except as otherwise specifically provided herein.

          (b)   Parent shall provide each Company Employee who incurs a termination of employment during the twelve month period following the Effective Time with severance benefits that are no less favorable than the severance benefits described in Section 6.9(b) of the Company Disclosure Letter.

          (c)   Nothing contained in this Section 6.9, express or implied, will: (i) be construed to establish, amend, terminate or modify any Company Benefit Plan or other employee benefit or compensation plan, program, agreement, policy, Contract, or arrangement; (ii) create any third-party beneficiary rights or obligations in any Person (including any Company Employee, other employee of the Company or the Surviving Entity or any of their respective Subsidiaries or their respective beneficiaries), including with respect to any right to employment or continued employment or to a particular term or condition of employment; (iii) obligate Parent, Merger Sub, the Company, the Surviving Entity or any of their Subsidiaries, or their respective Affiliates to (A) maintain any particular Company Benefit Plan or any other employee benefit or compensation plan, program, agreement, policy, Contract, or arrangement or (B) hire or retain the employment or any particular Company Employee for any period following the Closing Date or limit the ability of Parent, Merger Sub, the Company, the Surviving Entity or any of their Subsidiaries, or any of their respective Affiliates to terminate the employment of any employee (including a Company Employee) following the Effective Time at any time and for any or no reason; or (iv) alter or limit the ability of Parent, Merger Sub, the Company, the Surviving Entity or any of its Subsidiaries, or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or other employee benefit or compensation plan, program, agreement, policy, Contract or arrangement at any time following the Effective Time.

        Section 6.10    Rule 16b-3.     Prior to the Closing, the Company shall use reasonable best efforts to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.11    State Takeover Laws.     If any state takeover Law becomes applicable to the Merger or the other transactions contemplated hereby, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 6.12    Convertible Notes Supplemental Indenture.     The Company shall take all actions as and when reasonably necessary to satisfy the Company's obligations under the Indenture, dated as of February 26, 2013, between the Company and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of February 26, 2013, in connection with the Merger and the other transactions contemplated by this Agreement, including entering into a supplemental indenture in accordance with Section 4.07(a) of such First Supplemental Indenture.

        Section 6.13    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Closing, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 6.14    Delisting.     Each of the Parties agrees to cooperate with the others in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.

        Section 6.15    Obligations of Merger Sub.     Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Parent hereby guarantees the payment by Merger Sub of any amounts payable by Merger Sub pursuant to the Merger or otherwise pursuant to this Agreement.

        Section 6.16    Proxy Statement; Company Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement (but in any event no more than 40 days following the date of this Agreement), the Company shall prepare and cause to be filed with the SEC, in preliminary form, a proxy statement relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the "Proxy Statement"). The Company shall use its reasonable best efforts to mail or deliver the Proxy Statement to its stockholders as promptly as practicable. Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the Company and provide such other assistance as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments with respect to the Proxy Statement or requests for additional information from the SEC. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or filing any other document to be filed by the Company with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, or any dissemination thereof to the stockholders of the Company, or responding to any comments of the SEC with respect thereto, the Company shall (A) cooperate and provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and related correspondence and filings, (B) consider in good faith and include in such drafts, correspondence and filings all comments reasonably proposed by Parent and (C) promptly (and in no event later than the fifth Business Day following the date of this Agreement) initiate a "broker search" in accordance with Rule 14a-13 of the Exchange Act.

          (b)   The Company (i) shall cause the Proxy Statement and any amendments or supplements thereto, when filed, to comply as to form, with all material legal requirements applicable thereto and (ii) agrees that none of the information to be included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. Parent and Merger Sub hereby covenant and agree that none of the information to be supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement shall, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Company or any Affiliate of the Company in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein.

          (c)   If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other

  Parties hereto, and, to the extent required by applicable Law, the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 6.16(d) shall limit the obligations of any Party under Section 6.16(a) or 6.16(b).

          (d)   As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Organizational Documents, establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting. As soon as reasonably practicable, the Company shall use its reasonable best efforts to cause the Proxy Statement and all other proxy materials for the Company Stockholders Meeting to be mailed to the stockholders of the Company entitled to vote at the Company Stockholders Meeting and to hold the Company Stockholders Meeting. The Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Change in Company Recommendation as permitted by Section 6.5. Notwithstanding the foregoing provisions of this Section 6.16(d), (i) if, on a date for which the Company Stockholders Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of the Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholders Meeting solely for the purpose of soliciting additional proxies and votes in favor of the Merger and the other transactions contemplated hereby, which postponements or adjournments shall be for the minimum time, in the reasonable judgment of the Company, as is necessary to obtain such additional proxies and votes required to obtain the Company Stockholder Approval and (ii) the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for any supplemental or amended disclosure if the Company Board has determined in good faith after consultation with outside counsel that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and then only for the minimum time as the Company Board has determined in good faith after consultation with outside counsel is reasonably necessary to give the holders of Company Common Stock the required time to evaluate any applicable information or disclosure; provided, further, that the Company shall, if requested by Parent, delay, adjourn or postpone convening the Company Stockholders Meeting (x) for the absence of a quorum or (y) for up to 10 Business Days to allow additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval.

        Section 6.17    Financing Cooperation.

          (a)   Prior to the Closing, the Company shall cooperate, and shall cause its Subsidiaries to cooperate, and shall use its and their reasonable best efforts to cause their respective Representatives to cooperate with Parent in connection with (without duplication under Sections 6.17(b) and (c)) (x) seeking and negotiating, as applicable and as directed by Parent, waivers, consents or amendments to existing contracts, agreements and other arrangements pursuant to which the Company or its Subsidiaries has or guarantees Indebtedness for borrowed money (in each case, in form and substance reasonably satisfactory to Parent in its sole discretion), and (y) if and when requested by Parent in writing, at Parent's sole cost and expense, the arrangement of additional or alternative Indebtedness, or the assumption and modification of Existing Indebtedness, for borrowed money in connection with the consummation of the transactions contemplated hereby (clause (x) and (y) together, the "Debt Financing"), including (i) participation in a reasonable number of meetings, conference calls, presentations, and due diligence sessions with prospective financing sources, (ii) furnishing Parent, its Representatives and its financing sources on a confidential basis as promptly as reasonably practicable with financial and other pertinent information regarding the Company and its Subsidiaries and any of their respective assets, liabilities and properties as may be reasonably requested by Parent, (iii) assisting Parent, its Representatives and its financing sources in the preparation and execution of (A) bank information memoranda, confirmations, certifications and undertakings and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained therein) relating to the Debt Financing, and (B) materials for lender presentations relating to the Debt Financing, (iv) reasonably cooperating with the marketing efforts of Parent, its Representatives and its financing sources for any Debt Financing to be raised by Parent, (v) providing and executing documents as may be reasonably requested by Parent in connection with the Debt Financing; provided that no obligation of the Company or any of its Subsidiaries under any such document shall be effective until the Closing, (vi) to the extent requested at least five Business Days prior to the Closing Date, providing and executing all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the USA Patriot Act, and (vii) cooperating in connection with the assumption, repayment or discharge of any Indebtedness of the Company or any of its Subsidiaries, including the timely delivery of assumption, payoff or similar notices under any Existing Indebtedness for borrowed money of the Company or any of its Subsidiaries as reasonably requested by Parent. Parent shall, at Closing or, if Closing does not timely occur, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its Subsidiaries and their respective Representatives in connection with such cooperation. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing (including, for the avoidance of doubt, the matters contemplated by Section 6.17(b) and 6.17(c)) and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries). Notwithstanding anything in this Agreement to the contrary, until the Closing occurs, none of the Company or its directors, officers, managers, members, employees, stockholders, representatives and Affiliates shall (1) be required to pay any commitment, consent or other similar fee (other than as are payable by the Company and are contingent upon the Closing or which are concurrently reimbursed by Parent and Merger Sub), (2) incur any additional liability or obligation under the Debt Financing, any loan agreement or any related document or any other agreement or document related to the Debt Financing (other than as set forth in clause (iii) above with respect to customary authorization letters), (3) be required to take any action that would reasonably be expected to (a) conflict with or violate their respective certificate of incorporation, by-laws or comparable organizational documents or any Laws, orders or the contracts governing their respective Existing Indebtedness or result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or default under, any Existing Indebtedness or any Joint Venture Organizational Documents (provided, for the avoidance of doubt, the Company shall seek the consent of the parties to any such contracts governing Existing Indebtedness or any Joint Venture Organizational Documents as requested by Parent) or (b) unreasonably and materially disrupt the ordinary conduct of the business or operations of the Company or its Subsidiaries, (4) be required to incur any liability in connection with the Debt Financing (other than pursuant to the Existing Indebtedness) or (5) be required to (a) pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Debt Financing that is not contingent on the Closing or that would be effective prior to the Effective Time or (b) provide or cause its legal counsel to provide any legal opinions. The Company hereby (x) consents to the use of the Company's and its Subsidiaries' logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries and (y) expressly authorizes the use of the financial statements and other information to be provided pursuant to this Section 6.17(a) on a confidential basis so long as the recipients thereof have agreed to customary confidentiality arrangements.

          (b)   With respect to the 8.500% Senior Secured Notes due 2022 (the "Senior Secured Notes") of the Company, if reasonably requested by Parent or Merger Sub in writing, and at the sole cost and expense of Parent, and solely to the extent permitted by the indenture governing the Senior Secured Notes, the Company shall use its reasonable best efforts to (i) issue a notice of redemption at least 30 days but not more than 60 days before the redemption date agreed with Parent for all of the outstanding aggregate principal amount of the Senior Secured Notes pursuant to the requisite provisions of the indenture applicable thereto and (ii) take any actions reasonably requested by Parent (which shall not require any payment by the Company or its Subsidiaries) that are customary or necessary to facilitate the redemption and/or satisfaction and discharge of such series pursuant to the applicable section of the indenture applicable thereto, and shall redeem and/or satisfy and discharge, as applicable, the Senior Secured Notes in accordance with the indenture applicable thereto at the Effective Time; provided, that any such redemption and/or satisfaction and discharge must be conditioned on the occurrence of the Closing and shall only be conducted in compliance with the indenture applicable thereto and applicable securities Laws. Notwithstanding the foregoing, the Company shall not be obligated to prepare any valuation of the collateral securing the Senior Secured Notes and any opinion of counsel requirement to be delivered after the Closing shall be delivered by Parent.

          (c)   As soon as reasonably practicable after the receipt of any written request by Parent or Merger Sub to do so, the Company shall use its reasonable best efforts to effect amendments and/or commence consent solicitations related to the 3.75% Convertible Senior Notes of the Company regarding the note holders' conversion and repurchase rights and timing with respect thereto and the payment of any fee or change in interest rate in consideration therefor on such terms and conditions that are specified and requested, from time to time, by Parent (each a "Convertible Notes Amendment") and Parent shall assist the Company in connection therewith (including entering into, and causing the entering into by the trustee, of supplemental indentures related thereto); provided that (i) Parent shall only request the Company to conduct any Convertible Notes Amendment in compliance with the indenture applicable thereto and applicable securities Laws, (ii) any supplemental indentures in accordance herewith shall become operative only concurrently with the Closing; and (iii) the Company shall not be obligated to enter into any supplemental indenture related to a Convertible Notes Amendment if, in consultation with its counsel, the Company reasonably determines that (x) such Convertible Notes Amendment requires the consent of all note holders and such consent has not been obtained or (y) such amendment violates applicable securities Laws.

          (d)   Upon the reasonable request of Parent at any time prior to the Closing and at the sole cost and expense of Parent, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to, and shall use reasonable best efforts to cause its and their respective Representatives to, take all reasonably requested actions necessary to assist Parent and its respective Affiliates in preparing all filings or other reports required to be made by Parent or such Affiliate with applicable Governmental Entities in connection with the Merger and the other transactions contemplated by this Agreement and to cooperate reasonably with Parent and its respective Affiliates in connection therewith.

        Section 6.18    Joint Venture Cooperation.

          (a)   Prior to the Closing, the Company shall cooperate, and shall cause its Subsidiaries to cooperate, and shall use its and their reasonable best efforts to cause their respective

  Representatives to cooperate with Parent in connection with seeking and negotiating, as applicable and as directed by Parent, waivers, consents or amendments to the Joint Venture Organizational Documents ("Joint Venture Consents and Amendments"), including providing and executing documents as may be reasonably requested by Parent in connection with the Joint Venture Consents and Amendments. Parent shall, at Closing or, if Closing does not timely occur, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its Subsidiaries and their respective Representatives in connection with such cooperation. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Joint Venture Consents and Amendments. Notwithstanding anything in this Agreement to the contrary, until the Closing occurs, none of the Company or its directors, officers, managers, members, employees, stockholders, representatives and Affiliates shall (1) be required to pay any fee (other than as are payable by the Company and are contingent upon the Closing or which are concurrently reimbursed by Parent and Merger Sub), (2) incur any additional liability or obligation under the Joint Venture Organizational Documents in connection with the Joint Venture Consents and Amendments, (3) be required to take any action that would reasonably be expected to (a) conflict with or violate their respective certificate of incorporation, by-laws or comparable organizational documents or any Laws, orders or result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or default under, any Joint Venture Organizational Documents (provided, for the avoidance of doubt, the Company shall seek the consent of the parties to any such Joint Venture Organizational Documents as requested by Parent) or (b) unreasonably and materially disrupt the ordinary conduct of the business or operations of the Company or its Subsidiaries, (4) be required to incur any other liability in connection with the Joint Venture Consents and Amendments or (5) be required to (a) pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Joint Venture Consents and Amendments that is not contingent on the Closing or that would be effective prior to the Effective Time or (b) provide or cause its legal counsel to provide any legal opinions.

        Section 6.19    Tax Matters.     Notwithstanding anything to the contrary herein, upon Parent's written request at least 10 Business Days prior to the Closing Date, at or prior to the Closing (at such time prior to the Effective Time as may be directed in writing by Parent), the Company shall cause each subsidiary that is treated as a corporation for U.S. federal income tax purposes as set forth in Section 6.19 of the Company Disclosure Letter (each such subsidiary identified in such written request, a "Converted Entity") to (i) convert into, at Parent's election, a limited liability company or limited partnership (or other entity that is disregarded as an entity separate from the Company for U.S. federal income tax purposes) (a "Disregarded Entity"), (ii) merge with and into a Disregarded Entity, and/or (iii) make an election under Treasury Regulations Section 301.7701-3(c) to be disregarded as an entity separate from its owner for U.S. federal income tax purposes, as applicable, in each case, such that, at or prior to the Closing (but in any event prior to the Effective Time) (as determined by the Company in its reasonable discretion), for U.S. federal income tax purposes, each such Converted Entity is a Disregarded Entity; provided that (A) the Company shall not be required to take any such action that would reasonably be expected to result in the failure of, or materially delay the satisfaction of, any of the conditions set forth in Article VII and (B) the Company and its Subsidiaries shall not be required to take any such actions unless such actions are conditioned upon the occurrence of the Closing; and provided, further, that the Company and its Subsidiaries shall not take any of the actions contemplated by clause (i), (ii) or (iii) if, prior to the time specified for the taking of any such action by Parent, Parent provides written notice to the Company of its withdrawal of such direction. In all cases for purposes of this Section 6.19, subject to the first proviso in the first sentence of this Section 6.19, the determination of the type of Disregarded Entity (e.g., limited partnership, limited liability company, etc.) shall be at the direction of Parent. In the event the Closing does not occur, Parent shall reimburse the Company for all filing fees and reasonable and documented out-of-pocket fees and expenses to the extent relating to the actions taken pursuant to this Section 6.19. Parent hereby agrees to indemnify and hold harmless the Company and its Subsidiaries and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions (including any tax consequences). Without limiting the foregoing, none of the representations and warranties of the Company or the covenants set forth in Section 6.1 shall be deemed to apply to, or deemed breached or violated by, any of the actions taken pursuant to this Section 6.19.

ARTICLE VII

CONDITIONS

        Section 7.1    Conditions to the Obligation of Each Party.     The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

          (a)   No applicable Law and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction in the United States or any material foreign jurisdiction (collectively, "Judgments") shall be and remain in effect which has the effect of prohibiting the consummation of the Merger or the other transactions contemplated hereby or making consummation of the Merger illegal; and

          (b)   The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Organizational Documents.

        Section 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

          (a)   The representations and warranties of the Company (i) set forth in Section 4.2(a) and 4.2(b) (Capitalization) shall be true and correct, subject only to de minimis exceptions, as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, subject only to de minimis exceptions, on and as of such earlier date), (ii) set forth in the first sentence of Section 4.1(a) (Organization), Section 4.2(c) and 4.2(d) (Capitalization), Section 4.3 (Authority), Section 4.4(a) (No Conflict), Section 4.6(a) and 4.6(c) (Subsidiaries), the second sentence of Section 4.22(b) (Existing Indebtedness), Section 4.23 (Takeover Statutes), Section 4.24 (Brokers), Section 4.25 (Fairness Opinion) and Section 4.27 (Tax Benefits Preservation Plan) (collectively, the "Fundamental Representations") shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), (iii) set forth in Section 4.8(b) (Absence of Certain Changes) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (without disregarding the "Company Material Adverse Effect" qualification set forth therein) and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Company Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (iv), where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (b)   The Company shall have performed in all material respects all obligations required to be performed by it under the Agreement on or prior to the Closing;

          (c)   The number of Dissenting Shares shall represent less than 20% of the shares of Company Common Stock outstanding immediately prior to the Closing;

          (d)   The transactions contemplated by each agreement set forth on Section 7.2(d) of the Company Disclosure Letter shall have been consummated in accordance with their respective terms as set forth in such agreements in all material respects, subject to Section 7.2(d) of the Company Disclosure Letter;

          (e)   The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 7.2; and

          (f)    Since the date of the Agreement a Company Material Adverse Effect shall not have occurred and be continuing.

        Section 7.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

          (a)   The representations and warranties of Parent and Merger Sub (i) set forth in Section 5.1 (Organization and Good Standing), 5.2 (Authority), 5.6 (Sufficient Funds), 5.12 (Brokers) and 5.13 (Guarantee) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and (ii) set forth in this Agreement, other than those described in clause (i), above, shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Parent Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (ii), where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

          (b)   Parent shall have performed in all material respects all obligations required to be performed by it under the Agreement on or prior to the Closing; and

          (c)   Parent shall have delivered to the Company a certificate, signed by an executive officer of the Parent on behalf of Parent and Merger Sub, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 7.3.

        Section 7.4    Failure of Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3 to be satisfied to excuse performance by such Party of its obligations under this Agreement if such failure was caused by such Party's failure to act in good faith and in a manner consistent with the terms of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned:

          (a)   by mutual written consent of Parent and the Company at any time prior to the Closing;

          (b)   by either Parent or the Company:

              (i)  if the Effective Time shall not have occurred by 5:00 p.m. (Eastern Time) on October 10, 2017 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any covenant or agreement contained in this Agreement has been a principal cause of, or resulted in, the failure of the Effective Time to have occurred on or by such date;

             (ii)  if any Judgment shall be in effect and shall have become final and non-appealable that permanently restrains, enjoins or otherwise prohibits, prior to the Closing, the consummation of the Merger; provided that the Party terminating this Agreement shall have used its reasonable best efforts to resist, appeal, resolve or lift such Judgment, and shall have complied in all material respects with Section 6.4; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken.

          (c)   by the Company:

              (i)  at any time prior to the Closing, if there shall have been a material breach by Parent or Merger Sub of any of its representations, warranties or covenants set forth in this Agreement, such that either of the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, which breach is incapable of being cured by the Outside Date or is not cured within 10 Business Days after Parent receives written notice of such breach from the Company; or

             (ii)  at any time prior to obtaining the Company Stockholder Approval, in order to enter into a definitive, written agreement for an Acquisition Proposal that constitutes a Superior Proposal in compliance with the terms of this Agreement, including the requirements of Section 6.5, and prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee pursuant to Section 8.2(c);

            (iii)  if (A) all of the conditions set forth in Sections 7.1 and 7.2 have been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing but which conditions would be capable of being satisfied if the Closing were the time of such termination), (B) the Company has confirmed by written notice its intention to terminate this Agreement pursuant to this Section 8.1(c)(iii) if Parent and Merger Sub fail to consummate the Closing when required in accordance with Section 1.1(a), (C) Parent has failed to consummate the Closing within two Business Days of the date the Closing should have occurred in accordance with Section 1.1(a) (or, if sooner, by 10:00 a.m. (Eastern Time) on the Outside Date) and (D) the Company stood ready, willing, and able to consummate the Closing on the date following such two Business Days (or, if sooner, following 10:00 a.m. (Eastern Time) on the Outside Date) and the Company shall have given Parent a written notice on or prior to such date confirming such fact; or

            (iv)  if the Financing Commitment shall have been terminated or shall have been amended in a manner materially adverse to the Company.

          (d)   by Parent:

              (i)  at any time prior to the Closing, if there shall have been a material breach by the Company of any of its representations, warranties or covenants set forth in this Agreement, such that the either of the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied, which breach is incapable of being cured by the Outside Date or is not cured by the Company within 10 Business Days after the Company receives written notice of such breach from Parent or Merger Sub; or

             (ii)  at any time prior to obtaining the Company Stockholder Approval, if the Company Board shall (A) effect a Change in Company Recommendation or (B) fail to publicly reaffirm the Company Recommendation within 10 Business Days after Parent or Merger Sub so requests in writing (it being understood that Parent shall only make such request once with respect to any Acquisition Proposal or any material and publicly proposed or disclosed amendment thereto).

        The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other Party.

        Section 8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement by either Parent or the Company pursuant to Section 8.1, this Agreement shall forthwith be terminated and have no further effect, the obligations of the Parties hereunder shall terminate, and there shall be no liability on the part of any Party with respect thereto, except that (i) the provisions of this Section 8.2 and Article IX shall survive the termination of this Agreement and (ii) nothing herein shall relieve any Party from liability or damages for fraud or for any willful and material breach of any covenants or agreements contained in this Agreement prior to the date of termination.

          (b)   Except as provided in this Section 8.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

          (c)   If this Agreement is terminated pursuant to:

              (i)  Section 8.1(c)(ii), then the Company shall pay, without duplication, to Parent at or prior to termination of this Agreement a fee equal to the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent;

             (ii)  Section 8.1(d)(ii), then the Company shall pay, without duplication, to Parent within one Business Day following termination of this Agreement the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent; or

            (iii)  (A) Section 8.1(b)(i) (but only if at such time Parent would not be prohibited from terminating this Agreement by the proviso in Section 8.1(b)(i)) or Section 8.1(b)(iii) by the Company or Parent or by Parent pursuant to Section 8.1(d)(i), (B) there has been publicly disclosed or publicly proposed prior to the date of termination of this Agreement an Acquisition Proposal that remains outstanding and not withdrawn as of the date of termination of this Agreement and (C) within 12 months after such termination, the Company or one of its Subsidiaries consummates or enters into a definitive agreement with respect to an Acquisition Proposal; provided that, solely for the purposes of this Section 8.2(c)(iii), references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%", then the Company shall pay, without duplication, to Parent concurrently with the consummation of such transaction or entry into such definitive agreement with respect to such Acquisition Proposal the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent.

  As used herein, "Company Termination Fee" shall mean a cash amount equal to $20,000,000.

          (d)   If this Agreement is terminated pursuant to:

              (i)  Section 8.1(c)(i) by the Company, then Parent shall pay, without duplication, to the Company within one Business Day following termination of this Agreement the Parent

    Termination Fee by wire transfer in immediately available funds to an account specified by the Company;

             (ii)  Section 8.1(c)(iii) by the Company, then Parent shall pay, without duplication, to the Company within one Business Day following termination of this Agreement the Parent Termination Fee by wire transfer in immediately available funds to an account specified by the Company; or

            (iii)  Section 8.1(c)(iv) by the Company, then Parent shall pay, without duplication, to the Company within one Business Day following termination of this Agreement the Parent Termination Fee by wire transfer in immediately available funds to an account specified by the Company.

  As used herein, "Parent Termination Fee" shall mean a cash amount equal to $40,000,000.

          (e)   Each of Parent, Merger Sub and the Company agrees that the provisions contained in this Section 8.2 are an integral part of the transactions contemplated hereby, that the damages resulting from the termination of this Agreement pursuant to Section 8.1 are uncertain and incapable of accurate calculation and that the amounts payable by the Company pursuant to this Section 8.2 are reasonable forecasts of the actual damages which may be incurred by Parent under such circumstances. The amounts payable pursuant to this Section 8.2 constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary in this Agreement and subject to Section 9.13, each of Parent and Merger Sub acknowledge and agree that (i) Parent's right to receive payment of the Company Termination Fee pursuant to this Section 8.2 (plus any costs, expenses or interest payable in connection therewith pursuant to Section 8.2(h)) in the circumstances in which the Company Termination Fee is payable, shall constitute the only monetary damages of (A) Parent and Merger Sub and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, financing sources, Affiliates (other than Parent and Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub (the Persons in clauses (A) and (B) collectively, the "Parent Related Parties") against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and other Representatives (collectively, the "Company Related Parties") and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (ii) if Parent or Merger Sub receives any payments from the Company in respect of any breach of this Agreement, and thereafter Parent is entitled to receive the Company Termination Fee pursuant to this Section 8.2, any such amounts payable as the Company Termination Fee pursuant to this Section 8.2 shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub in respect of any such breaches of this Agreement. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Company for any losses, damages, costs or expenses of the Parent or Merger Sub relating to the failure of the Merger to be consummated, or a breach of this Agreement by the Company or otherwise, shall be limited to $30,000,000 (the "Company Liability Limitation"), and in no event shall Parent, Merger Sub or any of their Affiliates seek any amount in excess of the Company Liability Limitation in connection with this Agreement or the Merger or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise, other than in the case of fraud. Without limiting the rights of Parent and Merger Sub against the Company hereunder, in no event shall Parent, Merger Sub or their Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Company Related Party. In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

          (f)    Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and Merger Sub together for any losses, damages, costs or expenses of the Company relating to the failure of the Merger to be consummated, or a breach of this Agreement by Parent or Merger Sub or otherwise, shall be limited to an amount equal to the amount of the Parent Termination Fee (the "Parent Liability Limitation"), and in no event shall the Company or any of its Affiliates seek any amount in excess of the Parent Liability Limitation in connection with this Agreement or the Merger or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. The Company agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Related Parties (other than Parent or Merger Sub to the extent provided in this Agreement), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent or Merger Sub against any Parent Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Related Party) under and to the extent provided in the Guarantee and subject to the Parent Liability Limitation and the other limitations described therein. Recourse against the Guarantor under the Guarantee shall be the sole and exclusive remedy of the Company and their respective Affiliates against the Guarantor and any other Parent Related Party (other than Parent or Merger Sub to the extent provided in this Agreement) in connection with this Agreement or the Merger or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Related Party (other than the Guarantor to the extent provided in the Guarantee and subject to the Parent Liability Limitation and the other limitations described therein).

          (g)   Notwithstanding anything to the contrary in this Section 8.2, it is agreed that Parent and Merger Sub will be entitled to seek an injunction, specific performance or other equitable relief as provided in Section 9.13.

          (h)   In the event this Agreement is terminated (i) by either Party (A) pursuant to Section 8.1(b)(i) (provided that, at such time, the condition set forth in Section 7.2(d) has not been satisfied and all conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived other than those conditions that are only capable of being satisfied or waived at Closing (but provided that such conditions were so capable of being satisfied or waived)) or (B) pursuant to Section 8.1(b)(iii) or (ii) by Parent pursuant to Section 8.1(d)(i), then the Company shall reimburse Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,000,000 (provided, in the case of clause (A), such amount is not to exceed $3,000,000) (the "Parent Expense Reimbursement"), by wire transfer of immediately available funds on the second Business Day following the date of such termination of this Agreement; provided, that the existence of circumstances which would require the Company Termination Fee (less any Parent Expense

  Reimbursement previously paid to Parent by the Company) to become subsequently payable by the Company shall not relieve the Company of its obligations to pay the Parent Expense Reimbursement pursuant to this Section 8.2(i); and provided, further, that the payment by the Company of the Parent Expense Reimbursement pursuant to this Section 8.2(h) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee (less any Parent Expense Reimbursement previously paid to Parent by the Company). For the avoidance of doubt, (x) in no event shall the Company be required to pay the Parent Expense Reimbursement on more than one occasion and (y) in no event shall the sum of the Parent Expense Reimbursement and Company Termination Fee payable by the Company exceed the amount of the Company Termination Fee.

          (i)    Any amounts not paid when due pursuant to this Section 8.2 shall bear interest from the date such payment is due until the date paid at a rate equal to the prime rate plus 200 basis points as published in The Wall Street Journal in effect on the date such payment was due. If either Parent or the Company fails to pay any amounts due under this Section 8.2 in accordance with the terms hereof, the Party failing to pay such amounts shall pay the costs and expenses (including reasonable legal fees and expenses) of the other Party in connection with any action, including the filing of any lawsuit or other legal action, taken by such other Party to collect payment that results in a judgment against the Party for such amounts due under this Section 8.2.

        Section 8.3    Amendments.     Subject to compliance with applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of the Parties, at any time before or after receipt of the Company Stockholder Approval and prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. No amendment shall be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 8.4    Waiver.     At any time prior to the Effective Time, any Party may (i) extend the time for the performance of any of the covenants, agreements, obligations or other acts of any other Party or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other Party or with any conditions to its own obligations. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by its duly authorized officer. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit the survival of any covenant or agreement of Parent or the Surviving Entity in this Agreement which by its terms contemplates performance after the Effective Time.

        Section 9.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (receipt confirmed), facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        if to the Company to:

Forestar Group Inc. 6300 Bee Cave Road Building Two, Suite 500 Austin, Texas 78746-5149
Fax No.:	(512) 433-5203
Attention:	Charles D. Jehl
Email:	chuckjehl@forestargroup.com

        with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue NW Washington, DC 20005
Fax No.:	(212) 735-2000
Attention:	Jeremy D. London
Email:	Jeremy.London@skadden.com

        if to Parent or Merger Sub, to it at:

c/o SOF-X U.S. Holdings, L.P. 591 West Putnam Avenue Greenwich, CT 06830
Facsimile:	(203) 422-7873
Attention:	Ellis Rinaldi Eric Franklin
Email:	rinaldi@starwood.com frankle@starwood.com

        with a copy to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022
Attention:	Sarkis Jebejian, P.C. Jonathan Schechter, P.C. Willard S. Boothby
Email:	sarkis.jebejian@kirkland.com jonathan.schechter@kirkland.com willard.boothby@kirkland.com

        Section 9.3    Interpretation.     When a reference is made in this Agreement to an Article, Section, Exhibit, or Section of the Company Disclosure Letter, such reference shall be to an Article or Section of, or an Exhibit or Section of the Company Disclosure Letter to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and

"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The term "or" is not exclusive. References to a Person are also to its permitted successors and assigns.

        Section 9.4    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile or other electronic method), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 9.5    Entire Agreement; Third-Party Beneficiaries.     This Agreement, including the Company Disclosure Letter, and the exhibits hereto, together with the other instruments referred to herein, including the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) following the Effective Time, the rights of the Company's stockholders to receive the payments provided for herein and (ii) the provisions of Section 6.7, is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

        Section 9.6    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

        Section 9.7    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        Section 9.8    Consent to Jurisdiction.     Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery, including any appellate courts thereof (the "Delaware Courts"), for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof (whether based on contract, tort or otherwise). Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in the Delaware Courts. With respect to any such proceeding, each of the Parties irrevocably and unconditionally waives and agrees not to plead or claim in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Delaware Courts.

        Section 9.9    Headings, etc.     The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The disclosure of any matter in the Company Disclosure Letter shall expressly not be deemed to constitute an admission by the Company or Parent, respectively, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

        Section 9.10    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.11    Failure or Indulgence Not Waiver; Remedies Cumulative.     No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 9.12    Waiver of Jury Trial.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        Section 9.13    Specific Performance.     The Parties acknowledge and agree that irreparable harm would occur and that Parent and Merger Sub would not have any adequate remedy at Law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 8.1, Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith, in each case, if the conditions set forth in Article VII have been satisfied or waived, and the Company further agrees to waive any requirement for the securing or posting of any bond or proving actual damages in connection with such remedy. The Company hereby consents to the right of Parent and Merger Sub to seek the issuance of such injunction or injunctions, and to the grant of such injunction or injunctions. The Company further agrees that (i) by seeking the remedies provided for in this Section 9.13, Parent or Merger Sub, as applicable, shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, including payment of the Company Termination Fee, other monetary damages or in the event that the remedies provided for in this Section 9.13 are not available or otherwise are not granted and (ii) nothing contained in this Section 9.13 shall require Parent or Merger Sub to institute any proceeding for (or limit either such Party's right to institute any proceeding for) specific performance under this Section 9.13 before exercising any termination right under Section 8.1 (and pursuing the payment of the Company Termination Fee or other monetary damages after such termination) nor shall the commencement of any action pursuant to this Section 9.13 or anything contained in this Section 9.13 restrict or limit any Party's right to terminate this Agreement in accordance with the terms of Section 8.1 or pursue any other remedies under this Agreement that may be available then or thereafter. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with this Section 9.13 and payment of the Company Termination Fee or other monetary damages, as applicable, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance requiring consummation of the Merger and the other transactions contemplated by this Agreement and any such payment. The Company further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide for an adequate remedy. The Parties agree that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement or the Financing Commitment and that the Company's sole and exclusive remedy relating to a breach of the Agreement by Parent or Merger Sub otherwise shall be the remedy set forth in Section 8.2(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent or Merger Sub of Section 6.2.

        Section 9.14    Certain Definitions.

          (a)   "Acquisition Proposal" shall mean any proposal or offer by any Third Person, (i) to purchase or otherwise acquire, directly or indirectly, Company Common Stock (or securities exercisable, convertible, redeemable or exchangeable for Company Common Stock) that, if consummated in accordance with its terms, would result in such Third Person beneficially owning, directly or indirectly, more than 15% of the combined voting power of Company Common Stock outstanding after giving effect to the consummation of such transaction, (ii) to purchase or otherwise acquire (including by joint venture), directly or indirectly, more than 15% of the consolidated tangible assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof), (iii) to effect any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company pursuant to which any Third Person would hold, directly or indirectly, more than 15% of the combined voting power of the shares of outstanding Company Common Stock or of the surviving or resulting entity of such transaction or (iv) to effect any combination of the foregoing.

          (b)   "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and "control" has the meaning specified in Rule 405 under the Securities Act.

          (c)   "Business Day" shall mean any day on which banks are not required or authorized to close in the City of New York.

          (d)   "Company Employee" shall mean the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Entity or any Subsidiary of Parent.

          (e)   "Company Material Adverse Effect" shall mean any change, effect, event, occurrence, circumstance, condition or development that, individually or in the aggregate, (i) results in any change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (ii) has or would be reasonably be expected to prevent or materially impair or delay the consummation by the Company or its Subsidiaries of the Merger and the other transactions contemplated by this Agreement; provided, that for purposes of clause (i) above, none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, in the United States or globally, (B) changes generally affecting the real estate industry in the United States, (C) changes or proposed changes in any applicable Law or changes in GAAP or the interpretation thereof; (D) changes in global or national political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to natural disasters, in each case, occurring after the date hereof, (E) the effects of the actions or omissions specifically required of the Company in connection with this Agreement; (F) the effects of any material breach, violation or non-performance of any provision of this Agreement by Parent or Merger Sub; (G) the negotiation, execution and delivery, announcement or pendency of this Agreement and the Merger and the transactions contemplated hereby, or the consummation of the Merger and the transactions contemplated hereby, including the identity of Parent or any of its Affiliates, or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees, (H) the taking of any action at the written request of Parent or its Affiliates, (I) changes in the trading price or trading volume of shares of Company Common Stock or change or announcement of potential change in the credit rating of the Company or its Subsidiaries, although that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein or (J) any failure by the Company or its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, although the underlying cause of such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; provided, that with respect to the foregoing clauses (A), (B), (C) and (D), any such effect shall be taken into account if and only to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Company and its Subsidiaries compared to other companies operating in the real estate industry in the United States.

          (f)    "Company Stockholders Meeting" means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

          (g)   "Contract" shall mean any written or oral legally binding agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

          (h)   "Data Security Requirements" means, collectively, all of the following to the extent relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries: (i) the Company's and its Subsidiaries' own rules, policies, and procedures; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) Contracts into which the Company or any of its Subsidiaries has entered or by which it is otherwise bound.

          (i)    "Environmental Laws" shall mean all Laws relating to pollution, the protection or remediation of or prevention of harm to the environment or natural resources or the protection of human health and safety from the presence of Hazardous Materials.

          (j)    "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative, self-regulatory or regulatory authority or commission or other governmental or government-authorized authority or agency, domestic or foreign, or arbitrator (public or private).

          (k)   "Hazardous Materials" shall mean any material, substance, chemical or waste (or combination thereof) for which Liability or standards of conduct may be imposed, or that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect, under any Environmental Laws, including those relating to pollution or the environment.

          (l)    "Indebtedness" shall mean, with respect to any Person and without duplication, (i) the unpaid principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, (including any fees, expenses or other payment obligations, including prepayment penalties, breakage costs, unpaid costs, termination costs, redemption costs, charges or other premiums payable as a result of the consummation of the transactions contemplated hereby), whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any potential future earn-out, purchase price adjustment or release of "holdback" or similar payment), (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all obligations evidenced by any note, bond, debenture or other similar instrument, whether secured or unsecured, (viii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (ix) any agreement to provide any of the foregoing.

          (m)  "Intellectual Property" shall mean, collectively, all United States and foreign intellectual property rights, including (a) patents and pending patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) trademarks, service marks, trade names, trade dress, and all goodwill relating to the foregoing, and internet domain names, together with all registrations and applications therefor, (c) copyrights and copyright registrations and applications, (d) rights in computer software and (e) trade secrets and all other proprietary and confidential information and know-how.

          (n)   "Intervening Event" shall mean an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that (i) does not relate to Parent or Merger Sub and (ii) was not known and was not reasonably foreseeable (or the implications and effects of which were not fully known) to the Company Board on the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement), which event, fact, development, circumstance or occurrence, or any consequence thereof, becomes known to the Company Board prior to Closing.

          (o)   "Joint Venture" means each of the Persons set forth on Section 9.14(o) of the Company Disclosure Letter.

          (p)   "Law" shall mean any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign) or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

          (q)   "Liability" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown or matured or unmatured, including those arising under any Law and those arising under any Contract.

          (r)   "Liens" shall mean pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          (s)   "made available" means any material posted to the electronic data room maintained by the Company by 3:00 p.m. (Eastern Time) on the day prior to the date of this Agreement.

          (t)    "Material Construction Agreements" means third party development or construction Contracts with respect to Owned Real Property or Leased Real Property which, pursuant to the terms thereof, require an aggregate payment in excess of $200,000 over the course of the term of said Contract.

          (u)   "Material Management Agreements" means third party management agreements or property servicing Contracts with respect to Owned Real Property, Leased Real Property or JV Owned Real Property which, pursuant to the terms thereof, require an annual minimum payment in excess of $100,000.

          (v)   "Material Real Property Leases" means real property leases which, pursuant to the terms thereof, require an annual minimum rent payment in excess of $200,000.

          (w)  "NYSE" shall mean the New York Stock Exchange Inc.

          (x)   "Order" shall mean any order, writ, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

          (y)   "Parent Material Adverse Effect" shall mean any change, effect, event, occurrence, state of facts or development which individually or in the aggregate prevents or materially impairs or delays the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated hereby.

          (z)   "Permitted Lien" shall mean any or all of the following: (i) Liens disclosed on the consolidated balance sheet of the Company included in the most recent annual or quarterly report filed by the Company with the SEC prior to the date hereof, (ii) Liens for Taxes and other similar governmental charges and assessments which are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings, in each case, for which adequate reserves have been established to the extent required by GAAP; (iii) statutory Liens, inchoate Liens, Liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising or incurred in the ordinary course of business for amounts which are not due and payable; (iv) security given in the ordinary course of business to any public utility, Governmental Entity or other statutory or public authority which does not materially interfere with the business of the Company, in each case that do not materially and adversely interfere with the current use of the applicable Owned Real Property or Leased Real Property; (v) defects, imperfections or irregularities in title, covenants, easements and rights-of-way (whether recorded or unrecorded) and other similar Liens (or other encumbrances of any type) or zoning, building and other similar codes or restrictions; (vi) pledges or deposits to secure obligations under workers' compensation laws or similar legislation which do not materially interfere with the business of the Company; (vii) Liens imposed by applicable Law (other than Tax Law) which do not materially interfere with the business of the Company or any of its Subsidiaries or adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its applicable Subsidiaries; (viii) Liens imposed on the underlying fee interest in leased property that are not caused by the Company or any of its Subsidiaries and which do not materially impair the value, occupancy or use of such Leased Real Property in respect of the Company's business; (ix) non-exclusive licenses granted by the Company or its Subsidiaries in the ordinary course of business; (x) purchase money liens or similar Liens securing rental payments under capital lease arrangements that are not, in the aggregate, material to the Company or any of its Subsidiaries; and (xi) other Liens with respect to tangible assets incurred in the ordinary course of business since the most recent annual or quarterly report filed by the Company with the SEC prior to the date hereof that are not, in the aggregate, material to the Company or any of its Subsidiaries.

          (aa) "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

          (bb) "Representatives" shall mean the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents of a Person.

          (cc)  "Subsidiary" of any Person shall mean another Person, (i) an amount of the voting securities, other voting rights or voting partnership interests of which that is sufficient to elect at least a majority of its board of directors or other governing body is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries (or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person), (ii) of which such first Person or any Subsidiary of such first Person by reason of the application of clause (i) or (iii) of this definition is a general partner, manager, managing member, trustee, director or the equivalent or (iii) of which such first Person, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interests.

          (dd) "Superior Proposal" shall mean a bona fide, unsolicited written Acquisition Proposal (substituting the term "50%" for the term "15%" in each instance where such term appears in the definition thereof) by any Third Person, that the Company Board determines in good faith would be (A) reasonably likely to be consummated if accepted and (B) more favorable to the stockholders of the Company from a financial point of view than the Merger (including, to the extent applicable, any adjustments to the terms hereof that Parent shall have offered pursuant to Section 6.5), after taking into account all terms and conditions of such proposal and all other circumstances that the Company Board determines relevant, including the legal, financial and regulatory aspects of such proposal, the identity of the Person making the Acquisition Proposal, and the anticipated timing, conditions and ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

          (ee) "Taxes" shall mean any and all taxes of any kind, including (but not limited to) all U.S. federal, state and local, and foreign taxes, fees assessments or other charges of a similar nature, and any interest, additions to tax or penalties related thereto.

          (ff)  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with a Governmental Entity.

          (gg) "Third Person" shall mean any Person or "group" (within the meaning of Section 13(d) of the Exchange Act), other than Parent or any of its Affiliates or any "group" including Parent or any of its Affiliates.

          (hh) "to the knowledge of the Company" and similar formulations shall mean the actual knowledge as of the date hereof of the people set forth in Section 9.14(hh) of the Company Disclosure Letter.

          (ii)   "to the knowledge of Parent" and similar formulations shall mean the actual knowledge as of the date hereof of the people set forth in Section 9.14(ii) of the Company Disclosure Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TERRA FIRMA MERGER PARENT, L.P.
By: Terra Firma Merger Parent GP, L.L.C. Its: General Partner
By:	/s/ DAVID BAKER
	Name:	David Baker
	Title:	Vice President
TERRA FIRMA MERGER SUB, L.P.
By: Terra Firma Merger Sub GP, L.L.C. Its: General Partner
By:	/s/ DAVID BAKER
	Name:	David Baker
	Title:	Vice President

[Signature page to Merger Agreement]

FORESTAR GROUP INC.
By:	/s/ PHILIP J. WEBER
	Name:	Philip J. Weber
	Title:	Chief Executive Officer

[Signature page to Merger Agreement]

ANNEX B
OPINION OF JMP SECURITIES LLC

April 13, 2017

The Board of Directors
Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149

Dear Board of Directors:

        We understand that Forestar Group Inc. ("Forestar") is contemplating a merger of Forestar with and into Terra Firma Merger Sub, L.P. ("Merger Sub" and, such merger, the "Transaction"), a wholly owned subsidiary of Terra Firma Merger Parent, L.P. ("Parent"), on the terms and subject to the conditions set forth in the Agreement (as defined below). We also understand that the Agreement provides that, by virtue of the Transaction, each outstanding share of the common stock, par value $1.00 per share, of Forestar ("Forestar Common Stock"), other than shares held by Forestar, Parent or their respective subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $14.25 in cash (the "Consideration"). We further understand that Parent is a newly-formed entity affiliated with certain investment funds managed by affiliates of Starwood Capital Group.

        The Board of Directors of Forestar (the "Board") (i) will be considering certain financial aspects of the Transaction, among other matters, prior to deciding whether or not to approve the execution and delivery of the Agreement and (ii) has requested our opinion as to whether the Consideration to be received by the holders of Forestar Common Stock (other than Parent and its affiliates) in the Transaction is fair, from a financial point of view, to such holders.

        For purposes of our opinion, we have:

  1.
  reviewed the financial terms and conditions of a draft dated April 12, 2017 of the Agreement and Plan of Merger to be entered into by Forestar, Parent and Merger Sub (the "Agreement");

  2.
  reviewed certain publicly available business and financial information relating to Forestar, including Forestar's audited financial statements for the years ended December 31, 2016, 2015 and 2014;

  3.
  reviewed certain financial projections provided to us by Forestar relating to Forestar and its core development projects, as well as to the estimated sale value of Forestar's multifamily assets, and certain other historical and current financial and business information provided to us by Forestar, including certain third party appraisals and other purchase price information provided to us by Forestar relating to certain other real estate assets of Forestar;

  4.
  held discussions regarding the operations, financial condition and prospects of Forestar with the senior management of Forestar;

  5.
  reviewed for informational purposes the premiums paid in certain publicly announced mergers and acquisitions transactions in certain real estate industries;

  6.
  reviewed the current and historical trading prices and volume for Forestar Common Stock;

  7.
  considered the results of Forestar's efforts, with our assistance, to solicit indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Forestar; and

  8.
  performed such other studies, analyses and inquiries and considered such other factors as we deemed appropriate.

        In arriving at our opinion, we have, with your consent, (i) relied upon and assumed the accuracy and completeness of the foregoing information without independent verification, (ii) not assumed any responsibility for independently verifying such information, and (iii) relied on the assurances of the senior management of Forestar that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Forestar (with respect to any of its core development projects or otherwise), nor have we been furnished with any such evaluations or appraisals except as described above. With respect to the financial projections referred to above and any other forecasts or forward-looking information, we have assumed, at the direction of the senior management of Forestar that such projections, forecasts and information were reasonably prepared and reflect the best currently available estimates and good faith judgments of such management as to the expected future results of operations and financial condition of Forestar and the other matters covered thereby, and we have relied on such information in arriving at our opinion. With respect to the third party appraisals and other purchase price information referred to above, we have assumed, at the direction of the senior management of Forestar, that such third party appraisals and other purchase price information represent reasonable estimates of the values of the assets of Forestar to which they relate, and we have relied on such information in arriving at our opinion.

        In addition, in arriving at our opinion, we have assumed, with your consent, that (i) all material information we have requested from Forestar during the scope of our engagement has been provided to us fully and in good faith, (ii) the Transaction will be consummated in accordance with the terms and conditions set forth in the Agreement (the final terms and conditions of which we have assumed will not differ in any respect material to our analysis from the aforementioned draft we have reviewed), without any waiver, modification or amendment of any material terms or conditions, (iii) the representations and warranties made by the parties to the Agreement are and will be true and correct in all respects material to our analysis, (iv) all governmental and third party consents, approvals and agreements necessary for the consummation of the Transaction will be obtained without any adverse effect on Forestar or the Transaction, and (v) the Transaction will not violate any applicable federal or state statutes, rules or regulations.

        This opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice and does not address (i) the underlying decision of Forestar to proceed with or effect the Transaction, (ii) the terms of the Transaction (other than the Consideration to the extent expressly addressed herein) or any arrangements, understandings, agreements or documents related to the Transaction, (iii) the fairness of the Transaction (other than with respect to the Consideration to the extent expressly addressed herein) or any other transaction to Forestar's equity holders or creditors or any other person or entity, including, without limitation, the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of Forestar or the fairness of the Consideration relative to any such consideration, (iv) the relative merits of the Transaction as compared to any alternative strategy or transaction that might exist for Forestar, or the effect of any other transaction which it may consider in the future,

(v) the tax, accounting or legal consequences of the Transaction, or (vi) the solvency, creditworthiness, fair market value or fair value of any of Forestar, Parent or their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. This opinion expresses no opinion as to the fairness of the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons, relative to the Consideration to be received by the holders of Forestar Common Stock.

        Our opinion is necessarily based on business, economic, monetary, market and other conditions as they exist and can reasonably be evaluated on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion, and we assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof (regardless of the closing date of the Transaction). We have not been engaged to amend, supplement or update this opinion at any time. We express no view or opinion as to the prices at which Forestar Common Stock may be purchased, sold or exchanged, or otherwise be transferable, at any time. We also express no view or opinion as to the prices at which any of the real estate assets of Forestar may be purchased, sold or exchanged, or otherwise be transferable, at any time.

        We have acted as a financial advisor to Forestar with respect to the proposed Transaction and will receive a fee for our services, a portion of which became payable upon our engagement, a portion of which is payable upon the delivery of this opinion and a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, (i) Forestar has agreed to indemnify us against certain claims and liabilities related to or arising out of our engagement, and (ii) we may seek to provide financial advisory services to Forestar, Parent, Starwood Capital Group or their respective affiliates in the future, for which we would expect to receive compensation. This opinion was approved by a JMP Securities LLC fairness opinion committee.

        This opinion is directed and addressed to the Board (in its capacity as such) in connection with its consideration of the Transaction. This opinion does not (i) constitute a recommendation as to how the Board or any shareholder should act or vote with respect to the Transaction or any other matter, and (ii) create any fiduciary duties on the part of JMP Securities LLC to any persons or entities.

        Based upon and subject to and in reliance on the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Forestar Common Stock (other than Parent and its affiliates) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ JMP SECURITIES LLC

JMP SECURITIES LLC

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b) (3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 0 Against 0 0 Abstain 0 0 1. The proposal to adopt the Agreement and Plan of Merger, dated as of April 13, 2017, as it may be amended from time to time, among Terra Firma Merger Parent, L.P., Terra Firma Merger Sub, L.P. and Forestar Group Inc. The proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar Group Inc.'s named executive officers in connection with the merger contemplated by the merger agreement. 2. 0 0 0 3. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000339217_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 FORESTAR GROUP INC 6300 BEE CAVE ROAD BUILDING TWO, SUITE 500 AUSTIN, TX 78746-5149 ATTN: MATTHEW S. STARK Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com FORESTAR GROUP INC Special Meeting of Stockholders , 2017 : AM/PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint Charles D. Jehl and Matthew S. Stark, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORESTAR GROUP INC that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at : AM/PM, CST on , 2017, at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000339217_2 R1.0.1.15